EXHIBIT 10.1

EXECUTION VERSION

PARTICIPATION AGREEMENT

DATED AS OF MARCH 15, 2023

AMONG

AVDC, LLC, AS THE LESSEE

BANKERS COMMERCIAL CORPORATION, AS THE LESSOR,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME, AS THE GUARANTORS,

MUFG BANK, LTD., AS THE COLLATERAL AGENT,

MUFG BANK, LTD., AS THE ADMINISTRATIVE AGENT,

AND

THE RENT ASSIGNEES SET FORTH ON SCHEDULE I-A FROM TIME TO TIME, AS THE RENT ASSIGNEES

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i
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Appendix I    Definitions
Schedule I-A    Rent Assignee Commitments
Schedule I-B    Lessor Investment; Lessor Retained Interest
Schedule II    Addresses For Notice; Wire Instructions
Schedule III    Description of Site Owned by the Lessor
Schedule 5.3(c) Contractual Restrictions and Encumbrances
Exhibit A    Form of Funding Request
Exhibit B    Form of Assignment Agreement

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PARTICIPATION AGREEMENT
THIS PARTICIPATION AGREEMENT, dated as of March 15, 2023 (this “Agreement”), is made among AVDC, LLC, an Ohio limited liability company, as Lessee (the “Lessee”), BANKERS COMMERCIAL CORPORATION, a California corporation, as the Lessor (in such capacity, the “Lessor”), the Guarantor(s) party hereto from time to time, each as a Guarantor (in such capacity, each a “Guarantor” and, collectively, the “Guarantors”), MUFG BANK, LTD., as Collateral Agent for the Rent Assignees (together with its successors and permitted assigns, the “Collateral Agent”), MUFG BANK, LTD., as Administrative Agent for the Participants (in such capacity, the “Administrative Agent”) and the Rent Assignee(s) named on Schedule I-A hereto from time to time (the “Rent Assignees”).
PRELIMINARY STATEMENT
A.    Subject to the terms and conditions of this Agreement and the other Operative Documents, as of the Closing Date, among other things:
(i)    the Lessee, as Purchasing Agent, will cause the Seller to sell the Site and the Improvements to the Lessor;
(ii)    the Lessor will acquire fee title to the Site and the Improvements;
(iii)    the Lessor and the Lessee will enter into the Lease Agreement and a Lease Supplement pursuant to which the Lessor will lease its interest in the Leased Property to the Lessee;
(iv)    the Lessee and the Lessor will enter into a Memorandum of Lease for the Leased Property pursuant to which (i) the Lessee will grant the Lessor a Lien on and a security interest in the interests of the Lessee in the Leased Property and in all rights and interests of the Lessee in the other related Lessee Collateral, in each case, in order to secure the obligations of the Lessee to the Lessor under the Lease and of the Lessee under the other Operative Documents, (ii) notice of the leasing of the Leased Property will be publicized, and (iii) the Lessor will grant the Lessee a Lien on and security interest in the interests of the Lessor in the Leased Property to secure its obligations in the event a Purchase Option has been validly exercised by the Lessee;
(v)     each Guarantor will issue its Lease Guaranty with respect to the payment and performance obligations of the Lessee under the Operative Documents related to the Leased Property; and
(vi)    the Lessor and each Rent Assignee will enter into Rent Assignment Agreements pursuant to which, inter alia, each Rent Assignee shall, subject to the terms and conditions hereof and thereof, acquire the Rent Assignment Interests from the Lessor to enable the Lessor, together with its Lessor Investment and Lessor Retained Interest, to acquire the Leased Property on the Closing Date and to provide for the payment of Transaction Costs; and

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NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS; INTERPRETATION

Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix I hereto for all purposes hereof and the rules of interpretation set forth in Appendix I hereto shall apply to this Agreement. In addition, references herein to the Lease shall be interpreted to mean the Lease Agreement as incorporated into the Lease Supplement.
ARTICLE II

EFFECTIVENESS; GENERAL PROVISION
SECTION 2.1.Effectiveness of Agreement.
The obligations of the Lessor to (a) acquire the Site and the Improvements pursuant to the Bill of Sale and Deed, and (b) lease the Leased Property to the Lessee and of the Participants to finance the acquisition of the Leased Property and the effectiveness of this Agreement (collectively, the “Closing”) shall occur upon the satisfaction of each of the following conditions and of the conditions set forth in Section 3.1 hereof (all such conditions to be satisfied to the satisfaction of the Lessor in its reasonable discretion):
(a)Authorization, Execution and Delivery of Documents; No Default. The Operative Documents shall have been duly authorized, executed and delivered by each of the parties thereto, shall be in form and substance reasonably satisfactory to the Lessee, each Participant, and the Agents, and an executed counterpart of each thereof shall have been received by such parties. Each of the Operative Documents shall be in full force and effect as to all parties.
(b)Legal Opinions. The Agents and each of the Participants shall have received favorable opinions of Morgan, Lewis & Bockius, special New York counsel to the Lessee with respect to New York enforceability and other matters, of Vorys, Sater, Seymour and Pease LLP, special counsel to the Lessee and the Guarantors and as Ohio, Pennsylvania and Delaware local counsel, Morgan, Lewis & Bockius, special counsel to the Lessee and as California local counsel, Holland & Hart, special counsel to the Lessee and as Nevada local counsel and Bradley, Arant, Boult, Cummings, special counsel to the Lessee and as Alabama local counsel. Each of the foregoing opinions shall be dated the Closing Date and in form and substance reasonably satisfactory to the recipients thereof.

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(c)Insurance. The Agents and each Participant shall have received the insurance certificates required by Section 11.2 of the Lease.
(d)Governmental and Third Party Approvals. All necessary or advisable Governmental Actions, and all consents, approvals and authorizations of Persons other than Authorities required in connection with the Overall Transaction, shall have been obtained or made and be in full force and effect and not be subject to any pending procedures or appeals, whether administrative, judicial or otherwise, except for any Governmental Action, consent, approval or authorization the failure to obtain which, or the appeal of or further procedures with respect to which, would not reasonably be expected to have a Material Adverse Effect.
(e)Corporate Status and Proceedings. The Agents and each of the Participants shall have received:
(i)certificates of full force and effect or good standing with respect to (1) the Lessee from the State of Ohio and the State of California and (2) each Guarantor from its relevant state of formation, organization or incorporation, each dated no earlier than the thirtieth (30th) day prior to the Closing Date;
(ii)a certificate of the Secretary or Assistant Secretary (or other Responsible Officer) of each Guarantor, in form and substance reasonably satisfactory to the Agents and each of the Participants and attaching and certifying as to (A) resolutions in respect of the execution, delivery and performance by such Guarantor of each Operative Document to which it is or will be a party, (B) its organizational documents, and (C) the incumbency and signatures of persons authorized to execute and deliver the Operative Documents on behalf of such Guarantor; and
(iii)a certificate of the Secretary or Assistant Secretary (or other Responsible Officer) of the Lessee, in form and substance reasonably satisfactory to the Agents and each of the Participants and attaching and certifying as to (A) resolutions in respect of the execution, delivery and performance by the Lessee of each Operative Document to which it is or will be a party, (B) its certificate of organization and operating agreement, and (C) the incumbency and signatures of persons authorized to execute and deliver the Operative Documents on behalf of the Lessee.
(f)The Lessor Documents. Each of the Rent Assignees, the Agents and the Lessee shall have received:
(i)a certificate of good standing with respect to the Lessor from the State of California, dated no earlier than the thirtieth (30th) day prior to the Closing Date; and
(ii)a certificate of the Secretary or Assistant Secretary (or other Responsible Officer) of the Lessor, in form and substance reasonably satisfactory to the

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Lessee and attaching and certifying as to (A) the directors’ resolutions in respect of the execution, delivery and performance by the Lessor of each Operative Document to which it is or will be a party, (B) its Restated Articles of Incorporation and by-laws and (C) the incumbency and signatures of persons authorized to execute and deliver the Operative Documents on behalf of the Lessor.

(g)Representations and Warranties; Absence of Defaults; Etc. Each representation and warranty of the Lessee, the Guarantors and the Participants contained herein or in any other Operative Document shall be true and correct in all material respects. After giving effect to the Operative Documents, no Default or Event of Default shall have occurred and be continuing on and as of the Closing Date.
(h)Appraisal; Survey. The Agents and each of the Participants shall have received an Appraisal from the Appraiser which shall establish (by the use of appraisal methods satisfactory to the Participants) values and other information as required by the Participants, in their reasonable discretion, including without limitation, as to the economic useful life of the Leased Property as of the Closing Date and as of the Maturity Date. The Appraisal shall comply with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other Applicable Laws. The Lessee shall have delivered, or shall have caused to be delivered, to the Participants, at the Lessee’s expense, sufficient copies of an accurate “As-Built” survey of the Leased Property (the “Survey”) prepared in accordance with the 2021 Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys certified to the Agents and each of the Participants and showing no state of facts reasonably unsatisfactory to each of the Participants and prepared within thirty (30) days of the Closing Date by a Person reasonably satisfactory to each of the Participants. The Survey shall (1) be acceptable to the Title Insurance Company, (2) show no encroachments on the Site by structures owned by others, and no encroachments from any part of the Leased Property onto any land owned by others, and (3) disclose no state of facts objectionable to any of the Participants, in their reasonable discretion, or the Title Insurance Company and be acceptable to each such Participants, in their reasonable discretion.
(i)Environmental Report and Related Reliance Letter. The Agents and each of the Participants shall have received a copy of the “Phase I” environmental assessment report (or its equivalent) of the Site in form and substance reasonably satisfactory to each of the Participants by the Environmental Expert, and, if such assessment indicates any exceptions reasonably requiring remedy or further investigation, a further environmental assessment of the Site by such environmental engineer satisfactory to each of the Participants; and the Environmental Expert shall have delivered to each of the Participants a letter in form and substance satisfactory to each of the Participants stating that each such Person may rely upon the Environmental Expert’s assessment of the Site.
(j)No Material Adverse Effect. Except as disclosed in filings with the Securities and Exchange Commission, since July 30, 2022, there has been no material adverse effect with respect to the Site or in the financial position or operations of the Lessee.

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(k)Fees and Transaction Costs. (i) The Agents, the Arranger and each of the Participants shall have received payment of all Fees agreed to by the Lessee in writing and due and payable to them on the Closing Date and (ii) the Lessee shall have paid all other Transaction Costs due and payable on or prior to the Closing Date that have been set forth in detailed invoices delivered to the Lessee prior to the Closing Date. Provisions for the payment of all Taxes and filing fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents and the Overall Transaction shall have been made by the Lessee to the reasonable satisfaction of the Administrative Agent and each of the Participants.
(l)Title and Title Insurance. On the Closing Date, fee simple title to the Leased Property will be assigned and conveyed by the Seller to the Lessor by the Deed and thereafter owned by the Lessor. The Title Insurance Company shall deliver to the Lessor an Owner’s Policy of Title Insurance and an alternative Mortgagee Policy of Title Insurance (insuring the lien of the mortgage contained in the Memorandum of Lease) issued to the Lessor and its successors and assigns including the Administrative Agent, in each case, reasonably acceptable in form and substance to the Administrative Agent and each of the Participants (collectively, the “Title Policy”). The Title Policy shall be dated as of the Closing Date, shall include coverage over the general exceptions to such policy and shall contain such affirmative endorsements, if applicable, as to mechanic’s liens, easements and rights of way, encroachments, the non-violation of covenants and restrictions, zoning, survey matters, an alternative policy endorsement and other matters as the Lessor or the Lessee shall reasonably request, in each case to the extent customarily available and obtained in California.
(m)Lien Searches, Financing Statements. Uniform Commercial Code lien searches shall have been performed and sufficient copies thereof delivered to the Lessor and the Administrative Agent, which shall indicate to each such party’s reasonable satisfaction that there are no Liens other than Liens released concurrently with the effectiveness of this Agreement on the Closing Date (regardless of whether senior, pari passu or junior), and other than Permitted Liens, and UCC-1 financing statements covering Lessee Collateral shall have been prepared by the parties thereto and copies thereof delivered to the Lessor and the Administrative Agent, all of which shall be in form and substance reasonably acceptable to the Lessor and the Administrative Agent.
(n)Filings, Recordings and Other Actions. The Lessee shall have caused the Deed and Bill of Sale to be executed and delivered in favor of the Lessor. The Lessee and the Lessor shall have executed and delivered all instruments and documents necessary for (i) the Lessor to obtain a Lien on the Lessee Collateral and (ii) any of the Operative Documents to become effective or enforceable, in each case in accordance with Applicable Laws. The Lessee and the Lessor shall cause all such instruments and documents to be filed and recorded in the Recorder’s Office or such governmental offices as is necessary to perfect or publish notice of such Liens in favor of the Lessor. The Lessor and the Administrative Agent shall have received satisfactory evidence of the payment of all recording and filing fees and taxes with respect to any recordings or filings made of the Deed, the Memorandum of Lease and any UCC financing statements to be

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filed with the Secretary of State of the State of Ohio and the Recorder’s Office (or other appropriate filing office).
(o)Flood Hazard Certification. The Administrative Agent and the Lessor shall have obtained the necessary documents regarding flood hazard certification for the Leased Property, which shall be prepared at the Lessee’s expense.
(p)Assignments and Liens. The Lessor shall have a security interest in the interests of the Lessee in the Lessee Collateral.
(q)No Event of Loss, Taking, Force Majeure Event. No Event of Loss, Event of Taking, Force Majeure Event or other event or circumstance that, with the giving of notice or lapse of time or both, would constitute an Event of Loss, Event of Taking or Force Majeure Event shall have occurred with respect to the Leased Property.
(r)Rent Assignment Interests, Lessor Retained Interest and Lessor Investment Permitted by Applicable Law, etc. The acquisition of the Rent Assignment Interests by the Rent Assignees and the making of the Lessor Retained Interest and Lessor Investment by the Lessor shall be permitted by Applicable Laws (including, without limitation, Regulations T, U and X of the F.R.S. Board) and shall not subject any Participant to any Tax, penalty, liability or other onerous condition under or pursuant to any Applicable Laws. If requested any Participant, such Participant shall have received an Officer’s Certificate from a Responsible Officer by the Lessee certifying as to such matters of fact as it may reasonably specify to enable it to determine whether such acquisition of the Rent Assignment Interests or the making of the Lessor Retained Interest or the Lessor Investment, as applicable, is so permitted.
(s)The Lessor Confirmation Letter. The Lessee shall have received the Lessor Confirmation Letter.
(t)KYC, FIN Cen Information. The Lessee shall have provided to the Participants the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act, as defined below, in each case at least five (5) days prior to the Funding Date (or such later date at the Agents may reasonably agree).
(u)The Lessee shall have caused the Termination Value (as defined under that certain Real Property Lease Agreement, dated as of November 30, 2017, by and between Wachovia Service Corporation, as lessor, and AVDC, Inc., as lessee) to be less than or equal to $100,000,000 prior to entering into this Agreement.
All documents and instruments required to be delivered on the Closing Date pursuant to the Operative Documents shall be delivered to the offices of Dechert LLP or at such other location as the Lessor, the Agents and the Lessee may agree. The release by any party of its counterpart to

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this Agreement shall constitute conclusive evidence of its satisfaction with the form and substance of each of the items so delivered under this Section 2.1.
SECTION 2.2.Commitments.
(a)Rent Assignment Commitments.
(i)Subject to the terms and conditions hereof and of the Rent Assignment Agreement and after receipt of the Funding Request in accordance with Section 2.5 hereof, each Rent Assignee severally agrees to acquire the Rent Assignment Interests from the Lessor for the purpose of enabling the Lessor to make the Funding to the Escrow Agent for the benefit of the Lessee on the Closing Date in the amounts required under Section 2.11(a) hereof and Section 1.02(b) of the respective Rent Assignment Agreement.
(ii)Each Rent Assignee’s Commitment and Commitment Percentage are as specified on Schedule I-A, as amended from time to time pursuant to Section 6.3, or as specified in the applicable Assignment Agreement pursuant to which such Rent Assignee became a party to the Rent Assignment Agreement. Nothing in this Section 2.2(a) shall operate to relieve the Lessee from its obligations under the Operative Documents or to waive any of the Rent Assignees’ rights against the Lessee.
(b)Lessor Commitment.
(i)Subject to the terms and conditions hereof and after receipt of the Funding Request in accordance with Section 2.5 hereof, the Lessor agrees to make an investment on the Closing Date to the Escrow Agent in accordance with Section 2.3 in an amount equal to its Lessor Retained Interest.
(ii)Subject to the terms and conditions hereof and after receipt of the Funding Request in accordance with Section 2.5 hereof, the Lessor agrees to make an investment on the Closing Date to the Escrow Agent in accordance with Section 2.3 in an amount equal to its Lessor Investment.
(iii)The Lessor’s Commitment and Commitment Percentage with respect to the Lessor Retained Interest and the Lessor Investment are as specified on Schedule I-B or as specified in the applicable Assignment Agreement pursuant to which the Lessor became a party hereto. Nothing in this Section 2.2(b) shall operate to relieve the Rent Assignees or the Lessee from their respective obligations under the Operative Documents or to waive any of the Lessor’s rights against the Rent Assignees or the Lessee.
(c)Lease Balance. The Lease Balance shall be set forth in the Lease Supplement.

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(d)Termination of Commitment. Notwithstanding anything contained herein to the contrary, any undrawn Rent Assignee’s Commitment or the Lessor’s Commitment shall automatically terminate on the Closing Date upon the transfer to the Administrative Agent of the Rent Assignment Advances, Lessor Retained Interest and Lessor Investment, respectively, by the respective Participants with respect thereto in accordance with this Section 2.2.
SECTION 2.3.Funding.
(a)Closing Date. The only Funding Date shall be the Closing Date. On the Funding Date, subject to the terms and conditions set forth in this Agreement, the Rent Assignment Agreement and the Escrow Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Participants, (i) in accordance with their respective Commitments, shall provide immediately available funds to the Escrow Agent, and (ii) together with the Administrative Agent and pursuant to the Escrow Agreement shall instruct the Escrow Agent to disburse an amount necessary to enable (x) the Lessee to pay for the Transaction Costs and, subject to the final sentence of this Section 2.3(a), Fees to be paid on the Closing Date pursuant to Section 2.13, (y) the Lessor to pay the purchase price for the Leased Property and acquire the Leased Property, and (z) the other disbursements set forth in the Escrow Agreement to be paid. Such amounts transferred or applied by the Escrow Agent shall constitute the Funding. Transfers of such funds by the Participants shall be made in immediately available funds by wire transfers to the Escrow Agent in accordance with the instructions set forth in the Escrow Agreement for deposit not later than 10:00 a.m., New York time, on the Funding Date. The parties intend that funds from the Participants shall be transferred to the Escrow Agent and applied in accordance with the Escrow Agreement for same day value provided, that, if the terms and conditions for the Funding set forth herein or for the release thereof by the Escrow Agent have not been satisfied by 3:00 p.m. New York time on the Funding Date, then, subject to the indemnification set forth in the Funding Notice, the Lessee may elect in writing to extend such time for satisfaction, to occur no later than 3:00 p.m. New York time on the following Business Day. The Administrative Agent is authorized to instruct Participants to retain any Fees or Transaction Costs payable by such parties.
(b)No Reborrowing. No amounts paid or prepaid with respect to the Lessor Investment, the Lessor Retained Interest or the Rent Assignment Interest may be reborrowed.
SECTION 2.4.Obligations Several.
The obligations of the Participants hereunder or elsewhere in the Operative Documents shall be several and not joint and the Participants shall not be liable or responsible for the acts or defaults of any other Participant hereunder or under any other Operative Document, nor shall the failure of any Participant to perform its obligations in and of itself relieve any other Participant from its obligations hereunder.

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SECTION 2.5.Funding Request.
At or before 3:00 p.m. New York time on the third (3nd) Business Day prior to the proposed Funding Date or such other day as the Participants may agree, the Lessee shall deliver to the Administrative Agent an irrevocable written notice substantially in the form of Exhibit A (a “Funding Request”), together with the Funding Certificate, setting forth:
(i)the proposed Funding Date; and
(ii)a statement of the amount of the requested Funding in Dollars (including a separate statement of the amount thereof, if any, that constitutes Fees and Transaction Costs).
Promptly upon receipt, the Administrative Agent shall confirm the amounts set forth in the Funding Request and the Administrative Agent shall forward the Funding Request to each Participant with instructions to each recipient to the extent any Fees or other amounts should be retained from their respective Fundings.
On the scheduled Funding Date, and subject to the satisfaction of the conditions set forth in this Section 2.5 and in Section 3.1, the Participants shall fund their respective portion of the Funding in Dollars by wire transfer to the Escrow Agent in the manner described in Section 2.3(a).
SECTION 2.6.Funding Notations.
Each Participant is hereby authorized to record the date and amount of the Funding, each payment or repayment of principal with respect to its Rent Assignment Interests, Lessor Retained Interest or Lessor Investment, as applicable, and the length of each Payment Period with respect thereto in any manner consistent with its ordinary business practices, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure to make any such recordation or any errors in such recordation shall not affect the obligation of the Lessor under such instrument or the corresponding obligation of the Lessee to pay Rent (including any Adjusted Lease Balance).
SECTION 2.7.Payments to Participants.
    The parties to this Agreement hereby agree that any payment required to be made to (a) the Lessor or (b) the Rent Assignees by the Lessor pursuant to the Rent Assignment Agreements from payments to be made by the Lessee shall be made to the Administrative Agent. Such payment by the Lessee to the Administrative Agent for the benefit of the Participants, shall be deemed to constitute (i) the required payment from the Lessee to the Lessor and (ii) the corresponding payment by the Lessor to the Rent Assignees. However, this Section 2.7 shall not relieve the Administrative Agent of its obligation to make such payments to the Lessor and to the Rent Assignees under the terms of the Operative Documents.

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SECTION 2.8.Computations.
For all purposes under the Operative Documents, all computations of Yield and other accrued amounts (including, without limitation, the Overdue Rate) shall be made on the basis of a 360-day year and the actual days elapsed (including the first day but excluding the last day) provided, that all computations of Yield utilizing the Alternate Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.
SECTION 2.9.Determination of Yield Rate and Payment Periods.
(a)Determination of Yield Rate. The Guaranteed Lease Balance outstanding from time to time shall accrue Yield at the rate per annum equal to the Yield Rate. The Administrative Agent shall as soon as practicable after receipt of the Funding Request, but in no event later than 11:00 a.m., New York time, two (2) Business Days prior to the effectiveness of each Benchmark, notify the Lessee, the Lessor and each other Participant of such Benchmark and the corresponding Yield Rate but failure to so notify shall not affect the obligations of the parties hereunder or under the other Operative Documents. Accrued Yield shall be due and payable on each applicable Payment Date and on the Maturity Date. If all or any portion of the principal of the Lease Balance, any accrued Yield payable on the Guaranteed Lease Balance or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration or otherwise but subject to any applicable grace periods), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate and shall be payable from time to time on demand as Supplemental Rent.
(b)Rate Determinations. Each determination of a Yield Rate pursuant to any provision of this Agreement or any other Operative Document shall be conclusive and binding on the Lessee and the Participants in the absence of manifest error.
(c)Payment Periods. Each Payment Period shall end on a Payment Date and shall be a period of one month, in each case, after the end of the preceding Payment Period except the first Payment Period shall commence on the Funding Date and last until the first Payment Date.
(d)Alternate Base Rate Payment Periods. Each Payment Period applicable to the Funding bearing yield at the Alternate Base Rate shall be a period of one month commencing on the first Payment Date applicable to such Alternate Base Rate and ending on but excluding the next Payment Date or, regarding the Funding Date, ending on but excluding the date occurring one month after the Funding Date.
(e)Illegality, Unascertainable; Increased Costs; Deposits Not Available. If:
(i)at any time the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that

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(1)(x) the Term SOFR Rate or Daily Simple SOFR, as applicable to the Guaranteed Lease Balance, cannot be determined pursuant to the definition thereof including, without limitation, because such rate is not available or published on a current basis or (y) a fundamental change has occurred in the interbank markets or with respect to such rate (including, without limitation, changes in national or international financial, political or economic conditions), or
(2)the Term SOFR Rate or Daily Simple SOFR cannot be determined pursuant to the definition thereof, or
(3)on or prior to the first day of a Payment Period, any Participant determines that for any reason that (A) deposits in U.S. Dollars are not available to any Participant, or are not being offered to banks in the market for U.S. Dollars with the amount and Payment Period of such Guaranteed Lease Balance, or (B) the Term SOFR Rate or Daily Simple SOFR, as applicable, for the applicable Payment Period does not adequately and fairly reflect the cost to such Participant of maintaining its pro rata portion of the Guaranteed Lease Balance and, in each case, such Participant has provided notice of such determination to the Administrative Agent, then
(ii)the Administrative Agent or any Participant shall determine (which determination shall be conclusive and binding on the Lessee absent manifest error), or any Relevant Governmental Body shall have asserted, that the making, maintenance or funding of a Rent Assignment Advance, Lessor Retained Interest or Lessor Investment, or the determination or charging of Yield has been made impracticable or unlawful, by compliance by such Participant in good faith with any Applicable Law or any interpretation or application thereof by any Relevant Governmental Body or with any request or directive of any such Relevant Governmental Body (whether or not having the force of Applicable Law), or any Relevant Governmental Body has imposed material restrictions on the authority of such Participant to purchase, sell, or take deposits of U.S. Dollars in the interbank market for U.S. Dollars, then the Administrative Agent shall have the rights specified in Section 2.9(f).
(f)Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Operative Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark for U.S. Dollars, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Operative Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Operative

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Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Operative Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Participants without any amendment to, or further action or consent of any other party to, this Agreement or any other Operative Document so long as the Administrative Agent has not received, by such time, written notice from Participants comprising the Required Participants of objection to (i) with respect to a Benchmark Replacement determined in accordance with clause (2) of the definition of “Benchmark Replacement”, the related Benchmark Replacement Adjustment and (ii) with respect to a Benchmark Replacement determined in accordance with clause (4) of the definition of “Benchmark Replacement”, such Benchmark Replacement.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Operative Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Operative Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Lessee and the Participants of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrative Agent will notify the Lessee of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Participant (or group of Participants) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Operative Document except, in each case, as expressly required pursuant to this Section.
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Operative Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected

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by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Payment Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Payment Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)This Section 2.9(f) provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate or Daily Simple SOFR is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or Daily Simple SOFR or with respect to any alternative or successor rate thereto, or Benchmark Replacement therefor.
SECTION 2.10.Lessor Investment.
(a)Procedure for Investment. Upon receipt of the Funding Request, and subject to the terms and conditions of this Agreement, the Lessor agrees that it shall wire transfer its portion of the requested Funding equal to its Lessor Investment Commitment Amount as set forth on Schedule I-B hereto in immediately available funds to the Administrative Agent for further funding to the Escrow Agent and applied in accordance with the Escrow Agreement, all in accordance with Section 2.3.
(b)Return of Investment. The Lessor shall be entitled to a return of its Lessor Investment, in full, together with (1) Lessor’s Gain with respect to such payment to the date of such return, other than in connection with the Return Date in the case of clause (ii) below (in which case, Lessor’s Gain shall be payable from Sale Proceeds in accordance with Section 10.3 hereof), and (2) all other amounts then due and payable by the Lessee hereunder or under the other Operative Documents to the Lessor with respect to the Lessor Investment (but, in the case of clause (ii) below, without duplication of the amounts payable by the Lessee under Section 22.3 of the Lease), upon the first to occur of:
(i)the purchase by the Lessee during the Base Term of the Leased Property pursuant to Article XIII, Article XX or Article XXI of the Lease, such return to be due on the date specified in such provisions for payment with respect to such purchase;
(ii)the Return Date; and

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(iii)following an Event of Default and the exercise of remedies under the Lease.
(c)Scheduled Return of Lessor Investment. Except in the case of a required return described in Section 2.10(b) above, no return in respect of the principal of the Lessor Investment or Lessor’s Gain shall be due prior to the Maturity Date. On the Maturity Date and subject to the rights of the Rent Assignees under Article X hereof and the Rent Assignment Agreements and of the Lessor with respect to the Lessor Retained Interest, the Lessor shall be entitled to the aggregate unpaid Lessor Investment and Lessor’s Gain shall be due as of such date to the Lessor.
(d)Yield.
(i)The Lessor Investment outstanding shall not earn a Yield on the unpaid amount thereof.
(ii)If all or a portion of the Lessor Investment or Lessor’s Gain is not paid when due (on the Maturity Date, by acceleration or otherwise and subject to any applicable grace periods), such overdue amount shall, without limiting the rights of the Lessor under any Operative Document, bear interest at the Overdue Rate, in each case from the date of nonpayment until paid (after as well as before judgment).
(e)Lessor’s Gain.
(i)The Lessor’s Gain, as of the date of determination, shall be equal to an amount set forth on Schedule B to the Lease Supplement corresponding to such date, as interpolated between the nearest two dates in the case such date of determination is not set forth thereon.
(ii)The Lessor’s Gain shall not earn a Yield prior to the Maturity Date, and, if applicable, thereafter shall bear interest at the Overdue Rate from the Maturity Date until paid pursuant to Section 22.4 of the Lease.
SECTION 2.11.Rent Assignment Interests.
(a)Procedure for Acquiring Rent Assignment Interests. Upon receipt of the Funding Request and subject to the terms and conditions of this Agreement, each Rent Assignee agrees that it shall wire transfer its portion of the Funding equal to its Rent Assignee Commitment Amount as set forth on Schedule I-A hereto in immediately available funds to the Administrative Agent for further funding to the Escrow Agent, all in accordance with Section 2.3.
(b)Payments with respect to Rent Assignment Interests. Payments with respect to the Rent Assignment Interests shall be made by the Administrative Agent with funds received from the Lessee pursuant to the Operative Documents to the Rent Assignees together with all

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accrued and unpaid Yield thereon, at the times and in the manner set forth in the Rent Assignment Agreements and this Agreement. Each Rent Assignee shall be entitled to payments with respect to its outstanding Rent Assignment Advances, in full, together with (1) Yield accrued thereon to the date of repayment and (2) all other amounts then due and payable by the Lessor under the related Rent Assignment Agreement to such Rent Assignee, upon the first to occur of:
(i)the purchase by the Lessee during the Base Term of the Leased Property pursuant to Article XIII, Article XX or Article XXI of the Lease, such payment to be made on the date specified in such provisions for payment with respect to such purchase;
(ii)the Return Date; and
(iii)following an Event of Default and the exercise of remedies under the Lease.
(c)Scheduled Return of Rent Assignment Advances. Except in the case of a required repayment described in Section 2.11(b) above, there shall be no payments with respect to the principal of the Rent Assignment Advances prior to the Maturity Date. On the Maturity Date, the Rent Assignees shall be entitled to payments to be applied to the aggregate unpaid principal amount of the Rent Assignment Advance as of such date.
(d)Yield.
(i)Pursuant to Section 2.01 of each Rent Assignment Agreement, Yield shall be payable with respect to the outstanding Rent Assignment Advance at an effective rate per annum thereon equal to the Yield Rate.
(ii)If all or a portion of the Rent Assignment Advance or Yield is not paid when due (on the Maturity Date, by acceleration or otherwise and subject to any applicable grace periods) under the Rent Assignment Agreements or under Article X hereof, such overdue amount shall, without limiting the rights of the Rent Assignees under any Operative Document, bear interest at the Overdue Rate, in each case from the date of nonpayment until paid (after as well as before judgment).
(iii)Payments of Yield with respect to Rent Assignment Advances shall be payable in arrears on each Payment Date.
(e)Computation of Yield. Yield in respect of the Rent Assignment Interests shall be calculated as provided in Section 2.8.
SECTION 2.12.Lessor Retained Interest.
(a)Procedure for Retaining Lessor Retained Interest. Upon receipt of the Funding Request and subject to the terms and conditions of this Agreement, the Lessor agrees that,

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in addition to the Lessor Investment, it shall retain for its own account and exclude from the Rent Assignment Interests, the Lessor Retained Interests, and shall wire transfer its portion of the Funding equal to its Lessor Retained Interest Commitment Amount as set forth on Schedule I-B hereto in immediately available funds to the Administrative Agent for further funding to the Escrow Agent, all in accordance with Section 2.3.
(b)Payments with respect to Lessor Retained Interest. Payments with respect to the Lessor Retained Interest shall be made by the Administrative Agent with funds received from the Lessee pursuant to the Operative Documents to the Lessor at the times and in the manner set forth in this Agreement. The Lessor shall be entitled to be paid its outstanding Lessor Retained Interest, in full, together with (1) Yield accrued thereon to the date of repayment and (2) all other amounts then due and payable to the Lessor with respect to the Lessor Retained Interest, upon the first to occur of:
(i)the purchase by the Lessee during the Base Term of the Leased Property pursuant to Article XIII, Article XX or Article XXI of the Lease, such payment to be made on the date specified in such provisions for payment with respect to such purchase;
(ii)the Return Date; and
(iii)following an Event of Default and the exercise of remedies under the Lease.
(c)Scheduled Return of Lessor Retained Interest. Except in the case of a required repayment described in Section 2.12(b) above, there shall be no payments with respect to the principal of the Lessor Retained Interest prior to the Maturity Date. On the Maturity Date, the Lessor shall be entitled to payments to be applied to the aggregate unpaid principal amount of the Lessor Retained Interest as of such date.
(d)Yield.
(i)Yield shall be payable with respect to the outstanding amount of the Lessor Retained Interest at an effective rate per annum thereon equal to the Yield Rate.
(ii)If all or a portion of the Lessor Retained Interest or Yield is not paid when due (on the Maturity Date, by acceleration or otherwise and subject to any applicable grace periods) under Article X hereof, such overdue amount shall, without limiting the rights of the Lessor under any Operative Document, bear interest at the Overdue Rate, in each case from the date of nonpayment until paid (after as well as before judgment).
(iii)Payments of Yield with respect to the Lessor Retained Interest shall be payable in arrears on each Payment Date.

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(e)Computation of Yield. Yield in respect of the Lessor Retained Interest shall be calculated as provided in Section 2.8.
SECTION 2.13.Fees and Other Transaction Costs.
The Lessee shall authorize and request a portion of the Funding shall be used to pay any and all Transaction Costs and any and all fees described in the succeeding provisions of this Section 2.13 (collectively, “Fees”):
(a)Arrangement Fee. The Lessee shall pay to the Arranger on the Closing Date an arrangement and structuring fee as set forth in the Fee Letter (the “Arrangement Fee”);
(b)Upfront Fee. The Lessee shall pay to each Rent Assignee and to the Lessor on the Closing Date an upfront fee (the “Upfront Fee”) in the amount set forth in the Fee Letter in the Fee Letter;
(c)Agent Fees. The Lessee shall pay to the Administrative Agent (for the benefit of the Agents) in advance on the Closing Date and on each anniversary of the Closing Date (excluding the Maturity Date), an annual agency fee in the amount set forth in the Fee Letter; and
(d)The Lessee shall pay all outstanding and invoiced Transaction Costs on the Closing Date and thereafter shall promptly pay all Transaction Costs after receiving invoices therefor.
SECTION 2.14.Nature of Overall Transaction.
It is the intention of the parties that:
(a)the Overall Transaction constitutes an operating lease for purposes of the Lessee’s financial reporting under GAAP provisions relating to leases including without limitation the Accounting Standards Codification (“ASC”) 842; and
(b)for United States federal, state and local income tax, property tax, transfer tax, sales tax, franchise tax, general corporation tax and other similar taxes that may be imposed upon net or gross income, bankruptcy (including the substantive law upon which bankruptcy proceedings are based) and real estate and commercial law purposes:
(i)the Overall Transaction constitutes (x) a financing by the Lessor to the Lessee, the obligations of the Lessee to the Lessor are for borrowed money secured by a Lien on the Leased Property and the Lessee shall continue to be treated as the legal and beneficial owner of the Leased Property during the Lease Term (including any extension thereof), the Lessee will continue to be entitled to all benefits of ownership of the Leased Property, including, without limitation, depreciation and other tax benefits ordinarily available to owners of property similar to the Leased Property, and the obligations of the Lessee to pay Basic Rent shall be treated as payments of interest to the Lessor and the

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payment by the Lessee of any amounts in respect of the Lease Balance shall be treated as payments of principal to the Lessor, and (y) a sale of receivables and other rights under the Operative Documents as set forth in the Rent Assignment Agreements from the Lessor to the Rent Assignees; and
(ii)The Lessee will not be entitled to, and shall not avail itself of, any of the rights or benefits accorded to a lessee under Applicable Laws except as expressly permitted under the Lease and the Lessor will be deemed and will have the rights of a lender making secured loans to the Lessee secured by, among other things, the Lessee Collateral, a portion of which rights will be deemed sold by the Lessor to the Rent Assignees upon payment for their respective Rent Assignment Interests.
The Lessee acknowledges and agrees that none of the Agents, the Arranger or any of the Participants has made, in any capacity, any representations or warranties concerning the tax, accounting or legal consequences or characteristics of the Operative Documents or any aspect of the Overall Transaction and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as it deems appropriate, provided, that the Lessee may rely on the representations and warranties contained in the Operative Documents and the legal opinions issued to it in connection therewith and to which it is an addressee. Each Participant acknowledges and agrees that the Lessee has not made any representations or warranties concerning the tax, accounting or legal consequences or characteristics of the Operative Documents or any aspect of the Overall Transaction and that such Person has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as it deems appropriate, provided, that each Participant may rely on the representations and warranties contained in the Operative Documents and the legal opinions issued in connection therewith.
SECTION 2.15.Amounts Due.
(a)It is the intention of the Lessee and the Participants that (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable in respect of Yield accrued on and payable with respect to the Rent Assignment Advances under each Rent Assignment Agreement due on each Payment Date and Yield accrued on and payable with respect to the Lessor Retained Interest due on each Payment Date; (ii) if the Lessee elects the Early Termination Option or elects or is deemed to have elected the Purchase Option, the outstanding principal of the Rent Assignment Advances, Lessor Retained Interest and the Lessor Investment, all Yield on the Guaranteed Lease Balance, all Lessor’s Gain, any Break Amount, all Fees and Transaction Costs and all other obligations of the Lessee owing to the Agents and the Participants shall be paid in full by the Lessee in accordance with Article XX or Article XXI of the Lease, as applicable; (iii) upon a proper election of the Return Option in accordance with Article XXII of the Lease, in the absence of a Default or Event of Default, the Lessee shall be required to pay the Sale Proceeds of the sale of the Leased Property (in an amount not to exceed the Adjusted Lease Balance, any excess being payable to the Lessee, except in the case of application of Section 22.4 of the Lease), and if the

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Sale Proceeds are less than the Adjusted Lease Balance, the lesser of (x) the amount of such difference and (y) the Recourse Deficiency Amount, all in accordance with Article XXII of the Lease, and any amounts due pursuant to Article VII hereof and Section 22.3(a) of the Lease; and (iv) upon a Default or an Event of Default, the amounts then due and payable by the Lessee under the Lease shall include all amounts necessary to pay in full the outstanding principal with respect to the Rent Assignment Advances, the Lessor Retained Interest and the Lessor Investment and all accrued Yield on the Guaranteed Lease Balance, plus Lessor’s Gain, plus all other amounts then payable by the Lessee to the Agents and the Participants under the Operative Documents.
(b)The Lessee shall pay or repay the Funding at such times and in such amounts as the Lease Balance or the Adjusted Lease Balance, as applicable, becomes due and payable, which payment obligations shall be satisfied by and to the extent of any payment made by or on behalf of the Lessee pursuant to the Operative Documents of Rent, the Adjusted Lease Balance, the Purchase Amount, the Sale Proceeds, Deficiency payments or the Recourse Deficiency Amount, as the case may be.
SECTION 2.16.Extension of Lease Expiration Date and Final Maturity Date
(a)The Lessee may request in writing (an “Extension Option Request”) to the Administrative Agent, the Collateral Agent and each of the Participants that each agree that the Lessee be granted the right (an “Extension Option”) pursuant to the Lease to extend the Lease Term (a “Lease Extension”) for up to an additional five (5) years in one-year or longer annual periods commencing on the day following the last day of the then current Lease Term, as applicable (each, a “Lease Extension Term”) and that the Maturity Date be correspondingly extended to the extended Lease Expiration Date. Any such Extension Option Request must be delivered in writing to the Administrative Agent, the Collateral Agent and each Participant not later than one hundred eighty (180) days prior to the expiration of the then current Lease Term and no Extension Option Request may be elected to the extent the Lessee has elected the Return Option pursuant to Section 21.1(b) of the Lease, and, for the avoidance of doubt, if the Lessee delivers an Extension Option Request and consent thereto is not granted as provided below by the Participants by the date that is one hundred eighty (180) days prior to the expiration of the then current Lease Term, the Lessee shall be deemed to have elected the Purchase Option pursuant to Section 21.2 of the Lease. Subject to the foregoing limitations, the Lessee may deliver up to five (5) Extension Option Requests. For each Extension Option Request, each Participant will notify the Lessor, the Administrative Agent, the Collateral Agent and the Lessee in writing of whether or not it has consented, in its sole and absolute discretion, to such Extension Option Request not later than forty-five (45) days after receipt of the Extension Option Request (the “Extension Option Response Date”). Each Participant, upon consent to such Extension Option Request, shall be deemed to have extended its Rent Assignment Interest, Lessor Retained Interest or Lessor Investment, as applicable, accordingly. Any such Person who does not so notify the Lessor, the Administrative Agent, the Collateral Agent and the Lessee by the Extension Option Response Date will be deemed to be, and any such Person that has notified the Lessor that it has not consented to

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an Extension Option Request will be, a Non-Consenting Participant. Each such Person’s determination with respect to an Extension Option Request shall be a new credit determination and within such Person’s sole and absolute discretion and may be conditioned upon such terms and conditions as deemed appropriate by the consenting Persons, including the modification of the Recourse Deficiency Amount, receipt of such financial information, documentation or other information or conditions as may be requested by such Participants and the receipt of a satisfactory appraisal of the Leased Property.
The Extension Option shall become effective only as of the first date (the “Extension Effective Date”) on or after the Extension Option Response Date on which each of the Participants, other than Non-Consenting Participants who have been replaced by Replacement Participants in accordance with Section 2.16(b), and such Replacement Participants shall have consented to such Lease Extension; provided, that on both the date of the Extension Option Request and the Extension Effective Date: (w) each of the representations and warranties made by the Lessor and the Lessee in or pursuant to the Operative Documents shall be true and correct in all material respects as if made on and as of each such date (except to the extent any such representation or warranty specifically relates to an earlier date in which case such representations and warranties shall have been true and correct as of such earlier date), (x) the Lessee shall not have elected the Purchase Option or the Return Option, (y) no Default or Event of Default shall have occurred and be continuing, and (z) on each of such dates, the Lessor shall have received a certificate of the Lessee as to the matters set forth in clauses (w) and (y) above; and provided further that in no event shall the Extension Effective Date occur unless each Participant, other than Non-Consenting Participants who have been replaced in accordance with Section 2.16(b), and such Replacement Participants shall have consented to the Extension Option Request on or before the expiration of the then current Lease Term such that all Lessor Investment and Lessor Retained Interest, as applicable, in existence prior to such Lease Extension have been extended and all Rent Assignment Interests related to the Lease Extension have been conveyed by the Lessor to the Rent Assignees other than the Non-Consenting Participants.
(b)At any time after the Extension Option Response Date but prior to the Maturity Date, the Lessee shall be permitted to replace any Non-Consenting Participant with a replacement bank or other financial institution (a “Replacement Participant”), and such Non-Consenting Participant shall sell and/or transfer (without recourse) to the Replacement Participant all Rent Assignment Interests, Lessor Retained Interests or Lessor Investment, as applicable, of such Non-Consenting Participant for an amount equal to the aggregate outstanding principal amount of such Rent Assignment Advances, Lessor Retained Interest or Lessor Investment, as applicable, plus accrued Yield or Lessor’s Gain Yield, as applicable, to (but not including) the date of sale (the “Non-Consenting Replacement Price”), provided that: (i) such replacement does not conflict with any Applicable Laws, (ii) the Lessee shall pay to such Non-Consenting Participant any amounts arising under Section 7.5 if any Rent Assignment Interest, Lessor Retained Interest or Lessor Investment owing to such Non-Consenting Participant shall be purchased other than on the last day of the Payment Period relating thereto, together with all fees or other amounts then due to such Non-Consenting Participant under the Operative Documents, (iii) such replacement

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shall be made in accordance with, and subject to the fulfillment of the requirements of, Section 6.3 hereof (provided that the relevant Replacement Participant or Lessee shall be obligated to pay the transaction costs arising in connection therewith), if any, (iv) the Replacement Participant shall have agreed to be subject to all of the terms and conditions of the relevant Operative Documents, (v) such replacement must be consummated no later than thirty (30) days prior to the expiration of the Base Term, (vi) such Non-Consenting Participant shall have received its full Non-Consenting Replacement Price in immediately available funds on or before the date of such sale and (vii) if such Non-Consenting Participant is MUFG Bank, LTD., prior to its replacement, each of the Lessor, the Collateral Agent and the Administrative Agent shall be permitted to assign their respective interests in the Operative Documents in accordance with Section 6.3(b) and the Operative Documents without the consent of the Lessee. Upon replacement of a Non-Consenting Participant in accordance with this subsection (b), the Replacement Participant shall be a party hereto and the other Operative Documents to which the Non-Consenting Participant was a party and shall have the rights and obligations of such Participant, as the case may be, hereunder and under such other Operative Documents, and the Non-Consenting Participant shall relinquish its rights and be released from its obligations hereunder and under such other Operative Documents; provided, that a Non-Consenting Participant’s rights under the indemnification provisions of the Operative Documents shall survive any sale and/or transfer of its Rent Assignment Interests, Lessor Retained Interests or Lessor Investment, as applicable, to a Replacement Participant.
ARTICLE III
CONDITIONS TO FUNDING

SECTION 3.1.    Conditions to the Funding.
The obligation of each Participant to perform its obligations on the Closing Date shall be subject to Section 2.2 and to the satisfaction of, or the waiver in writing by such Participant of, the conditions precedent set forth in this Section 3.1 on or prior to the Closing Date (all such conditions precedent to be satisfied to the satisfaction of such Participant in its reasonable discretion, except that the obligation of any party hereto shall not be subject to such party’s own performance or compliance):
(a)Funding Request. The Lessee shall have delivered a Funding Request conforming to the requirements of Section 2.5.
(b)Performance. The Lessee and the Purchasing Agent shall have performed and complied in all material respects with all agreements and conditions contained herein and in any other Operative Document to which such Person is a party that are required to be performed or complied with by such party on or prior to the Closing Date.
(c)Consents and Approvals. All necessary or advisable Governmental Actions, and all consents, approvals and authorizations of Persons, required in connection with the Overall Transaction, shall have been obtained or made and be in full force and effect and not be subject to

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any pending procedures or appeals, whether administrative, judicial or otherwise, except for any other Governmental Action, consent, approval or authorization the failure to obtain which, or the appeal of or further procedures with respect to which, would not reasonably be expected to have a Material Adverse Effect.
(d)Representations and Warranties True; Absence of Defaults. Each representation and warranty of the Lessee contained herein or in any other Operative Document or in any certificate delivered in connection therewith shall be true and correct in all material respects as though made on and as of the Funding Date. After giving effect to the Operative Documents, no Default for which the cure period, if any, has commenced, Default for which there is no notice and cure period, or Event of Default shall have occurred and be continuing.
(e)Certificates. The Agents and the Participants shall have received a certificate (a “Funding Certificate”) from a Responsible Officer of the Lessee certifying to the effect that (i) all necessary or advisable Governmental Actions, and all consents, approvals and authorizations of Persons, required in connection with the Overall Transaction, shall have been obtained or made and be in full force and effect and not be subject to any pending procedures or appeals, whether administrative, judicial or otherwise, except for any Governmental Action, consent, approval or authorization the failure to obtain which, or the appeal of or further procedures with respect to which, would not reasonably be expected to have a Material Adverse Effect; and, (ii) the proceeds of the Funding will be used solely for the Lessor to acquire the Leased Properties or pay Transaction Costs and Fees on behalf of the Lessee, (iii) the costs being funded with the Funding are as set forth in a schedule attached to such certificate, and (iv) all conditions precedent to the Funding have been satisfied (unless waived in writing by the Administrative Agent). The foregoing certifications may be included in the Funding Request.
(f)Collateral Assignments and Liens. The Lessor shall have a security interest in all Lessee Collateral and the Lessee shall have, subject to the prior security interest therein in favor of the Lessor, a security interest in the Lessor’s rights and interests as set forth in the Memorandum of Lease.
(g)No Event of Loss, Event of Taking. No Event of Loss, Event of Taking, Condemnation, Casualty or other event or circumstance that, with the giving of notice or lapse of time or both, would constitute an Event of Loss or Event of Taking shall have occurred and be continuing.
(h)Mechanics Liens, Etc. No mechanic’s (unless bonded over) liens exist and one or more waivers, as needed, as evidence of the same are delivered in form and substance satisfactory to the Title Insurance Company in order for it to issue the Title Policy insuring the continuing first priority of the interests described therein.
(i)Transaction Costs. All Transaction Costs shall have been paid, or will be paid with the proceeds of the Funding, to the parties to whom such Transaction Costs were owed.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.1.    Representations and Warranties of the Lessee and the
Guarantors.

As of the Closing Date, each of the Lessee Parties makes the representations and warranties set forth in this Section 4.1 to each of the other parties hereto:
(a)Organization; Power; Qualification. Each Lessee Party and each Restricted Subsidiary of each Lessee Party (i) is a corporation, partnership, limited liability company or unlimited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its respective properties, including, with respect to the Lessee, the Leased Property, and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it, including, with respect to the Lessee, the Leased Property, or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not constitute a Material Adverse Effect, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Operative Documents to which it is a party, to incur the Indebtedness contemplated by the Operative Documents and to perform its Obligations under the Operative Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, and (v) is in compliance with all Applicable Law (other than Environmental Laws which are specifically addressed in Section 4.1(l) and Anti-Terrorism Laws which are specifically addressed in Section 4.1(o)) in all jurisdictions in which any Lessee Party or any Restricted Subsidiary of any Lessee Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Effect. No Event of Default or Default exists or is continuing. No Lessee Party is a Covered Entity.
(b)Capitalization; Subsidiaries and Joint Ventures; Investment Companies. Schedule 3.02 of the Credit Agreement states (i) the name of each of BLI’s Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), (ii) all Joint Ventures in which BLI or any Restricted Subsidiary owns any Equity Interests (the “Joint Venture Equity Interests”) and (iii) any options, warrants or other rights outstanding to purchase any such Subsidiary Equity Interests or Joint Venture Equity Interests. BLI and each Restricted Subsidiary of BLI has good and marketable title to all of the Subsidiary Equity Interests and Joint Venture Equity Interests it purports to own, free and clear in each case of any ABL Lien (other than ABL Permitted Liens) and all such Subsidiary Equity Interests and Joint Venture Equity Interests have been validly issued and fully paid and are nonassessable (if applicable). None of the Lessee Parties or Subsidiaries of any Lessee Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such

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terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.” The Lessee is a Restricted Subsidiary of BLI.
(c)Validity and Binding Effect. This Agreement and each of the other Operative Documents (i) has been duly and validly executed and delivered by each Lessee Party that is a party thereto and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Lessee Party that is a party thereto, enforceable against such Lessee Party in accordance with its terms, except to the extent that enforceability of this Agreement or any other Operative Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance or by general principles of equity.
(d)No Conflicts; Material Agreements, Consents. Neither the execution and delivery of this Agreement or the other Operative Documents by any Lessee Party nor the consummation of the Overall Transaction or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the articles or certificate of incorporation, code of regulations, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, operating agreement, limited liability company agreement or other organizational documents of any Lessee Party, (ii) any Applicable Law or any agreement or instrument or order, writ, judgment, injunction or decree to which any Lessee Party or any of its Restricted Subsidiaries is a party or by which it or any of its Restricted Subsidiaries is bound or to which it is subject, in each case under clause (ii), except as would not result in a Material Adverse Effect, or (iii) result in the creation or enforcement of any ABL Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Lessee Party or any of its Restricted Subsidiaries (except Liens created pursuant to the Operative Documents). None of the Lessee Parties or their Restricted Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any Applicable Law which results in a Material Adverse Effect. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Authority or any other Person is required by any Applicable Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Operative Documents other than those which have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Operative Documents.
(e)Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Lessee Party, threatened against such Lessee Party or any Restricted Subsidiary of such Lessee Party at law or in equity before any arbitrator or any Authority which (i) involve any Operative Document or the Overall Transaction or (ii) individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect. None of the Lessee Parties or any Restricted Subsidiaries of any Lessee Party is in violation of any order, writ, injunction or any decree of any Authority which constitutes a Material Adverse Effect.
(f)Financial Statements; No Material Adverse Effect; Beneficial Ownership Certification.

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(i)Historical Statements. The Lessee Parties have delivered or caused to be delivered to the Administrative Agent copies of the (1) audited consolidated year-end financial statements of BLI and its Subsidiaries for and as of the end of the fiscal year ended January 29, 2022 and (2) unaudited consolidated interim financial statements of BLI and its Subsidiaries for and as of the fiscal quarter ended on October 29, 2022 (such annual and interim statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by the Lessee Parties’ management, are correct and complete in all material respects and fairly represent in all material respects the consolidated financial condition of BLI and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.
(ii)Accuracy of Financial Statements; No Material Adverse Effect. As of the respective dates of the Statements, no Lessee Party nor any Subsidiary thereof has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of any Lessee Party or any Subsidiary thereof and, in each case, which constitutes a Material Adverse Effect. Since July 30, 2022, no Material Adverse Effect has occurred.
(iii)Beneficial Ownership. As of the date hereof, the information included in the Beneficial Ownership Certification is true and correct in all material respects.
(g)Margin Stock. None of the Lessee Parties or any Subsidiaries of any Lessee Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the F.R.S. Board). No part of the proceeds of the Funding has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the F.R.S. Board. None of the Lessee Parties or any Subsidiary of any Lessee Party holds or intends to hold or, after giving effect to the use of proceeds of the Funding, will hold, margin stock in such amounts that more than twenty-five (25%) of the reasonable value of the assets of any Lessee Party or Subsidiary of any Lessee Party are or will be represented by margin stock. As of the Closing Date, none of the Lessee Parties holds any margin stock.
(h)Full Disclosure. Neither this Agreement nor any other Operative Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Participant in connection herewith or therewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Lessee Party which would

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reasonably be expected to constitute a Material Adverse Effect which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Participants prior to or at the date hereof in connection with the Overall Transaction.
(i)Taxes. All federal and other material Tax returns required to have been filed with respect to each Lessee Party and each Restricted Subsidiary of each Lessee Party have been filed, and payment or adequate provision has been made for the payment of all Taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that (a) the amount thereof is not individually or in the aggregate material or (b) such Taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. Each Lessee Party and each of its respective Restricted Subsidiaries has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of employment insurance and employee income Taxes, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(j)The Leased Property and the Site.
(i)As of the Closing, to the Lessee’s Actual Knowledge, the Lessor holds legal title to the Site (as is described on Schedule III hereto and in the Lease Supplement) and the Improvements, free and clear of all Liens, other than Permitted Liens, after giving effect to the Overall Transaction on the Closing Date; and the Lessee is not a party to any other contract or agreement to sell, transfer or encumber any interest in the Leased Property in which it has an interest or any part thereof other than pursuant to the Operative Documents;
(ii)the Site is located on the parcel of land described on Schedule A to the Lease Supplement; such parcel constitutes all of the land subject to the Lease; the Survey furnished pursuant to Section 2.1(h) is complete and true and correct in all material respects and contains a flood hazard certification; no portion of the Site is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Authority; and the Improvements are located entirely on the Site. The Leased Property and any present use and presently anticipated future use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants comply with all Applicable Laws (including planning, zoning and land use laws and Environmental Laws) and Insurance Requirements, except for such instances of non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No notices, complaints or orders of violation or non-compliance or liability have been issued or, to the Lessee’s Actual Knowledge, threatened by any Authority with respect to the Leased Property or the present or intended future use of the Leased Property except for such violations and instances of non-compliance as would not

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reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Lessee is not aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders;
(iii)the Improvements are serviced by all utilities necessary or useful for the use and operation of the Improvements (including without limitation, electric, gas, connectivity service, water and sewer service) and transmission pipes and other connections into the Improvements and out of the Improvements necessary for the contemplated use and operation thereof, all of which are located on the Site and permanent access to the Improvements exists from a public road or way or through one or more beneficial easements;
(iv)the Lessor or the Collateral Agent as agent for the Lessor has, in accordance with the Operative Documents, or will have, upon execution of the Memorandum of Lease and the filing of any documents required in respect thereof, a valid Lien on the Lessee Collateral, and such Lien has or will have, upon proper filing of any documents required in connection with such agreements, priority over any other Lien on the Lessee Collateral, except for Permitted Liens, and provided that any Lien in favor of the Lessee pursuant to the Memorandum of Lease shall be subject and subordinate to the Liens in favor of the Collateral Agent pursuant to the Operative Documents;
(v)the structures constructed as part of the Leased Property are in such condition that such structures at all times meet the standards which, in the given circumstances, each of them may be expected to meet so as not to constitute a danger for persons or things;
(vi)the rights granted or made available to the Lessor pursuant to the Operative Documents, assuming due performance by the parties thereto, are sufficient in all material respects to enable the Lessor or its assigns or any designee thereof to maintain, use and operate the Improvements from and after the date of possession of the Leased Property by the Lessor; and
(vii) the description of the Lessee Collateral accurately and completely identifies such property.
(k)ERISA Compliance.
(i)Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state law, except where the failure to comply does not result in a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Plan is so qualified, or such Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a

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determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of BLI, nothing has occurred which would prevent, or cause the loss of, such qualification. Except as would not result in a Material Adverse Effect, (a) BLI and each ERISA Affiliate have made all required contributions to each Plan subject to Sections 412 or 430 of the Code, and (b) no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Plan.
(ii)Except as would not, either individually or in the aggregate, result in a Material Adverse Effect, (a) no ERISA Event has occurred or is reasonably expected to occur; (b) no Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Plan’s assets, determined pursuant to the assumptions used for funding the Plan for the applicable plan year in accordance with Section 430 of the Code); (c) neither BLI nor any of its ERISA Affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (d) neither BLI nor any of its ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (e) neither BLI nor any of its ERISA Affiliates has received notice that a Multiemployer Plan is insolvent or in critical or endangered status and that additional contributions are due to the Multiemployer Plan; and (f) neither BLI nor any of its ERISA Affiliates has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
(l)Environmental Matters. Each Lessee Party and each Restricted Subsidiary of each Lessee Party is and has been in compliance with applicable Environmental Laws except to the extent that any non-compliance would not in the aggregate constitute a Material Adverse Effect. No Lessee Party or any Restricted Subsidiary (x) has incurred an Environmental Liability, (y) has received notice of any claim with respect to any Environmental Liability or (z) has knowledge of any Environmental Liability except, in any case of (x), (y) or (z), where such failure or liability, as the case may be, would not reasonably be expected to result in a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect:
(i)the Site (including soils, surface waters and ground waters on, at or under the Site or such structures) does not contain and is not otherwise adversely affected by, and to the Lessee’s knowledge has not previously contained or been adversely affected by, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to any liability or obligation under applicable Environmental Laws;
(ii)the Site and all operations conducted in connection therewith are in compliance, and during the Lessee’s operation of the Site have been in compliance, with all applicable Environmental Laws, and there are no Hazardous Materials at, under or about

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the Site and there was and is no Release of Hazardous Materials from, to, at, under or about the Site or from such operations, which are in violation of any applicable Environmental Laws or could reasonably be expected to interfere with the continued operation of the Improvements;
(iii)the Lessee has obtained, is in compliance with, and has made all appropriate filings for issuance or renewal of, all Environmental Permits required for the then current status of the Site and the Improvements, and all such Environmental Permits are in full force and effect;
(iv)the Lessee has not received any written notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with respect to the Site, nor does the Lessee have Actual Knowledge that any such notice will be received or is being threatened;
(v)no judicial proceeding or governmental or administrative action is pending, or, to the Actual Knowledge of the Lessee threatened, under any Environmental Law to which the Lessee has been or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Site or operations of the Lessee with respect thereto; and
(vi)in the ordinary course of its business, the Lessee conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Lessee and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or hazardous substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Lessee has concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, would not reasonably be expected to have a Material Adverse Effect.
Each Lessee Party and each Restricted Subsidiary of each Lessee Party is and has been in compliance with applicable Environmental Laws except to the extent that any non-compliance would not in the aggregate constitute a Material Adverse Effect. No Lessee Party or any Restricted Subsidiary (i) has incurred an Environmental Claim, (ii) has received notice of any Environmental Claim or (iii) has knowledge of any Environmental Claim except, in any case of (i), (ii) or (iii),

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where such failure or liability, as the case may be, would not reasonably be expected to result in a Material Adverse Effect.
(m)Labor Matters. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) there are no strikes, lockouts, slowdowns or any other labor disputes against BLI or any Restricted Subsidiary pending or, to the knowledge of BLI, threatened, (ii) the hours worked by and payments made to employees of BLI and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable federal, state, provincial, territorial, local or foreign law dealing with such matters and (iii) all payments due from BLI or any Restricted Subsidiary, or for which any claim may be made against BLI or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of BLI or such Restricted Subsidiary to the extent required by GAAP. The consummation of the Overall Transaction does not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which BLI or any Restricted Subsidiary is bound.
(n)Solvency. Before and after giving effect to the Overall Transaction, including all Indebtedness incurred thereby and the payment of all fees related thereto, the Lessee Parties, taken as a whole are Solvent.
(o)Anti-Terrorism Laws and Sanctions. Each Lessee Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Lessee Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws and applicable Sanctions, and such Lessee Party, its Subsidiaries and their respective officers and directors and, to the knowledge of such Lessee Party, its employees and agents, are in compliance with Anti-Terrorism Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Lessee Party being designated as a Sanctioned Person. None of (a) any Lessee Party, any Subsidiary or any of their respective directors, officers or, to the knowledge of any such Lessee Party or Subsidiary, employees, or (b) to the knowledge of any such Lessee Party or Subsidiary, any agent of such Lessee Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Funding, use of proceeds, or the Overall Transaction will violate Anti-Terrorism Laws or applicable Sanctions.
(p)EEA Financial Institutions. No Lessee Party is an EEA Financial Institution.
(q)Plan Assets; Prohibited Transactions. No Lessee Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the Overall Transaction, including the Funding hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

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(r)Absence of Defaults, Loss, etc. After giving effect to the Operative Documents, no Default for which the cure period, if any, has commenced, Default for which there is no notice and cure period, Event of Default, Event of Loss, Event of Taking, Condemnation or Casualty has occurred and is continuing; there is no action pending or, to the Lessee’s Actual Knowledge, threatened by an Authority to initiate a Condemnation or an Event of Taking.
(s)Subjection to Government Regulation. To the Lessee’s Actual Knowledge, none of the Lessor, the Agents or any Participant shall be required to, solely by reason of entering into the Operative Documents or consummating any of the transactions contemplated thereby (other than upon the exercise by such Person of remedies under the Operative Documents), perform in its own capacity or on behalf of any other Person any obligations, instructions or other duties imposed by an Authority (except with respect to bank regulations or, if such Person shall have assumed operational control of the Leased Property, operating permit requirements for the Leased Property) as long as the Lessee is not in breach of any of the Operative Documents. The Lessee is not a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. § 1851).
(t)Private Offering. Excluding the effect of any violation by the Lessor or any Rent Assignee of Section 5 of the Securities Act or any state or foreign securities laws, and assuming that the representations and warranties contained in Sections 4.2 and 4.3 are correct, the issuance and delivery of the interests in the Operative Documents under the circumstances contemplated hereby do not require the registration or qualification of such interests under the Securities Act, any state securities laws or the Trust Indenture Act of 1939.
(u)Dissolution or Winding Up. The Lessee has not taken any action nor have any steps been taken or legal proceedings commenced or, to the Actual Knowledge of the Lessee, threatened, against the Lessee for its dissolution, winding-up, examination, administration, court protection or reorganization or for the appointment of a receiver, administrator, administrative receiver, examiner, trustee or similar official with respect to the Lessee or any substantial part of its assets or revenues.
(v)Location of the Lessee. The location of the Lessee, as defined by the Uniform Commercial Code, is the State of Ohio and the Lessee’s address for purposes of preparing any UCC financing statement is at the following address:
4900 E. Dublin-Granville Road
Columbus, OH 43081
The Lessee keeps or will keep its company records concerning the Improvements, the Site and the Operative Documents to which it is or will be a party at such address or at such other address of which the Lessee will provide the Lessor notice within forty-five (45) days after its company records have been relocated.

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SECTION 4.2.    Representations and Warranties of the Lessor.
As of the Closing Date, the Lessor represents and warrants to each of the other parties hereto as follows:
(a)Due Organization, etc. The Lessor is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has full power and authority to own its properties, to enter into and perform its obligations as the Lessor under each Operative Document to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Closing Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party, and to carry on its business as now being and hereafter proposed to be conducted.
(b)ERISA. It is making its Lessor Investment and Lessor Retained Interest with assets that are not “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, of any Employee Benefit Plan.
(c)Due Authorization; Enforceability, etc. This Agreement and each other Operative Document to which the Lessor is or will be a party have been or will be (to the extent it is to be a party thereto) duly authorized, executed and delivered by or on behalf of the Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of the Lessor, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and by general equitable principles.
(d)No Conflict. The execution and delivery by the Lessor of each Operative Document to which the Lessor is or will be a party, are not and will not be, and the performance by the Lessor of its obligations under each Operative Document (i) are not and will not be, inconsistent with the organizational documents of the Lessor; (ii) do not and will not contravene any Applicable Laws applicable to the Lessor and (iii) do not and will not conflict with result in a breach of, or a default under, the charter documents or resolutions of the Lessor or any indenture or other material agreement or instrument to which the Lessor is party, or any Applicable Law, except in any case, as could not reasonably be expected to have a material adverse effect on the ability of the Lessor to perform its obligations pursuant to the Operative Documents.
(e)Lessor Liens. The Leased Property is free and clear of all Lessor Liens attributable to the Lessor and no act or omission by it has occurred which would cause a Lessor Lien attributable to it.
(f)Location of the Lessor. The location of the Lessor, as defined by the Uniform Commercial Code, is the State of California and the Lessor’s address for purposes of preparing any UCC financing statement is at the following address:

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Bankers Commercial Corporation
445 South Figueroa, 13th Floor
Los Angeles, California 90017
The Lessor keeps or will keep its company records concerning the Improvements, the Site and the Operative Documents to which it is or will be a party at such address or at such other address of which the Lessor will provide the Collateral Agent notice within forty-five (45) days after its company records have been relocated.
(g)Not a Foreign Person. The Lessor is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Code.
(h)Investment in Lessor Investment, Lessor Retained Interest. It is acquiring the Lessor Investment and the Lessor Retained Interest for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act). It is an “Accredited Investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and if applicable, its officers, employees, directors or equity owners are Accredited Investors; and is aware that neither the Lessor Investment nor the Lessor Retained Interest has been registered under the Securities Act or qualified or registered under any state or other jurisdiction’s securities laws.
(i)Proceeds of Funding. Except as otherwise expressly contemplated by the Operative Documents, the proceeds of the Funding shall not be applied by the Lessor for any purpose other than the costs relating to the Lessor’s acquisition of the Site.
SECTION 4.3.    Representations and Warranties of the Rent Assignees.
As of the Closing Date, each Rent Assignee represents and warrants severally and only as to itself to each of the other parties hereto as follows:
(a)Due Organization, etc. It is duly organized and validly existing under the laws of the jurisdiction of its formation and has full power and authority to enter into and perform its obligations as a Rent Assignee under each Operative Document to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Closing Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party.
(b)ERISA. It is acquiring the Rent Assignment Interests with assets that are not “plan assets”, within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, of any Employee Benefit Plan.
(c)Investment in Rent Assignment Interests. It is acquiring its Rent Assignment Interests for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof other than in accordance with the Operative

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Documents and, if in the future it should decide to dispose of its Rent Assignment Interests, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the United States Securities and Exchange Commission thereunder, any applicable state securities laws and the applicable securities laws of any other jurisdiction. It is an “Accredited Investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and if applicable, its officers, employees, directors or equity owners are Accredited Investors. It is an Eligible Assignee; and is aware that its Rent Assignment Interests has not been registered under the Securities Act or qualified or registered under any state or other jurisdiction’s securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of its Rent Assignment Interests to the registration requirements of Section 5 of the Securities Act. No representation or warranty contained in this Section 4.3(c) shall include or cover any action or inaction of any Big Lots Person whether or not purportedly on behalf of Agents, the Participants or any of their Affiliates. Notwithstanding the foregoing, but subject to the provisions of Article VI hereof, it is understood among the parties that the disposition of its property shall be at all times within its control. It and its respective agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the Overall Transaction, to evaluate the merits and risk of an investment in its Rent Assignment Interests and to make an informed decision with respect thereto and such an evaluation and informed decision have been made. The Rent Assignee understands that the Lessee will rely upon the completeness and accuracy of this Section 4.3(c) in establishing that the interests in the Operative Documents and the transactions contemplated thereby are exempt from registration under the Securities Act.
(d)Lessor Liens. The Leased Property is free and clear of all Lessor Liens attributable to such Rent Assignee and no act or omission by it has occurred which would cause a Lessor Lien attributable to such Rent Assignee.
(e)Due Authorization; Enforceability, etc. Each Operative Document to which such Rent Assignee is or will be a party have been or will be (to the extent it is to be a party thereto) duly authorized, executed and delivered by or on behalf of such Rent Assignee and are, or upon execution and delivery will be, legal, valid and binding obligations of such Rent Assignee, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and by general equitable principles.
(f)No Conflict. The execution and delivery by such Rent Assignee of each Operative Document to which such Rent Assignee is or will be a party, are not and will not be, and the performance by such Rent Assignee of its obligations under each Operative Document to which such Rent Assignee is or will be a party (i) are not and will not be, inconsistent with the organizational documents of such Rent Assignee; (ii) do not and will not contravene any Applicable Laws applicable to such Rent Assignee and (iii) do not and will not conflict with result in a breach of, or a default under, the charter documents or resolutions of such Rent Assignee or any indenture or other material agreement or instrument to which such Rent Assignee is party, or

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any Applicable Law, except in any case, as could not reasonably be expected to have a material adverse effect on the ability of such Rent Assignee to perform its obligations pursuant to the Operative Documents to which such Rent Assignee is or will be a party.
(g)Not a Foreign Person. Such Rent Assignee is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Code.

SECTION 4.4.    Representations and Warranties of the Administrative
Agent and the Collateral Agent.

As of the Closing Date, each Agent hereby represents and warrants to each of the other parties hereto as follows:
(a)Organization and Authority. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and authority to enter into and perform its obligations under the Operative Documents.
(b)Authorization; Binding Effect. The Operative Documents to which it is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by it and this Agreement is, and such other Operative Documents are, or, when so executed and delivered by it will be, valid, legal and binding agreements of such Agent, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(c)Non-Contravention. Neither the execution and delivery by it of the Operative Documents to which it is or will be a party, either in its individual capacity, as Agent or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) its organizational documents; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which it, either in its individual capacity, as Agent, or both, is now a party or by which it or its property, either in its individual capacity, as Agent or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect its ability, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity, as Agent or both; or (iii) any of the terms, conditions or provisions of any Applicable Laws governing its banking or trust powers, or any order, injunction or decree of any Authority applicable to it in its individual capacity, as Agent or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect its ability, either in its individual capacity, as the Agent or both, to perform its obligations under any Operative Document to which it is or will be a party.
(d)Absence of Litigation, etc. There is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings served and pending or, to

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the best knowledge of such Agent, threatened against it which would be reasonably likely to adversely affect its ability to perform its obligations under the Operative Documents to which it is party.
(e)Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority governing its banking or trust powers, is or will be required in connection with its execution and delivery of the Operative Documents to which it is party or its performance by of its obligations under such Operative Documents.
(f)Lessor Liens. The Leased Property is free and clear of all Lessor Liens attributable to such Agent and no act or omission by it has occurred which would cause a Lessor Lien attributable to such Agent.
(g)Due Authorization; Enforceability, etc. Each Operative Document to which such Agent is or will be a party have been or will be (to the extent it is to be a party thereto) duly authorized, executed and delivered by or on behalf of such Agent and are, or upon execution and delivery will be, legal, valid and binding obligations of such Agent, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and by general equitable principles.
(h)No Conflict. The execution and delivery by such Agent of each Operative Document to which such Agent is or will be a party, are not and will not be, and the performance by such Agent of its obligations under each Operative Document to which such Agent is or will be a party (i) are not and will not be, inconsistent with the organizational documents of such Agent; (ii) do not and will not contravene any Applicable Laws applicable to such Agent and (iii) do not and will not conflict with result in a breach of, or a default under, the charter documents or resolutions of such Agent or any indenture or other material agreement or instrument to which such Agent is party, or any Applicable Law, except in any case, as could not reasonably be expected to have a material adverse effect on the ability of such Agent to perform its obligations pursuant to the Operative Documents to which such Agent is or will be a party.
(i)Not a Foreign Person. Such Agent is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Code.

ARTICLE V
COVENANTS

SECTION 5.1.    Financial Reporting Covenants.
BLI agrees to furnish or cause to be furnished each of the following to the Administrative Agent:

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(a)Within ninety (90) calendar days after the end of each fiscal year, financial statements of BLI and its Subsidiaries consisting of an audited consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, shareholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Lessee Party under any of the Operative Documents.
(b)For each of the first three fiscal quarters of each fiscal year of BLI, within forty-five (45) calendar days after the end of any such fiscal quarter, financial statements of BLI and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, shareholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments and the absence of footnotes) by a Financial Officer of BLI as presenting fairly in all material respects the financial condition and results of operations of BLI and its Subsidiaries on a consolidated basis in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
(c)Concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate, which shall (i) when delivered concurrently with the delivery of the financial statements delivered under clause (b), certify that such financial statements present fairly in all material respects the financial condition and results of operations of BLI and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certify as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) state whether any change in GAAP or in the application thereof has occurred since the date of the Statements referred to in Section 4.1(f) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) describe whether, since the later of the Closing Date and the date of the last Compliance Certificate, any Lessee Party shall have (A) changed its name as it appears in official filings in the state or province of incorporation or organization, (B) changed its chief executive office, (C) changed the type of entity that it is, (D) changed its organization identification number, if any, issued by its state or province of incorporation or other organization, or (E) changed its state of incorporation or organization, (v) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (b) of the definition of the term “Immaterial Subsidiary”, and (vi) solely during

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a Covenant Compliance Event, certify as to, and contain a calculation of, the Fixed Charge Coverage Ratio for the applicable measurement period required by Section 5.4(a). On each of (x) the six (6) month anniversary of the Closing Date, (y) each annual anniversary of the Closing Date (each, an “Appraisal Delivery Date”), the Administrative Agent shall have received (a) an updated Appraisal from an Appraiser which is satisfactory in form and substance to the Administrative Agent and the Participants and (b) a certification of the calculation of the LTV Ratio for the applicable LTV Test Date required by Section 5.4(b).
(d)Concurrent with delivery thereof to an Other Secured Debt Agent, any additional (or more frequent) information or reports provided to an Other Secured Debt Agent pursuant to an Other Secured Debt Loan Agreement (without duplication of reports delivered under this Agreement).
(e)BLI shall be deemed to have furnished to the Administrative Agent the financial statements and certificates required to be delivered pursuant to Sections 5.1(a) and (b) and the reports and other material required by Section 5.2(a)(xv) upon the filing of such financial statements or material by BLI through the SEC’s EDGAR system (or any successor electronic gathering system) or the publication by BLI of such financial statements on its website, so long as such system or website is publicly available; provided that, BLI shall, at the reasonable request of the Administrative Agent or any Participant, promptly deliver electronic or paper copies of such filings together all accompanying exhibits, attachments, calculations, or other supporting documentation included with such filing.
SECTION 5.2.    Affirmative Covenants of the Lessee Parties.
Each Lessee Party covenants and agrees with the Lessor, the Agents and each of the Participants that it shall comply with the following provisions of this Section 5.2 and the covenants set forth in Sections 5.3 and 5.4, as applicable to it.
(a)Notices of Material Events and Delivery of Other Reports. BLI shall furnish to the Administrative Agent (for distribution to each Participant) prompt (but in any event within any time period after such Responsible Officer has such knowledge that may be specified below) written notice of the following:
(i)Promptly after any Responsible Officer of any Lessee Party has learned of the occurrence of an Event of Default or a Default (and in any event within five (5) Business Days after knowledge thereof), a certificate signed by a Responsible Officer setting forth the details of such Event of Default or Default and the action which such Lessee Party proposes to take with respect thereto.
(ii)Promptly after the commencement thereof (and in any event within five (5) Business Days after knowledge by a Responsible Officer of BLI thereof), notice of all actions, suits, proceedings or investigations before or by any Authority or any other Person against any Lessee Party or any Restricted Subsidiary which involve a claim or

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series of claims that, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.
(iii)Promptly in the event that any Lessee Party or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.
(iv)Promptly upon the occurrence of any ERISA Event.
(v)Promptly after any request therefor by the Administrative Agent or any Participant, copies of (i) any documents described in Section 101(k)(1) of ERISA that any Lessee Party or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that any Lessee Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if a Lessee Party or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan and is eligible to request such documents or notices, the applicable Lessee Party or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.
(vi)[Reserved.]
(vii)[Reserved.]
(viii)Within five (5) Business Days after knowledge by a Responsible Officer of BLI of any dispute, litigation, investigation, proceeding or suspension between any Lessee Party or any Restricted Subsidiary thereof and any Authority or the commencement of, or any material development in, any litigation or proceeding affecting any Lessee Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws, in any case, which would reasonably be expected to have a Material Adverse Effect or which materially and adversely affects the Leased Property;
(ix)Within five (5) Business Days after knowledge by a Responsible Officer of BLI of the occurrence of any default or event of default under the Credit Agreement or an Other Secured Debt Loan Agreement (if any), or receipt of any notice asserting a default or event of default thereunder (together with a copy of such notice), as well as copies of any amendments to the documents related to the Credit Agreement or such Other Secured Debt Loan Agreement, as applicable.
(x)Within five (5) Business Days after knowledge by a Responsible Officer of BLI of the filing of any ABL Lien against any Lessee Party with respect to any delinquent Taxes in excess of $4,500,000.

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(xi)Within five (5) Business Days after knowledge by a Responsible Officer of BLI of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of the beneficial owners identified in parts (c) or (d) of such certification.
(xii)Promptly after knowledge by a Responsible Officer of BLI of any other development that results, or would reasonably be expected to result in, a Material Adverse Effect.
(xiii)Promptly after knowledge by a Responsible Officer of a Lessee Party, report to Administrative Agent all matters materially affecting the value, enforceability or collectability of any portion of the Lessee Collateral, including any Lessee Parties’ reclamation or repossession of, or the return to any Lessee Party of, a material amount of goods or claims or disputes asserted by any customer or other obligor.
(xiv)[Reserved.]
(xv)No later than sixty (60) days after the first day of each fiscal year, the annual budget and a copy of the plan and forecast (including monthly projected consolidated balance sheets, income statements and cash flow statements) of BLI and its Subsidiaries for each quarter of such fiscal year.
(xvi)Promptly upon their becoming available to the Lessee Parties:
(1)Any reports including management letters submitted to any Lessee Party by independent accountants in connection with any annual or interim audit of financial statements; and
(2)Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by any Lessee Party with the SEC, or with any national securities exchange, or distributed by BLI to its shareholders generally, as the case may be.
(xvii)Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Participant for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
(xviii)Promptly upon receipt thereof, the receipt of any notice from a supplier, seller, or agent pursuant to the Perishable Agriculture Commodities Act, 1930 and all regulations promulgated thereunder, as amended from time to time.

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(xix)Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Lessee Party or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Participant may reasonably request.
(xx)Promptly after knowledge by a Responsible Officer of a Lessee Party of the intent by an Authority to (i) take an action which would constitute a Condemnation or Event of Taking, (ii) investigate the Leased Property or other land on which any portion of the Leased Property has been or is being constructed for a material violation of any Applicable Laws (including any Environmental Law) on or in respect of the Improvements or any portion thereof which could result in liability in excess of $1,000,000, or (iii) investigate the Leased Property or other land on which any portion of the Leased Property has been or is being constructed (other than routine fire, occupational health and safety and similar inspections) for any violation of Applicable Laws under which civil liability in excess of $1,000,000 or any criminal liability may be incurred or imposed upon the Agents, the Participants or the Lessee.
(b)Preservation of Existence, Etc. Each Lessee Party shall, and shall cause each of its Restricted Subsidiaries to, maintain its legal existence as a corporation, limited partnership, limited liability company or unlimited liability company, as applicable, and its license or qualification and good standing (a) in its jurisdiction of incorporation or organization, and (b) in each jurisdiction in which its ownership or lease of property (including the Leased Property) or the nature of its business makes such license or qualification necessary, except with respect to clause (b), except where the failure to so maintain any license or qualification would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation, dissolution, disposition or other transaction permitted under Section 5.3(d) or Section 5.3(h).
(c)Payment of Liabilities, Including Taxes, Etc. Each Lessee Party shall, and shall cause each of its Restricted Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all Taxes and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, unless such liabilities, including Taxes or similar charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, except to the extent that the failure to pay or discharge any such liabilities would not reasonably be expected to result in a Material Adverse Effect.
(d)Inspection Rights; Appraisals. Each Lessee Party shall, and shall cause each of its Restricted Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent (including any consultants, accountants, and agents retained by the Administrative Agent), as and when determined by the Administrative Agent in its Permitted Discretion, upon reasonable prior notice and during normal business hours of the Lessee

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Parties, to visit and inspect its properties, to conduct at such Lessee Party’s premises field examinations of such Lessee Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The field examinations contemplated by this Section 5.2(d) shall be limited to one per such twelve (12) month period (excluding any field examination conducted prior to the Closing Date) unless an Event of Default has occurred and is continuing (during which time there shall be no limit on the number of field examinations). For the avoidance of doubt, all such examinations and evaluations conducted during an Event of Default shall be at the expense of the Lessee Parties. Each Lessee Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Participants certain reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Lessee Parties from information furnished by or on behalf of the Lessee Parties for internal use by the Administrative Agent and the Participants.
(e)Keeping of Records and Books of Account. Each Lessee Party shall, and shall cause each Restricted Subsidiary of such Lessee Party to, maintain and keep proper books of record and account which enable such Lessee Party and its Restricted Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by Applicable Laws of any Authority having jurisdiction over such Lessee Party or any Restricted Subsidiary of such Lessee Party, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
(f)Compliance with Laws and Material Contractual Obligations. Each Lessee Party shall, and shall cause each of its Restricted Subsidiaries to, comply with all Applicable Laws, including all Environmental Laws, in all respects, except, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (except in the case of Anti-Terrorism Laws and Sanctions, with respect to which compliance shall be governed by Section 5.2(h)). Each Lessee Party will, and will cause each Restricted Subsidiary to perform in all material respects its obligations under material agreements to which it is a party, except (i) where the validity or amount thereof is being contested in good faith by appropriate proceedings, or (ii) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. BLI will maintain in effect and enforce policies and procedures designed to ensure compliance by BLI, the Lessee, their Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws and applicable Sanctions.
(g)Use of Proceeds. The proceeds of the Funding will be used for the Lessor to acquire the Leased Property from the Seller and re-lease the Leased Property to the Lessee on the Closing Date and for the Lessee to pay fees and expenses incurred in connection with the Overall Transaction. No part of the proceeds of the Funding will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

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(h)Anti-Terrorism Laws; International Trade Law Compliance. (a) No Relevant Entity will become a Sanctioned Person, (b) no Relevant Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or directly derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law; or (iv) use the Funding or any proceeds therefrom to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or would otherwise result in any violation of any Anti-Terrorism Laws or Sanctions; (c) the funds used to repay the Obligations will not be derived from any unlawful activity or in any manner that would cause a party to this Agreement to be in breach of any Anti-Terrorism Laws or Sanctions, (d) each Relevant Entity shall comply with all Anti-Terrorism Laws, and (e) BLI shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.
(i)Environmental Laws. Except where the failure to do so would not reasonably be expected to have Material Adverse Effect, BLI and each Restricted Subsidiary shall (i) conduct its operations and keep and maintain all of its real property in compliance with all Environmental Laws; (ii) obtain and renew all Environmental Permits necessary for its operations and properties; and (iii) implement any and all investigation, remediation, removal and response actions that are necessary to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Materials into, on, at, under, above or from any of its ABL Real Estate, provided, however, that neither a Lessee Party nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Lessee Parties with respect to such circumstances in accordance with GAAP.
SECTION 5.3.    Negative Covenants of the Lessee Parties.
Until the Lease shall have expired or been terminated and the principal of and Yield on the Lease Balance and all fees, expenses and other amounts payable under any Operative Document or Secured Obligation (other than contingent or indemnity obligations for which no claim has been made by the Person entitled thereto) shall have been paid in full pursuant to the terms hereof, each Lessee Party executing this Agreement covenants and agrees, jointly and severally with all of the other Lessee Parties, with the Participants that:
(a)Indebtedness. No Lessee Party will, nor will it permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and BLI shall not permit any of the Restricted Subsidiaries (other than any Lessee Party) to issue any shares of Preferred Stock, except:

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(i)the Incurrence by the Lessee Parties or any Restricted Subsidiary of Indebtedness pursuant to any Operative Document;
(ii)the Incurrence by BLI or any Restricted Subsidiary of Indebtedness pursuant to any ABL Document (as such ABL Obligations may be amended, increased, otherwise modified, replaced or refinanced from time to time);
(iii)Other Secured Debt (as defined in the Credit Agreement) as permitted by Section 6.01(b) of the Credit Agreement;
(iv)Indebtedness, Preferred Stock and Disqualified Stock existing on September 21, 2022 (other than Indebtedness described in clauses (i) (ii), and (iii) above) and, if such Indebtedness is for borrowed money and is in excess of $22,500,000, individually or in the aggregate, in such amounts outstanding on September 21, 2022 and set forth in Schedule 6.01 to the Credit Agreement;
(v)Indebtedness (including Finance Lease Obligations) Incurred by any Lessee Party or any Restricted Subsidiary, Disqualified Stock issued by any Lessee Party or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 180 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets); provided that, (x) the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such property (real or personal) or equipment and (y) the principal amount of such Indebtedness, Disqualified Stock and Preferred Stock, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred or issued pursuant to this clause (v), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xiv) below, does not exceed at any one time outstanding the greater of $35,000,000 and 14% of Consolidated EBITDA, calculated on a pro forma basis giving effect to such Indebtedness, Disqualified Stock, or Preferred Stock, as applicable, and based on the most recently completed Test Period (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);
(vi)Indebtedness Incurred by any Lessee Party or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance and letters of credit in connection with the maintenance of, or pursuant to the requirements of, Environmental Law, and other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

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(vii)unsecured Indebtedness arising from agreements of a Lessee Party or any Restricted Subsidiary providing for indemnification, adjustment of acquisition or purchase price or similar obligations (including earn-outs), in each case, Incurred or assumed in connection with any Investments or any acquisition or disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(viii)shares of Preferred Stock of a Restricted Subsidiary issued to BLI or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Equity Interests or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to BLI or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);
(ix)without in any way limiting the applicability of Section 5.3(b), Indebtedness of BLI or a Restricted Subsidiary to BLI or a Restricted Subsidiary; provided that if a Lessee Party incurs such Indebtedness to a Restricted Subsidiary that is not a Lessee Party (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of BLI and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Secured Obligations pursuant to the Intercompany Subordination Agreement (as defined in the Credit Agreement); provided, further, that any subsequent issuance or transfer of any Equity Interests or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to BLI or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);
(x)Swap Agreement Obligations that are not incurred for speculative purposes but (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding; (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (C) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales and, in each case, extensions or replacements thereof;
(xi)obligations (including reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts and similar instruments) in respect of indemnities, warranties, statutory obligations, performance, bid, appeal and surety bonds, completion guarantees and similar obligations provided by a Lessee Party or any Restricted Subsidiary, in each case incurred in the ordinary course of business or consistent with past practice or industry practice;

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(xii)Indebtedness or Disqualified Stock of BLI or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (xiv) below, does not exceed at any one time outstanding the greater of $100,000,000 and 40% of Consolidated EBITDA, calculated on a pro forma basis giving effect to such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, and based on the most recently completed Test Period (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);
(xiii)any guarantee by a Lessee Party or any Restricted Subsidiary of Indebtedness or other obligations of a Lessee Party or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by such Lessee Party or such Restricted Subsidiary is not prohibited under the terms of this Agreement; provided that (A) if such Indebtedness is by its express terms subordinated in right of payment to the Secured Obligations by such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Secured Obligations, substantially to the same extent as such Indebtedness is subordinated to the Secured Obligations, and (B) the aggregate principal amount of Indebtedness or other obligations of a Restricted Subsidiary that is not a Lessee Party guaranteed by a Lessee Party in reliance on this clause (xiii) shall not exceed at any one time outstanding the greater of $25,000,000 and 10% of Consolidated EBITDA, calculated on a pro forma basis giving effect to such Indebtedness and based on the most recently completed Test Period;
(xiv)the Incurrence by a Lessee Party or any Restricted Subsidiary of Indebtedness or Disqualified Stock, or by any Restricted Subsidiary of Preferred Stock, that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under clauses (iii), (iv), (v), (xii) and (xiv) of this Section 5.3(a) up to the outstanding principal amount (or, if applicable, the liquidation preference, face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this Section 5.3(a)) of such Indebtedness, Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to clauses (iii), (iv), (v), (xii) and (xiv) of this Section 5.3(a), or any Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock plus any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that:

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(1)such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the ABL Maturity Date were instead due on such date;
(2)to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior in right of payment to the Secured Obligations, such Refinancing Indebtedness is junior in right of payment to the Secured Obligations, (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, (c) Indebtedness secured by a Lien on the ABL Collateral that is pari passu with or junior to the Lien on the ABL Collateral securing the Secured Obligations, such Refinancing Indebtedness (if secured) is secured by a Lien on the ABL Collateral that is, as applicable, pari passu with or junior to the Lien on the ABL Collateral securing the Secured Obligations to the same extent as such Indebtedness being refinanced (or that is junior thereto), and a Senior Representative of such Refinancing Indebtedness acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of any ABL Intercreditor Agreement and/or a junior lien intercreditor agreement or collateral trust agreement reasonably satisfactory to the Administrative Agent and the Required Lenders (as defined in the Credit Agreement) reflecting the junior-lien status of the Liens securing such Indebtedness as it relates to ABL Collateral, or (d) obligations under an Other Secured Debt Loan Agreement (if any), the Lien on the ABL Collateral securing such Indebtedness shall have the priorities contemplated by, as applicable, any ABL Intercreditor Agreement (or priorities junior thereto), and a Senior Representative of such Refinancing Indebtedness acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of any ABL Intercreditor Agreement; and
(3)such Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary that is not a Lessee Party that refinances Indebtedness of BLI or another Lessee Party or (y) Indebtedness of BLI or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;
(xv)unsecured Indebtedness of BLI that is equity-linked (including, without limitation, Indebtedness that is convertible into Equity Interests of BLI) and not guaranteed by any Subsidiary of BLI in an amount not to exceed $225,000,000 at any time outstanding;
(xvi)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of its Incurrence;

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(xvii)Indebtedness of a Lessee Party or any Restricted Subsidiary supported by a Letter of Credit (as defined in the Credit Agreement), in a principal amount not in excess of the stated amount of such Letter of Credit (as defined in the Credit Agreement);
(xviii)Indebtedness of any Lessee Party or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(xix)Indebtedness consisting of Indebtedness of BLI or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of BLI or any direct or indirect parent of BLI to the extent described in Section 5.3(b)(ii)(4);
(xx)Indebtedness in respect of obligations of BLI or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreement Obligations;
(xxi)Indebtedness of any Person that becomes a Restricted Subsidiary after September 21, 2022; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary;
(xxii)Indebtedness in respect of the financing of insurance premiums in the ordinary course of business or consistent with past practice or industry practice;
(xxiii)Indebtedness to customs brokers, freight forwarders, common carriers, landlords and similar Persons, in each case incurred in the ordinary course of business or consistent with past practice;
(xxiv)Indebtedness owed on a short-term basis to banks and other financial institutions incurred in the ordinary course of business of BLI and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of BLI and its Subsidiaries, including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements.

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For purposes of determining compliance with this Section 5.3(a), at the time of incurrence, BLI will be entitled to divide and classify an item of Indebtedness in more than one of the categories of Indebtedness described above (or any portion thereof) (other than clause (b) with respect to Other Secured Debt Obligations) without giving pro forma effect to the Indebtedness Incurred pursuant to any other clause or paragraph of this Section 5.3(a) (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred pursuant to any such clause or paragraph (or any portion thereof).
Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 5.3(a). In addition, Guaranties of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 5.3(a).
For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. Dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. Dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.
Notwithstanding any other provision of this Section 5.3(a), the maximum amount of Indebtedness that the Lessee Parties and Restricted Subsidiaries may Incur pursuant to this Section 5.3(a) shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing.
(b)Restricted Payments.

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(i)No Lessee Party shall, and no Lessee Party shall permit any of the Restricted Subsidiaries to, directly or indirectly:
(1)declare or pay any dividend or make any distribution on account of any Lessee Party’s or any of the Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving BLI (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of BLI; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, a Lessee Party or the Restricted Subsidiary which owns the equity interests of such non-Wholly Owned Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(2)purchase or otherwise acquire or retire for value any Equity Interests of BLI or any direct or indirect parent of BLI;
(3)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Junior Indebtedness of BLI or any Lessee Party (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Junior Indebtedness in anticipation of satisfying a sinking fund obligation or principal installment to the extent not prohibited by the terms of any applicable subordination provisions and (B) Indebtedness permitted under clause (ix) of Section 5.3(a)) or (y) in the case of Junior Indebtedness of the type described in clause (c) of the definition of Junior Indebtedness, make any payment on such Indebtedness;
(4)make any payment on, or redeem, repurchase, defease or otherwise acquire or retire for value any Other Secured Debt Obligations; or
(5)make any Restricted Investment;
(all such payments and other actions set forth in subclauses (1) through (5) above being collectively referred to as “Restricted Payments”).
(ii)The provisions of Section 5.3(b)(i) shall not prohibit:
(1)the payment of any dividend or distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration thereof, if at the date of declaration or the giving of notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of this Agreement; provided that if such dividend, distribution or redemption is being made pursuant to Section 5.3(b)(ii)(16), a Reserve (as defined in the Credit Agreement) shall be established by the ABL Agent in accordance with the Credit Agreement;

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(2)(A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”), Other Secured Debt Obligations or Junior Indebtedness of BLI or any Lessee Party solely in exchange for, or solely out of the proceeds of, the substantially concurrent sale of, Equity Interests of BLI or contributions to the equity capital of BLI (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of BLI) (collectively, including any such contributions, “Refunding Capital Stock”); and
(B)the declaration and payment of dividends on the Retired Capital Stock solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of BLI) of Refunding Capital Stock;
(3)the redemption, repurchase, defeasance, or other acquisition or retirement of any Other Secured Debt Obligations or any Junior Indebtedness of any Lessee Party made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of a Lessee Party, which is Incurred in accordance with Section 5.3(a) so long as:
(A)the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of any Other Secured Debt Obligations or Junior Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing any Other Secured Debt Obligations or Junior Indebtedness being so redeemed, repurchased, acquired or retired, plus any tender premiums, plus any defeasance or other costs, fees and expenses incurred in connection therewith);
(B)such Indebtedness is subordinated as to right of payment and lien priority to the Secured Obligations or the related Guarantee of such Lessee Party, as the case may be, at least to the same extent as the applicable Other Secured Debt Obligations or Junior Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value (it being understood that if the Junior Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value is unsecured, such Indebtedness shall be unsecured);
(C)such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the applicable Other Secured Debt Obligations or Junior Indebtedness being so redeemed, repurchased, acquired or retired and (y) ninety-one (91) days following the ABL Maturity Date; and
(D)such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the applicable Other Secured Debt Obligations or Junior Indebtedness being so redeemed, repurchased, defeased, acquired or retired

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and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the applicable Other Secured Debt Obligations or Junior Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the ABL Maturity Date;
(4)so long as no Event of Default is continuing immediately before or after the making of such Restricted Payment, a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of BLI or any direct or indirect parent of BLI held by any future, present or former employee, director, officer or consultant of BLI or any Restricted Subsidiary of BLI or any direct or indirect parent of BLI pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year an amount equal to (x) $11,250,000 plus (y) the value of any shares surrendered by any such employee, director, officer or consultant, or otherwise withheld by BLI, in connection with any tax obligation of such employee, director, officer or consultant (or the payment thereof by BLI or any Restricted Subsidiary) in an amount not to exceed $4,500,000, with unused amounts in any calendar year being permitted to be carried over to the next succeeding calendar year; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:
(A)the cash proceeds received by BLI or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of BLI or any direct or indirect parent of BLI (to the extent contributed to BLI) to employees, directors, officers or consultants of BLI and the Restricted Subsidiaries or any direct or indirect parent of BLI that occurs after September 21, 2022 and during such calendar year; plus
(B)the cash proceeds of key man life insurance policies received by BLI or any direct or indirect parent of BLI (to the extent contributed to BLI) or the Restricted Subsidiaries after September 21, 2022 and during such calendar year;
(5)other Restricted Payments that, when taken together with all other Restricted Payments made pursuant to this clause (5), would not exceed $30,000,000 after September 21, 2022; provided, that no Event of Default exists, in each case, after giving pro forma effect to such Restricted Payment;
(6)the distribution, as a dividend or otherwise, of shares of Equity Interests of Unrestricted Subsidiaries;
(7)with respect to any Other Secured Debt Obligations (if any):
(A)the making of regularly scheduled payments of interest in accordance with the terms of the applicable Other Secured Debt Loan Agreement at a rate not prohibited by the terms of the applicable ABL Intercreditor Agreement;

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(B)the making of regularly scheduled amortization payments, mandatory prepayments and other mandatory payments in accordance with the terms of the applicable Other Secured Debt Loan Agreement to the extent not prohibited by the terms of the applicable ABL Intercreditor Agreement; or
(C)the making of voluntary prepayments or voluntary redemptions of Indebtedness under the applicable Other Secured Debt Loan Agreement (including, without limitation, pursuant to any loan buyback or repurchase mechanisms) so long as no Default or Event of Default then exists or would arise as a result of such prepayment or redemption;
(8)payment of Indebtedness created under the ABL Documents (as such ABL Obligations may be amended, increased, otherwise modified, replaced or refinanced from time to time) or the payment of Indebtedness created under or the Operative Documents;
(9)payment of regularly scheduled interest and principal payments or reimbursement obligations under letters of credit, in each case, as and when due in respect of any Indebtedness permitted by this Agreement, other than payments in respect of the Subordinated Indebtedness (as defined in the Credit Agreement) prohibited by the subordination provisions thereof;
(10)payments constituting the refinancings of Indebtedness to the extent such refinanced Indebtedness is permitted by Section 5.3(a);
(11)payment of secured Indebtedness (other than Other Secured Debt Obligations) that becomes due as a result of (A) any voluntary sale or transfer of any assets securing such Indebtedness or (B) any casualty or condemnation proceeding (including a disposition in lieu thereof) of any assets securing such Indebtedness;
(12)subject to the terms of the Intercompany Subordination Agreement (as defined in the Credit Agreement), payments of intercompany Indebtedness permitted under Section 5.3(a) and owed to any Lessee Party;
(13)repurchases of Equity Interests that occur or are deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(14)Restricted Payments by BLI or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Equity Interests of any such Person;
(15)payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of BLI and the Restricted Subsidiaries,

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taken as a whole, that complies with Section 5.3(h); provided that if such consolidation, amalgamation, merger or transfer of assets constitutes a Change in Control, all Obligations shall have been repaid in full (or the Event of Default specified in paragraph (g) of Article XVII of the Lease shall have been waived); and
(16)any Lessee Party or their Restricted Subsidiaries may make Restricted Payments so long as no Default or Event of Default then exists or would arise as a result of making such Restricted Payment.
(c)Limitations on Restrictive Agreements. No Lessee Party shall, or shall permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or consensual restriction which prohibits or limits the ability of:
(i)any Lessee Party or Restricted Subsidiary to pay dividends or make any other distributions to BLI or any Restricted Subsidiary (1) on its Equity Interests; or (2) with respect to any other interest or participation in, or measured by, its profits;
(ii)any Lessee Party or Restricted Subsidiary to make loans or advances to BLI or any Restricted Subsidiary that is a direct or indirect parent of such Subsidiary;
(iii)the Lessee to create, incur or permit to exist any Lien in favor of the Administrative Agent or the Collateral Agent upon the Lessee Collateral or the Leased Property;
except in each case for such encumbrances or restrictions existing under or by reason of:
(1)(A) contractual encumbrances or restrictions in effect on September 21, 2022 and, with respect to any such encumbrances in described in Section 5.3(c)(iii) which are in a Material Agreement, as set forth on Schedule 5.3(c) and (B) contractual encumbrances or restrictions pursuant to this Agreement, the other Operative Documents, and, in each case, similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;
(2)(A) this Agreement, (B) the Credit Agreement (except in respect of Section 5.3(c)(iii) above, as amended, modified, supplemented, restated or refinanced from time to time), (C) if applicable, an Other Secured Debt Loan Agreement and the other relevant Other Secured Debt Documents, and (D) if applicable, any ABL Intercreditor Agreement;
(3)Applicable Law or any applicable rule, regulation or order;
(4)any agreement or other instrument of a Person acquired by a Lessee Party or any Restricted Subsidiary which was in existence at the time of such acquisition

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(but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
(5)contracts or agreements for the sale of assets to the extent such sale is not prohibited pursuant to the terms hereof, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of such Restricted Subsidiary;
(6)(A) secured Indebtedness otherwise permitted to be Incurred pursuant to Section 5.3(a) and Section 5.3(g) that limits the right of the debtor to dispose of or grant Liens on the assets securing such Indebtedness and (B) contractual encumbrances or restrictions under any agreement governing any Indebtedness existing as of September 21, 2022;
(7)customary net worth provisions contained in real property leases entered into by any Lessee Party or Restricted Subsidiary, so long as BLI has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of BLI and its Restricted Subsidiaries to meet their ongoing obligations;
(8)customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business and relating solely to the applicable Joint Venture;
(9)purchase money obligations to the extent not prohibited hereunder for property acquired and Finance Lease Obligations in the ordinary course of business;
(10)customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;
(11)any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including without limitation, licenses of intellectual property) or other contracts;
(12)other Indebtedness, Disqualified Stock or Preferred Stock of BLI or any Restricted Subsidiary, in each case, so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect any Lessee Party’s ability to make anticipated principal or interest payments on the Lease Balance (as determined in good faith by BLI), provided that such Indebtedness, Disqualified Stock or Preferred Stock is permitted pursuant to Section 5.3(a);
(13)any Investment not prohibited by Section 5.3(b);

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(14)customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 5.3(c); and
(15)any encumbrances or restrictions of the type referred to in Section 5.3(c)(i), (ii), or (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of BLI, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
For purposes of determining compliance with this Section 5.3(c), (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (ii) the subordination of loans or advances made to BLI or a Restricted Subsidiary to other Indebtedness Incurred by BLI or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
(d)Sale of Equity Interests and Assets. BLI shall not, nor shall it permit any of its Restricted Subsidiaries to, sell, transfer, convey, assign or otherwise Dispose of any of its properties or other assets, including the Equity Interests of any of its Subsidiaries (whether in a public or a private offering or otherwise), other than as permitted pursuant to the Credit Agreement. Except as other permitted by this Agreement or any other Operative Document, the Lessee shall not sell, transfer, covey, assign of otherwise Dispose of any of the Lessee Collateral or its right, title and interest in the Leased Property or the Operative Documents.
(e)Affiliate Transactions. No Lessee Party shall, and no Lessee Party shall permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of BLI (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $11,250,000 or services and goods with a market value (as determined in good faith by BLI) in excess of $11,250,000, provided that, the foregoing shall not apply to the following:
(i)Affiliate Transactions on terms that are not materially less favorable to the relevant Lessee Party or the Restricted Subsidiary than those that could have been obtained in a comparable transaction by the relevant Lessee Party or such Restricted Subsidiary with an unrelated Person;

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(ii)transactions between or among BLI and/or any of the Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction);
(iii)Restricted Payments permitted by Section 5.3(b) and Permitted Investments;
(iv)the payment of reasonable and customary fees and reimbursement of out-of-pocket expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of BLI, any Restricted Subsidiary, or any direct or indirect parent of BLI;
(v)transactions in which BLI or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor (as defined in the Credit Agreement) stating that such transaction is fair to BLI or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of this Section 5.3(e);
(vi)payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of BLI in good faith;
(vii)any agreements or transactions disclosed on Schedule 6.05 to the Credit Agreement and any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Participants in any material respect than the original agreement as in effect on September 21, 2022) or any transaction contemplated thereby as determined in good faith by BLI;
(viii)the issuance of Equity Interests (other than Disqualified Stock) of BLI to any Person;
(ix)(A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to BLI and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of BLI, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with Joint Ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice; provided, however, with respect to any consideration made to a Lessee Party or its Restricted Subsidiaries by Joint Ventures, the applicable Lessee Party or Restricted Subsidiary shall receive at least Fair Market Value for the goods or services of such transaction;

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(x)the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, management equity plans, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of BLI, or the Board of Directors of a Restricted Subsidiary, as applicable, in good faith;
(xi)any contribution to the capital of BLI;
(xii)transactions permitted by, and complying with, Section 5.3(h);
(xiii)transactions between BLI or any Restricted Subsidiary and any Person, a director of which is also a director of BLI or any direct or indirect parent of BLI; provided, however, that such director abstains from voting as a director of BLI or such direct or indirect parent of BLI, as the case may be, on any matter involving such other Person;
(xiv)pledges of Equity Interests of Unrestricted Subsidiaries;
(xv)the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business and not for the purpose of circumventing any covenant set forth in this Agreement;
(xvi)any employment agreements entered into by BLI or any Restricted Subsidiary and their respective officers and employees in the ordinary course of business;
(xvii)transactions undertaken in good faith (as certified by a responsible financial or accounting officer of BLI in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of BLI and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement;
(xviii)non-exclusive licenses of Intellectual Property to or among BLI, its respective Subsidiaries and its Affiliates; and
(xix)advances for commissions, travel and similar purposes in the ordinary course of business to directors, officers and employees.
(f)Amendments of Certain Documents; Line of Business. No Lessee Party shall amend its charter, bylaws or other organizational documents in any manner materially adverse to the interest of the Participants or such Lessee Party’s duty or ability to repay the Obligations. No Lessee Party shall amend the Credit Agreement, the ABL Documents or any Other Secured Debt Documents (if applicable) in a manner prohibited by the applicable ABL Intercreditor Agreement. No Lessee Party shall engage in any business other than the distribution of, and the wholesale and retail sale of, general merchandise and ancillary or value-added activities and functions in support

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of or as an enhancement to the foregoing businesses, substantially as conducted and operated by such Lessee Party during the 2022 fiscal year (“Similar Business”).
(g)Liens. No Lessee Party shall, and no Lessee Party shall permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any ABL Lien securing Indebtedness of such Lessee Party or any Restricted Subsidiary, other than ABL Permitted Liens, on any asset or property of such Lessee Party or Restricted Subsidiary.
With respect to any ABL Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such ABL Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of BLI, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”
(h)Mergers, Amalgamations, Fundamental Changes, Etc.
(i)No Lessee Party shall, or shall permit any of its Restricted Subsidiaries to, directly or indirectly, by operation of law or otherwise, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:
(1)any Lessee Party may consolidate, amalgamate or merge into (x) another Lessee Party (y) a Subsidiary that is not a Lessee Party, or (z) another Person pursuant to a Permitted Acquisition (as defined in the Credit Agreement); provided that, in the case of the foregoing clauses (y) and (z), no Event of Default has occurred or would result therefrom and such Subsidiary or other Person, as applicable, becomes a Lessee Party and provides the Administrative Agent and Participants with the applicable documentation described in Section 5.2(a)(xvii) (provided, however, with respect to any such consolidation, amalgamation or merger involving BLI or the Lessee, BLI or the Lessee, as applicable, shall be the surviving person);
(2)any Domestic Subsidiary (as defined in the Credit Agreement) may be merged, amalgamated or consolidated with or into the Lessee (provided that the Lessee shall be the continuing or surviving entity) or with or into BLI (provided that the Lessee or BLI shall be the continuing or surviving entity);
(3)any Subsidiary that is not a Lessee Party may be merged, amalgamated or consolidated with or into any other Subsidiary that is not a Lessee Party; provided

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that if one Subsidiary to such merger, amalgamation or consolidation is a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving entity;
(4)(x) any Lessee Party may Dispose of any or all of its assets to another Lessee Party, and (y) any Subsidiary which is not a Lessee Party may Dispose of any or all of its assets to, or enter into any merger, amalgamation or consolidation with, (1) the Lessee or BLI (upon voluntary liquidation or otherwise); provided in the case of a Disposition by a non-Lessee Party to a Lessee Party of assets that is not a part of a liquidation, such sale shall be for no more than Fair Market Value (as determined by BLI), or (2) a Subsidiary that is not a Guarantor if the Subsidiary making the Disposition is not a Guarantor; provided that any such Disposition by a Wholly Owned Subsidiary must be to a Wholly Owned Subsidiary;
(5)any Investment not prohibited by Section 5.3(b) may be structured as a merger, consolidation or amalgamation;
(6)any Subsidiary may be dissolved or liquidated so long the Dispositions of assets of such Person in connection with such liquidation or dissolution are to Persons entitled to receive such assets in accordance with Section 5.3(d);
(7)any Subsidiary may enter into any merger, amalgamation or consolidation in connection with, or to effectuate, a Disposition not otherwise prohibited by Section 5.3(d); and
(8)any Restricted Subsidiary may Dispose of any or all of its assets in connection with, or to effectuate, a Disposition not otherwise prohibited by Section 5.3(d).
(ii)No Lessee Party shall (a) change its name as it appears in official filings in the state or province of incorporation or organization, (b) change its chief executive office, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state or province of incorporation or other organization, or (e) change its state or province of incorporation or organization, in each case, unless the Administrative Agent shall have received written notice of such change within 10 days (or such longer period as the Administrative Agent may agree in its sole discretion) following such change and any reasonable action requested by the Administrative Agent in connection with such change to continue at all times following such change for the Administrative Agent to have a valid, legal and perfected security interest in all the Lessee Collateral in which a security interest may be perfected by a filing under the UCC (or its equivalent in any applicable jurisdiction), for the benefit of the Secured Parties have been made or will have been made within 10 days (or such longer period as the Administrative Agent may agree in its sole discretion) following such change.
(iii)No Lessee Party shall change its fiscal year from the basis in effect on the Closing Date without having first provided to the Administrative Agent and each Participant thirty (30) days’ prior written notice thereof.

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(iv)No Lessee Party will change the basis of accounting upon which its financial statements are prepared for purposes of this Agreement, other than changes to comply with changes in GAAP, without providing to the Administrative Agent and each Participant prompt notice thereof.
(i)Sanctions; Anti-Terrorism Laws. No Lessee Party shall, directly or indirectly, nor shall any Lessee Party permit any Subsidiary to directly or indirectly, use the Leased Property or the proceeds of any Funding, or lend, contribute or otherwise make available such proceeds to any Subsidiary, (i) to fund, finance or facilitate any activities of or business with any individual or entity, or in any Sanctioned Country, that, at the time of such funding, is the subject of Sanctions except (A) as otherwise permitted pursuant to a license granted by the Office of Foreign Assets Control of the U.S. Department of the Treasury or (B) otherwise to the extent permissible for a Person required to comply with Sanctions, or (ii) in any other manner that will result in a violation of Sanctions by any party hereto. No Lessee Party shall, directly or indirectly, nor shall any Lessee Party permit any Subsidiary to directly or indirectly, use the Leased Property or the proceeds of any Funding for any purpose which would breach any Anti-Terrorism Laws applicable to any Lessee Party or Subsidiary, including the United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010, and other similar anti-corruption legislation in any jurisdiction in which any Lessee Party or any of its Subsidiaries is located or is doing material business.
SECTION 5.4.    Financial Covenants of the Guarantors and the Lessee.
(a)Fixed Charge Coverage Ratio. At all times during a Covenant Compliance Event, BLI shall not permit the Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, calculated on a trailing four (4) fiscal quarter basis, to be less than 1.0 to 1.0.
(b)LTV Test. As of the Closing Date and as of each Appraisal Delivery Date (each such date, a “LTV Test Date”), the Lessee shall not permit the LTV Ratio to be greater than sixty percent (60%) (the “LTV Test”); provided that, if the LTV Test would not be satisfied as of any LTV Test Date (other than the Closing Date), the Lessee shall have fifteen (15) days to deliver or adjust any Lessee Letter of Credit by the amount required to cause the LTV Test to be satisfied.
ARTICLE VI
OTHER COVENANTS AND AGREEMENTS

SECTION 6.1.    Cooperation with the Lessee.
The Agents and each of the Participants shall, to the extent reasonably requested by the Lessee (but without assuming additional liability on account thereof), as a Transaction Cost and at the Lessee’s expense after the Closing Date, cooperate to allow the Lessee to further the Lessee’s requirements as lessee of the Leased Property including, without limitation, to file any statement

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with respect to any tax abatements, tax value complaints, or other requirements; provided, none of the foregoing expose the Administrative Agent or any Participant to increased liability beyond that contemplated by the Operative Documents.
SECTION 6.2.    Covenants of the Agents and the Participants.
(a)Discharge of Liens. Each Agent, in both its individual capacity and in its capacity as Agent, will not create or permit to exist at any time any Lessor Lien attributable to it, and will promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it and will cause restitution to be made to the Lessor for the benefit of the Lessee and the Participants (as their interests may appear) in the amount of any diminution of the value of the Leased Property as a result of its failure to comply with its obligations under this Section 6.2(a). The Lessor will not create or permit to exist at any time any Lessor Lien attributable to it, and will promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it and will cause restitution to be made to the Lessee and the Rent Assignees (as their interests may appear) in the amount of any diminution of the value of the Leased Property as a result of its failure to comply with its obligations under this Section 6.2(a). Each of the Rent Assignees covenants as to itself, and not jointly with any other Rent Assignee, that it will not create or permit to exist at any time, any Lessor Lien attributable to it and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it and will cause restitution to be made to the Lessor for the benefit of the Lessee and the other Participants (as their interests may appear) in the amount of any diminution of the value of the Leased Property or the Site as a result of its failure to discharge or cause to be discharged all Lessor Liens attributable to it pursuant to this Section 6.2(a). Notwithstanding the foregoing, none of the Participants and/or the Agents, as the case may be, shall be required to so discharge any such Lessor Lien while the same is being contested by a Permitted Contest in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any meaningful danger of the sale, forfeiture, loss or diminution in value of, and shall not interfere with the use, operation or disposition of, any part of the Leased Property or the Site, the Lease or title thereto or any interest therein or the payment of Rent; provided, however, that each Participant and each Agent shall discharge any such Lessor Lien attributable to it, whether or not subject to contest as provided above, upon the purchase of the Leased Property by the Lessee pursuant to the Lease or a sale of the Leased Property pursuant to the Lease including pursuant to the Return Option.
(b)Other Lessor Covenants. The Lessor shall not subject any of the Leased Property to any mortgage, lien, security interest or other claim or encumbrance, other than in favor of the Collateral Agent, the Lessee and the Participants or transfer any interest in the Leased Property in each case other than as contemplated by, arising from or related to the Operative Documents.
(c)Depreciation. Prior to the termination of the Lease and the transfer of the Leased Property to any Person other than the Lessee or its Affiliate or its designee, none of the Participants shall claim any United States federal, state, or local tax attributes or benefits (including

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depreciation) relating to the Leased Property unless required to do so by an appropriate taxing Authority or after a clearly applicable change in Applicable Laws; provided, however, that if an appropriate taxing Authority shall require such Participant to claim any such United States federal, state, or local tax attributes or benefits, or after a clearly applicable change in Applicable Laws, such Participant shall promptly notify the Lessee thereof and shall permit the Lessee to contest such requirement in a manner similar to the contest rights provided in, and subject to any applicable limitation to a contest contained in, Section 7.2(b) hereof. Nothing herein shall prevent a Participant from settling any proposed deficiency or adjustment by an appropriate taxing Authority, and no Participant will be required to litigate any proposed adjustment by any such Authority (subject to Section 7.2(b)). For the avoidance of doubt, no Participant (or any of its Affiliates) shall claim any United States federal, state, or local tax attributes or benefits (including depreciation) relating to the Leased Property as a defense or offset to any position taken by any Authority.
(d)Quiet Possession. If and so long as no Event of Default shall have occurred and be continuing, the Agents and each Participant, individually, and not severally, agrees that it shall not interfere with the Lessee’s right to the use, possession and quiet enjoyment of the Leased Property and the Site according to the terms hereof and of the other Operative Documents.
(e)Insurance Covenants. The Agents and the Participants herewith accept all covenants between the Lessee and each insurer made in accordance with the terms of the Operative Documents for their respective benefit including but not limited to the naming of the Agents and the Participants as additional insureds or as loss payees, as the case may be.
(f)ERISA. No amount shall be funded or held by the Lessor or any Participant with “plan assets,” as defined by 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, of any Employee Benefit Plan.
(g)Further Assurances. Upon the written request of the Lessee delivered at least thirty (30) days prior to the date specified in such request for a restructuring of the Overall Transaction, as a result of a change or proposed change in the applicable accounting rules, the Participants agree to cooperate with the reasonable requests of the Lessee promptly and in good faith to negotiate with a view toward causing a restructuring of the obligations represented by the Lease and the other Operative Documents, provided the Lessee shall reimburse the Participants for their respective reasonable out-of-pocket expenses incurred in connection with any such written request or restructuring including the reasonable and documented out-of-pocket fees and expenses of its legal counsel. In the event any such restructuring involves a change in the nature and scope of the Lessor’s obligations under the Operative Documents and does not involve a transfer by the Lessor of its interest in the Improvements and the Site, the Lessee and the Lessor shall agree upon a reasonable and appropriate amount to be paid to the Lessor as reimbursement for personnel expenses incurred by the Lessor in such restructuring. Notwithstanding any of the foregoing negotiations, the Lessor shall not be obligated to restructure the Overall Transaction.

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(h)Lessor Statements. The Lessor shall, upon the reasonable request of the Lessee and, in any event, not more than on an annual basis, provide to the Lessee a letter substantially similar to the Lessor Confirmation Letter. In the event the Lessor is not able to provide the Lessor Confirmation Letter, then at the Lessee’s option, the Lessor shall, at the Lessee’s expense, assign its interest in this Agreement, the other Operative Documents and the Leased Property to a successor lessor designated by the Lessee in accordance with Section 6.3(b).
SECTION 6.3.    Assignments.

(a)Rent Assignee Assignments. The Rent Assignees shall not directly or indirectly, whether by operation of law or otherwise, assign, convey or otherwise transfer in whole or in part any of its right, title or interest in the all or a portion of its Rent Assignment Interest and/or its rights, obligations and interest in, to or under this Agreement, the Operative Documents and/or the Leased Property to any Person except upon compliance with the conditions set forth in this Section 6.3(a). Subject to the foregoing, any Rent Assignee may, with the prior written consent of the Lessee, which consent shall not be unreasonably withheld, conditioned or delayed at any time (it being agreed that it would be reasonable for the Lessee to withhold such consent if, among other things, payments to any such transferee would be subject to United States federal, state or local Withholding Tax, or would be subject to an indemnity obligation under Section 7.2(a)(ii) or related gross-up obligations which would not apply to the transferor), assign and delegate all or a portion of its Rent Assignment Interest and its rights, obligations and interest in, to or under this Agreement, the Operative Documents and the Leased Property to one or more Eligible Assignees, subject to the following conditions:
(i)each such assignment shall be of a constant, and not a varying, percentage of the assigning Rent Assignee’s rights and obligations being assigned;
(ii)the aggregate principal amount of the Rent Assignment Advances assigned by any Rent Assignee shall be in a minimum amount equal to the least of (A) $10,000,000 and integral multiples of $5,000,000 in excess thereof or (B) any lower amount approved by the Lessee in its sole discretion;
(iii)after giving effect to any such assignment by a Rent Assignee, such Rent Assignee holds an aggregate outstanding principal amount of Rent Assignment Advances and Commitment equal to either zero or at least $10,000,000 or any lower amount approved by the Lessee in its sole discretion; and
(iv)upon the consummation of such assignment, such Rent Assignee shall deliver an amended Schedule I-A to the Lessee and the Administrative Agent, which amended Schedule I-A shall amend and restate the prior Schedule I-A automatically, without any action required by any other party hereto. Any permitted successor Rent Assignee shall be bound by the same restrictions on transfer as provided herein.

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(b)Lessor Assignments. Subject to Section 6.3(d), the Lessor shall not directly or indirectly, assign, convey or otherwise transfer in whole or in part any of its right, title or interest in the Leased Property, the Lessor Investment, the Lessor Retained Interest, this Agreement, the Lease or any other Operative Document to any Person except upon compliance with the conditions set forth in this Section 6.3(b) provided, that, without regard to any of the restrictions contained in this Section 6.3(b), the Lessor may, prior to the end of the Lease Term, agree to sell or otherwise dispose of its beneficial and legal interest in the Leased Property effective at or after the end of the Lease Term in accordance with the terms of this Agreement and the other Operative Documents. The Lessor shall not, without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, conditioned or delayed, transfer such right, title or interests to any Person that would (i) be subject to United States federal, state or local Withholding Tax, if any (except to the extent that the transferor at the time of such transfer is subject to United States federal, state or local Withholding Tax subject to indemnification by the Lessee pursuant to Section 7.2(a)(iii)), or (ii) as reasonably determined by the Lessee and communicated in writing to the Lessor, result in consolidation of the transferee to the balance sheet of the Lessee pursuant to ASC 810, as defined by the Financial Accounting Standards Board; provided, that, such consent will not be required at any time that an Event of Default has occurred and is continuing. Subject to the foregoing, the Lessor may, with the prior written consent of the Lessee, which consent shall not be unreasonably withheld, conditioned or delayed, at any time and at the Lessor’s sole expense, sell, assign or transfer in whole or in part such right, title and interest to a transferee satisfying the conditions set forth below (a “Permitted Transferee”), provided, that, the Lessor may assign and transfer its Lessor Retained Interest to a Rent Assignee separately from its Lessor Investment in accordance with the final paragraph of this Section 6.3(b) and, provided, further, that it shall also be a condition to any such sale, assignment or transfer that:
(i)such sale, assignment or transfer will not be in violation of the registration requirements of the Securities Act of 1933, as amended or violate the Patriot Act or otherwise cause the Lessee to violate Section 4.1(o);
(ii)the Permitted Transferee shall have the requisite power and authority to enter into and carry out the transactions of the Lessor or as a Rent Assignee, as applicable, as contemplated hereby and by the Operative Documents to which the Lessor or a Rent Assignee is then a party;
(iii)the Permitted Transferee shall execute an instrument, in form and substance reasonably satisfactory to the Lessee, the Administrative Agent, the Lessor and the other Participants, whereby such Permitted Transferee confirms for the benefit of the Lessee, the Administrative Agent, the Lessor and the other Participants, that it has the requisite power and authority to enter into and to carry out the provisions of this Agreement and the Operative Documents to which the Lessor or a Rent Assignee is then a party and agrees to be bound by all the terms of, and assumes all of the liabilities and obligations of the Lessor or a Rent Assignee, as applicable, contained in, this Agreement and each of such Operative Documents;

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(iv)the Permitted Transferee shall be either (A) an Eligible Assignee, (B) a subsidiary of any Person described in clause (A) above, or (C) a corporation which is a member of the same consolidated group for Federal income tax purposes as the Lessor, or another corporation owned and controlled by, or under common control with, the Lessor, provided, that if the Permitted Transferee is (x) a Person described in clause (B) above and not described in clause (A) above, a Person described in clause (A) shall have executed and delivered a guaranty in form and substance reasonably satisfactory to the Lessee, the Administrative Agent and the other Participants, or (y) a Person described in clause (C) above and not described in clause (A) above, the Lessor shall continue to be liable with respect to the obligations of the Permitted Transferee and shall confirm such fact in writing to the Lessee, the Administrative Agent and the other Participants; and
(v)if the Lessor proposes to transfer its interest hereunder at any time pursuant to this Section 6.3(b), the Lessor shall give not less than fifteen (15) days’ notice to the Lessee, the Administrative Agent and the other Participants specifying the name and address of the proposed Permitted Transferee and specifying the facts necessary to determine compliance with this Section 6.3 and, as may be required hereunder, requesting the Lessee’s consent.
From and after any transfer effected in accordance with this Section 6.3(b), the Permitted Transferee shall be deemed the “Lessor” for all purposes of the Operative Documents and shall be deemed to have made the Lessor Investment in the Leased Property previously made by the Lessor; and each reference contained in the Operative Documents to the Lessor shall thereafter be deemed a reference to the Permitted Transferee, as the Lessor shall have no further liability hereunder or thereunder except (i) to the extent of claims relating to or arising out of the period prior to such transfer or (ii) as otherwise provided in this Section 6.3(b).

Solely with respect to all or a portion of its Lessor Retained Interest and the related rights, obligations and interests, the Lessor shall have the right at any time, to sell, assign or transfer in whole or in part its right, title and interest therein to an Eligible Assignee subject to the terms and conditions of Section 6.3(a) hereof as if such sale, assignment and transfer were by a Rent Assignee of its Rent Assignment Interest and related rights, obligations and interests. From and after any transfer of all or part of the Lessor Retained Interest effected in accordance with this Section 6.3(b), unless otherwise elected by the Lessor, the Permitted Transferee shall be deemed a “Rent Assignee” for all purposes of the Operative Documents and shall be deemed to have made a Rent Assignment Advance in the Leased Property in the amount of the assigned portion of the Lessor Retained Interest; and each reference contained in the Operative Documents to the Rent Assignees shall thereafter be deemed to include the Permitted Transferee, such Permitted Transferee shall be bound by the same restrictions on transfer as provided herein, and the transferring Lessor shall have no further liability hereunder or thereunder with respect to such assigned portion of the Lessor Retained Interest except with respect to such assigned portion of the Lessor Retained Interest (i) to the extent of claims relating to or arising out of the period prior to such transfer or (ii) as otherwise provided in this Section 6.3(b).

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(c)Required Deliveries. The Lessee, the Agents and the other Participants may continue to deal solely and directly with the assignor Lessor in connection with any interest so assigned until (A) notice of such assignment shall have been given to the Lessee, the Agents and the other Participants by such Lessor or its assignee and, as may be required hereunder, the Lessee’s consent thereto is granted; and (B) the assignor and assignee shall have executed and delivered to the Lessee, the Administrative Agent and the other Participants an instrument of assignment in the form attached hereto as Exhibit B. When the relevant Persons have received the items listed in clauses (A) and (B) of the preceding sentence, subject to subsection (a) or (b) above, as applicable, the assignee shall be a party hereto and the other Operative Documents to which the assignor was (or, in the case of a partial assignment, is) a party and, to the extent of the rights and obligations so assigned to it, shall have the rights and obligations of the Lessor hereunder and under such other Operative Documents, and the assignor shall, to the extent that rights and obligations hereunder and under such other Operative Documents have been assigned by it, relinquish its rights and be released from its obligations hereunder and under such other Operative Documents.
(d)Exceptions to Restrictions. Notwithstanding anything to the contrary contained in this Section 6.3, (i) when an Event of Default has occurred and is continuing, no consent of the Lessee shall be required in respect of an assignment by any Participant to any third party (whether or not an Eligible Assignee or a Permitted Transferee) of all or any part of its rights and obligations under or with respect to this Agreement and the other Operative Documents, (ii) without the consent of the Lessee, any Participant may assign and pledge all or any portion of its Rent Assignment Advance, Lessor Retained Interest or Lessor Investment, as applicable, owing to it to any Federal Reserve Bank, the European Central Bank and the central bank of any country which is a member of the Organization for Economic Cooperation and Development as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank or regulations of the European Central Bank or other central bank of any country which is a member of the Organization for Economic Cooperation and Development, as applicable, provided that no such assignment shall release the assigning Participant from its obligations under the Operative Documents, (iii) without the consent of the Lessee, any Participant may assign all or any portion of its Rent Assignment Advance, Lessor Retained Interest or Lessor Investment, as applicable, owing to it to any affiliate or subsidiary of such Participant, another Participant or any affiliate or subsidiary of such other Participant, provided that no such assignment shall cause payments to such transferee to be subject to United States federal, state or local Withholding Tax (except to the extent that the transferor at the time of such transfer is subject to United States federal, state or local Withholding Tax subject to indemnification by the Lessee pursuant to Section 7.2(a)(iii)) and, provided further that, for the avoidance of doubt, no change in the law, rules or regulations applicable to any Participant due solely to any such assignment shall be deemed a “Change in Law” or a change in any “regulatory requirement” as such terms are defined in Section 7.4 hereof, and (iv) no consent of the Lessee shall be required in respect to an assignment by any Participant to any third party (whether or not an Eligible Assignee or a Permitted Transferee) of all or any part of the rights and obligations

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under or with respect to this Agreement and the other Operative Documents, if such assignment is required by Applicable Laws.
(e)Register. The Administrative Agent, acting solely for this purpose as an agent of the Lessee, shall maintain a book-entry register for the recordation of the names and addresses of the Participants that own Rent Assignment Interests, and the Commitments of, and Funding and any other amounts treated as principal or interest for United States Federal income tax purposes owing to, each Participant pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Lessee, the Agents and the Participant shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Participant hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Lessee and any Participant, at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall make payments only to persons named on the Register, and a Participant may only transfer its right to receive payments in respect of its Rent Assignment Interests or Lessor Retained Interests by having the transfer recorded on the Register.
SECTION 6.4.    Participations.
Each of the Participants may sell, transfer or assign a participation in all or a portion of the interests represented by its Rent Assignment Interests or the interests represented by its Lessor Investment or Lessor Retained Interest, as applicable, or any right to payment thereunder (each such sale, transfer or assignment of a participation in such interests or rights, a “Participation”), to any Person (such Person, a “Participation Holder”) upon prior notice to the Lessee. In the event of any such sale, transfer or assignment by a Rent Assignee or the Lessor of a Participation to a Participation Holder, the rights and obligations of such Participant under this Agreement and under the other Operative Documents shall remain unchanged, such Participant shall remain solely responsible for the performance thereof, such Participant shall remain the holder of its Rent Assignment Interests, the Lessor Retained Interest or the Lessor Investment, as applicable, for all purposes under this Agreement and under the other Operative Documents, and the Agents, the Lessee and the other Participants shall continue to deal solely and directly with such Participant in connection with such Participation Holder’s rights and obligations under this Agreement and the other Operative Documents. Any agreement pursuant to which any Rent Assignee or the Lessor may grant such a Participation shall provide that such Participant shall retain the sole right and responsibility to enforce the obligations of the Lessee under the Operative Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Operative Documents; provided, that, such agreement may require such Participant to obtain the consent of the Participation Holder party thereto before such Participant enters into or approves any amendment, modification or waiver of any provision of any Operative Document that (i) extends any date upon which any payment of money is due to the Participants, (ii) reduces the Yield on the Guaranteed Lease Balance, any fee or any other payment obligation under the Operative Documents, (iii) releases any party from any payment obligations, or (iv) releases any interest of Participants in the Leased Property (except as otherwise expressly provided for in any

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Operative Document). Any Participant that sells, transfers or assigns a Participation pursuant hereto hereby agrees to indemnify, protect, defend and hold harmless the Lessee, on a Grossed-Up Basis, against any United States federal, state or local Withholding Tax which may arise solely from its Participation, except to the extent the Lessee is responsible for such Withholding Tax pursuant to Section 7.2(a)(iii). Each Participant that sells a participation pursuant hereto, shall, acting solely for this purpose as a non-fiduciary agent of the Lessee, maintain a register on which it enters the name and address of each Participation Holder and information relating to the Rent Assignment Interests, the Lessor Retained Interest or the Lessor Investment, as applicable, held by such Participation Holder (including information relating to any amounts treated as principal or interest for United States Federal income tax purposes) (the “Participant Register”); provided that no Participant shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participation Holder or any information relating to a Participation Holder’s Rent Assignment Interests, the Lessor Retained Interest or the Lessor Investment, as applicable) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Participant shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Each Participant subject to this Section 6.4 shall make payments only to persons named on the Participant Register, and any owner of a Participation may only transfer its right to receive payments in respect of its Participation in Rent Assignment Interests, Lessor Investment or Lessor Retained Interest, as applicable, by having the transfer recorded on the Participant Register.

ARTICLE VII

INDEMNIFICATION AND ADDITIONAL PAYMENTS

SECTION 7.1.    General Indemnification.
(a)Subject to clause (b) below, the Lessee will indemnify, defend and hold each Indemnitee harmless, on a Grossed-Up Basis, from and against any and all Claims (which may include the outstanding Adjusted Lease Balance or any portion thereof subject to any limitations set forth in the Operative Documents including, without limitation, payments limited to the Recourse Deficiency Amount) that directly or indirectly relate to, result from or arise out of or are alleged by Persons other than any Indemnitee to relate to, result from or arise out of any of the following (whether or not any such Indemnitee is indemnified as to such matter by any other Person and whether or not such Claim is initiated after the Maturity Date or the Lease Expiration Date, so long as such Claim arises out of an act or omission which arose prior to the earlier of the Maturity Date and the Lease Expiration Date):
(i)the Leased Property, the Site, the Lessee Collateral or, in each case, any part thereof;

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(ii)any of the Operative Documents or any of the transactions contemplated thereby, or any investigation, litigation, enforcement or proceeding in connection therewith and any amendment, modification or waiver in respect thereof;
(iii)the regulation of the ownership, leasing, use or operation of the Leased Property, the Site or any part thereof, but only to the extent that the Indemnitee is subjected to such regulation as a result of its being a party to or beneficiary of the Operative Documents or its involvement in the transactions contemplated in the Operative Documents;
(iv)the offer, financing, refinancing, purchase, inspection, mortgaging, pledging, granting, of a security interest in, the design, manufacture, purchase, ownership, acquisition, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, nondelivery, redelivery, possession, transportation, lease, sublease, installation, condition, transfer of title or other ownership interest (including any broker’s claims with respect thereto or marketing thereof), rental, leasing, subleasing, possession, use, occupancy, operation, storage, maintenance, repair, modification, alteration, repair, assembly, transportation, condition, sale, return, repossession,(whether by summary proceedings or otherwise), abandonment or other application or disposition of all or any part of the Leased Property or any product produced therewith, the Site or any interest therein or improvements thereto or the imposition of any Lien thereon, or the failure to perform or accomplish any of the foregoing in accordance with the requirements of the Operative Documents, other agreements governing such matters or Applicable Laws including, without limitation: Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), latent or other defects, whether or not discoverable by an Indemnitee or the Lessee, any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property, the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to the Lease which policies are in effect at any time with respect to the Leased Property or any part thereof, any Claim for patent, trademark or copyright infringement, and Claims arising from any public improvements with respect to the Leased Property and the Site resulting in any change or special assessments being levied against the Leased Property or any plans to modify, widen or realign any street or highway adjacent to the Leased Property or any Claim for utility “tap-in” fees;
(v)a breach by the Lessee of any of its covenants under any Operative Document (including in its capacity as Purchasing Agent), or a misrepresentation by the Lessee (including any omission that makes any representation made by such party materially misleading) in any Operative Document or in any certificate or other document delivered by such party to the Agents or any Participant pursuant to any Operative Document, or the occurrence of any Default or Event of Default, or the material inaccuracy of any information provided by any such party to any third party in connection with the

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preparation by such third party of a report or other document required to be delivered pursuant to any Operative Document;
(vi)other than the Lessor’s Liens, Liens created pursuant to the Credit Agreement, Permitted Liens or ABL Permitted Liens, the existence of any Lien on or with respect to the Leased Property, the Site, title thereto, any interest therein or any Basic Rent or Supplemental Rent, including any Liens which arise out of the possession, use, occupancy, repair or rebuilding of the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personal property or equipment purchased or leased by the Lessee or Alterations constructed by the Lessee, except Liens in favor of the Lessee, the ABL Agent, any Agent or the Lessor;
(vii)any Environmental Claim, including, without limitation, those indemnified under Section 13.8 of the Lease;
(viii)the offer, issuance, sale, transfer or delivery of the Lessor Investments, the Lessor Retained Interest and the Rent Assignment Interests; and
(ix)any Claims arising as a result of a violation of or purported violation of (including any civil penalty or fine assessed by OFAC or any other Authority administering the following) any Anti-Money Laundering Law, Anti-Corruption Law, Sanctions or the Beneficial Ownership Regulations, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Indemnitee in connection with the Operative Documents as a result of any action of the Lessee or any of its respective Affiliates.
The Lessee shall be entitled to credit against any payments due to an Indemnitee under this Section 7.1 both (x) any insurance recoveries received by such Indemnitee in respect of the matters described herein under or from insurance paid for by any Person other than the Indemnitee or an Affiliate thereof or assigned to the Lessor by the Lessee and (y) any other indemnity amount received by such Indemnitee in respect of such matters from a Person (other than the Lessor) unrelated to such Indemnitee; provided, to the extent any such insurance amounts or indemnity amounts referenced in the foregoing subsections (x) or (y) are utilized for one purpose (for example, such as addressing a remediation expense in the context of an Event of Loss), then such insurance amount or indemnity amount shall not be available, or deemed available, for any other purpose (for example, such as rebuilding the Leased Property in the context of an Event of Loss).
(b)Exclusions. The provisions of Section 7.1(a) shall not apply to any Claim:
(i)with respect to any Indemnitee, to the extent attributable to the willful misconduct or gross negligence of, such Indemnitee, its officers, agents, employees and Affiliates, or negligence in the handling of funds by either Agent, or the breach in any

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material respect of any representation, warranty or agreement made by such Indemnitee under the Operative Documents;
(ii)to the extent attributable to acts or events that occur after the commencement of day to day operation of the Improvements by the Lessor or any Person designated by the Lessor following an Event of Default or the return of the Leased Property pursuant to the Return Option (except (A) to the extent fairly attributable to circumstances existing or acts, events, liabilities or damages occurring or accruing prior to such day to day operation, or (B) to the extent relating to the acts or omissions of the Lessee or any other Big Lots Person in relation to, or liabilities arising out of, the location, structure, installation, putting into service, operation, repair, servicing, maintenance, replacement or dismantling of the Improvements or remaining on or the entering onto the Site or the Improvements by any such Person);
(iii)that does not directly or primarily involve an act or omission of the Lessee or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee; or
(iv)in respect of Taxes, which are governed by Section 7.2, other than a payment necessary to make payments under this Section 7.1 on a Grossed-Up Basis.
(c)Contests. In respect of the indemnification provided under Section 7.1(a), promptly after receipt by an Indemnitee of notice of any pending or threatened Claim, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against the Lessee, give written notice thereof to the Lessee. So long as no Event of Default has occurred and is continuing, the Lessee, at its own expense, may elect to assume the defense of any such Claim through its own counsel, which shall be subject to the reasonable approval of the Indemnitee, on behalf of the Indemnitee (with full right of subrogation to the Indemnitee’s rights and defenses). The Lessee must indicate its election to assume such defense by written notice to the Indemnitee within thirty (30) days following receipt of Indemnitee’s notice of the Claim, or in the case of a third-party claim which requires a shorter time for response then within such shorter period as specified in the Indemnitee’s notice of Claim; provided that such Indemnitee has given the Lessee written notice thereof. If the Lessee denies liability or fails to respond to the notice within the time period set forth above, the Indemnitee may defend or compromise the Claim as it deems appropriate without prejudice to any of Indemnitee’s rights hereunder. If the Lessee shall have elected to assume the defense of any such Claim, then upon the request of the Lessee, the Indemnitee requesting payment of indemnity under Section 7.1(a) shall promptly furnish the Lessee with copies of any records or documents pertaining to the matter to be indemnified and, to the extent known by such Indemnitee, a reasonably detailed explanation of the circumstances giving rise to the claim of indemnification and the determination of the amount of the requested indemnity payment. Upon payment in full to Indemnitee of any indemnity pursuant to Section 7.1(a), the Lessee shall be subrogated to any right of Indemnitee in respect of the matter against which such indemnity has been paid. If the Lessee shall have elected to assume the defense of any such Claim, upon the written request at any time and from time to time of the Lessee, Indemnitee

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shall, at the expense of the Lessee, take such reasonable actions and execute such documents as are necessary or reasonably appropriate to assist the Lessee in the preservation and enforcement against third parties of the Lessee’s right of subrogation hereunder. The Indemnitee may employ separate counsel in any such Claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless the Indemnitee and the Lessee shall have been advised by counsel that there exists a conflict of interest in such counsel’s representation of the Indemnitee and the Lessee in which case the fees and expenses of such separate counsel shall be for the account of the Lessee. All fees and expenses shall be paid periodically as incurred. So long as no Default or Event of Default shall have occurred and be continuing, the Indemnitee shall not settle any such Claim (other than a Claim involving potential criminal liability or charges or involving reputational risk with respect to an Indemnitee) without the Lessee’s prior written consent unless the Lessee shall have failed to assume the defense thereof and the Lessee shall not be liable for any settlement of any such Claim effected without its consent unless the Lessee shall fail to, or elect in writing not to, assume the defense thereof in which case the Indemnitee, without waiving any rights to indemnification hereunder, may defend such Claim and enter into any good faith settlement thereof without the prior written consent of the Lessee. The Lessee shall not, without the prior written consent (not to be unreasonably withheld) of the Indemnitee, effect any settlement of any such Claim unless such settlement includes an unconditional release of the Indemnitee from all civil and criminal liabilities that are the subject of such Claim. The parties agree to cooperate in any defense or settlement of any such Claim and to give each other reasonable access to all information relevant thereto subject to appropriate confidentiality agreements. The parties will similarly cooperate in the prosecution of any claim or lawsuit against any third party.
(d)Subrogation. Upon the indefeasible payment in full of any Claim pursuant to this Section 7.1, the Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto. The Indemnitee agrees, at the Lessee’s expense, to give such further assurances or agreements and to cooperate with the Lessee to permit the Lessee to pursue such claims, if any, to the extent reasonably requested by the Lessee. If the Lessee shall have paid an amount to or for an Indemnitee pursuant to this Section 7.1 and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other Person, such Indemnitee shall promptly pay the Lessee, but not before the Lessee shall have made all payments then due to such Indemnitee pursuant to this Section 7.1 and any other payments then due hereunder and under any other Operative Document, the amount of such reimbursement, including interest actually received attributable thereto, net of Taxes required to be paid by such Indemnitee as a result of any refund received, after giving effect to such payment to the Lessee.
(e)Not Residual Guaranty. Nothing in this Section 7.1 shall be construed as a guaranty of residual value of the Leased Property.
SECTION 7.2.    General Tax Indemnity.
(a)(i)    Tax Indemnity. The Lessee shall pay on a Grossed-up Basis, and on written demand shall indemnify and hold each Indemnitee at all times harmless from and against,

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any and all Taxes, howsoever imposed, on or with respect to any Indemnitee, the Leased Property or the Lessee or any sublessee or user of the Leased Property by any taxing Authority, in connection with or in any way relating to: (A) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title (including any brokers claims with respect thereto), redelivery, use, financing, refinancing, operation, condition, purchase, repurchase, sale, return or other application or disposition of all or any part of the Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon; (B) the payment of Basic Rent or Supplemental Rent or the receipts arising from or received with respect to the Leased Property or any part thereof, or any interest therein; (C) the payment of any other amount pursuant to the Rent Assignment Agreements or any other Operative Documents, or the property or the income or other proceeds with respect to the Improvements; (D) the Leased Property or any part thereof or any interest therein; (E) the execution, delivery, performance, filing, registration or recording of any of the Operative Documents, the Purchase and Sale Agreement, and any respective amendments and supplements thereto; and (F) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents or the enforcement thereof in accordance with their respective terms; provided, however, that the indemnification obligation of this Section 7.2(a)(i) shall not apply to:
(1)Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, real estate transfer or property Taxes that are not substitutes for income taxes) based upon or measured by the Indemnitee’s gross or net income, gross or net receipts or that are in the nature of, or are imposed with respect to, capital, capital stock, net worth, excess profits, accumulated earnings capital gains, franchise or conduct of business of such Indemnitee (however denominated and including branch profits Taxes, the Taxes franchise tax on taxable margin and minimum Taxes), except in the case of gross or net income Taxes, to the extent necessary so that payments under this Section 7.2 are made to an Indemnitee on a Grossed-Up Basis within the meaning of Section 7.6;
(2)Taxes that result from a transfer or other disposition by the Indemnitee or any of its Affiliates of all or any portion of its interest in the Leased Property, the Rent Assignment Agreements or the Operative Documents (other than a transfer or disposition that occurs while an Event of Default has occurred and is continuing and is related to such Event of Default or that results from (a) the Lessee’s exercise of the Return Option, the Early Termination Option or Purchase Option under the Lease, (b) any transfer to the Lessee under the Operative Documents or which is contemplated by the Operative Documents or (c) any other transfer made at the request of the Lessee in an effort to maintain or enhance the accounting treatment of the Lessee with regard to the Overall Transaction);

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(3)Taxes imposed with respect to any period or portion thereof after the expiration or earlier termination of the Lease (but not to the extent attributable to events occurring on or prior to such date) (other than any Tax that is attributable to (a) any Indemnitee exercising its remedies upon an Event of Default, (b) any payment to, by or on behalf of the Lessee after such termination, or (c) any party’s compliance with any obligation under the Operative Documents that survives the termination of the Lease, except, in each case, to the extent such Tax would otherwise be an excludable tax but for this parenthetical);
(4)Taxes resulting from (a) the gross negligence, willful misconduct or fraud of the Indemnitee or any of its Affiliates, (b) any representation, warranty, certification or statement of the Indemnitee under the Operative Documents proving to have been incorrect in any material respect when made or deemed to have been made, or (c) the breach of any covenant of the Indemnitee under the Operative Documents;
(5)Taxes imposed on the Agents, the Lessee or the Lessor, in each case in their respective individual capacity, with respect to any fees received by it for services rendered;
(6)Withholding Taxes, indemnification for which shall be solely as provided in Section 7.2(a)(iii) hereof;
(7)Taxes while they are being contested in accordance with Section 7.2(b);
(8)Taxes imposed on, or, in the case of value added taxes, not refunded to, an Indemnitee that results from its failure to file tax returns properly or timely, to claim a deduction or credit to which it is entitled, or to comply with certification, reporting, or similar requirements of the jurisdiction imposing the Tax, except to the extent caused by a failure of the Lessee to comply with Section 7.2(d), provided that the foregoing exclusion shall apply only if such Indemnitee is eligible to comply with such requirement and such Indemnitee shall have been given timely written notice by the Lessee of such requirement;
(9)Taxes imposed on a transferee of any Participant’s interest hereunder (other than a transferee who acquired such interest as a result of any transfer or assignment in connection with the occurrence of an Event of Default) to the extent of the excess of such Taxes over the total amount of the Taxes of the same or similar nature that would have been imposed had there not been a transfer by the initial Indemnitee of its interest after the Closing Date;
(10)Taxes in the nature of intangible taxes or similar taxes upon or with respect to the value of the interest of a Rent Assignee or the Lessor in any of the

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Rent Assignment Interests, the Lessor Retained Interest or the Lessor Investment, as applicable;

(11)Taxes included in the cost of the Improvements and funded by the Funding; and
(12)Taxes imposed by a taxing Authority that is not the United States or any taxing Authority within the United States, except to the extent caused by the Lessee making a payment from such jurisdiction.
(ii)Additional Tax Indemnity. Notwithstanding any contrary provision in Section 7.2(a)(i), the Lessee shall indemnify and hold harmless each Participant Party for any Taxes that are described in Section 7.2(a)(i) without regard to exclusions and that are imposed upon any Participant Party by the United States or by any taxing Authority within the United States, but only to the extent that such Taxes would not have been imposed on such Participant Party if, for purposes of such Taxes, the Funding made on the Funding Date by a Participant Party had been in the form of a secured loan made directly to the Lessee, the obligation to pay a proportionate part of Basic Rent were the obligation to pay interest to such Participant Party, and the proportionate amount of the Lease Balance were the principal amount owed to such Participant Party; provided, however, that the indemnification obligation of this Section 7.2(a)(ii) shall not apply to: (1) Taxes resulting from (a) the gross negligence, willful misconduct, or fraud of the Lessor, such Participant Party (if different) or any of their respective Affiliates, (b) any representation, warranty, certification or statement of the Lessor or such Participant Party (if different) under the Operative Documents proving to have been incorrect in any material respect when made or deemed to have been made, or (c) the breach of any covenant of the Lessor or such Participant Party (if different) under the Operative Documents; (2) Withholding Taxes, indemnification for which shall be solely provided in Section 7.2(a)(iii); (3) Taxes while they are being contested in accordance with Section 7.2(b); (4) Taxes imposed on such Participant Party that result from its failure to file tax returns properly or timely, to claim a deduction or credit to which it is entitled, or to comply with certification, reporting or similar requirements of the jurisdiction imposing the Tax, in each case, in accordance with the intent specified in Section 2.7 or as otherwise required by Applicable Laws with respect to such Participant Party, except to the extent such failure by such Participant Party is caused by a failure of the Lessee to comply with Section 7.2(d), provided that the foregoing exclusion shall apply only if such Participant Party is eligible to comply with such requirement; (5) Taxes imposed on a transferee of any Participant’s interest hereunder to the extent of the excess of such Taxes over the total amount of the Taxes of the same or similar nature that would have been imposed had there not been a transfer by the initial Participant of its interest after the Closing Date; (6) Taxes included in the cost of the Improvements and funded by the Funding; and (7) Taxes imposed upon the Leased Property and indemnifiable pursuant to Section 7.2(a)(i). In connection with the foregoing, the applicable Participant Party shall provide written notice to the Lessee of any claim for

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indemnification under this Section 7.2(a)(ii). Any such claim shall be subject to the contest provisions of Section 7.2(b) and the verification procedure set forth in Section 7.2(a)(v).
(iii)Withholding Tax Indemnity. The Lessee shall not be required to make any additional payment to or on behalf of an Indemnitee with respect to any Withholding Tax, except that the Lessee agrees to indemnify, protect, defend and hold harmless the Indemnitees, on a Grossed-Up Basis, against Withholding Taxes described in paragraphs (A) and (B) of this Section 7.2(a)(iii). If any such withholding is so required, the Lessee shall make the withholding and pay the amount withheld to the appropriate taxing Authority before penalties attach thereto or interest accrues thereon. The Lessee shall forthwith pay the relevant Indemnitee an amount that, after making all required deductions (including deductions applicable to additional sums payable under this Section), equals the amount that would have been paid if such withholding had not been required. Withholding Taxes referred to in the first sentence of this Section 7.2(a)(iii) as indemnifiable are:
(A)Withholding Taxes imposed under the laws of any jurisdiction other than the United States and any taxing jurisdictions therein, if such Tax is imposed solely as a result of the Lessee making the payment from such jurisdiction;
(B)Withholding Taxes imposed under the laws of the United States, or any taxing jurisdiction therein, imposed solely as the result of a change in Tax laws, regulations, rulings, interpretations or treaties after the Closing Date (and, in the case of a Rent Assignee, after the date of the assignment pursuant to which such Rent Assignee acquired an interest hereunder).
Notwithstanding the foregoing, the Lessee shall not be required to make any additional payment to or on behalf of an Indemnitee on account of or with respect to:
(I)    any Withholding Tax to the extent result from the failure of such Indemnitee to comply with Section 7.3;
(II)    any Withholding Taxes imposed on a transferee to the extent of the excess of such Withholding Taxes over the total amount of the Withholding Taxes that would have been imposed had there not been a transfer by the initial Indemnitee of its interest after the Closing Date; and
(III)    any Withholding Taxes imposed under FATCA.
If the Lessee pays any amount to an Indemnitee with respect to Withholding Taxes required to be withheld by law but not subject to indemnity pursuant to this Section 7.2, such Indemnitee shall reimburse the Lessee within fifteen (15) days of written demand therefor for the amount so paid by the Lessee provided that if such Indemnitee fails to reimburse the Lessee within such fifteen (15) days, such Indemnitee shall thereafter be obligated to

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reimburse the Lessee for such amount together with interest on such amount at the Overdue Rate from the date such reimbursement was due until the date it is paid.
(iv)Nothing contained in Section 7.2(a) shall entitle an Indemnitee to indemnification of a Tax under more than one subsection of Section 7.2(a).
(v)    At the Lessee’s request, the amount of any indemnification payment by the Indemnitee pursuant to Section 7.2(a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Indemnitee. The fees and expenses of such independent public accounting firm shall be paid by the Lessee.
(b)Contests. If any claim or claims is or are made against any Indemnitee for any Tax which is subject to indemnification as provided in Section 7.2(a), such Indemnitee shall as soon as practicable, but in no event more than thirty (30) days after receipt of formal written notice of the Tax or proposed Tax, notify the Lessee and shall not take action with respect to such Tax without the consent of the Lessee (such consent not to be unreasonably withheld, conditioned or delayed) for thirty (30) days after the receipt of such notice by the Lessee; provided, however, that in the case of any such Tax, if action shall be required by Applicable Law to be taken prior to the end of such period of thirty (30) days, such Indemnitee shall, in such notice to the Lessee, inform the Lessee of such shorter period, and no action shall be taken with respect to such Tax without the consent of the Lessee (such consent not to be unreasonably withheld, conditioned or delayed) before seven (7) days before the end of such shorter period. If, in the good faith opinion of the Lessee there exists a reasonable basis to contest such Tax (and if the provisos of the definition of “Permitted Contest” continue to be satisfied), the Lessee at its expense may, to the extent permitted by Applicable Laws and provided that it has acknowledged in writing its liability for the Tax at issue if the contest is not successful, contest such Tax, and subsequently may appeal any adverse determination (other than to the United States Supreme Court), in the appropriate administrative and legal forums; provided, that in all other circumstances, upon notice from the Lessee to such Indemnitee that there exists a reasonable basis to contest any such Tax or, in the case of an appeal of adverse judicial determination, the position asserted in such appeal will more likely than not prevail (in each case, as supported by an opinion of tax counsel to the Lessee reasonably acceptable to the Indemnitee), the Indemnitee, at the Lessee’s expense, shall contest any such Tax (so long as the provisos of the definition of “Permitted Contest” continue to be satisfied and, in the case of a Tax on gross or net income, the aggregate amount of the Tax exceeds $50,000, which amount shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the applicable Indemnitee in accordance with Section 7.2(a)(v). The Lessee shall pay all out-of-pocket expenses incurred by the Indemnitee in contesting any such Tax (including, without limitation, all reasonable attorney’s and accountants’ fees and expenses), upon demand by the Indemnitee. The Lessee shall have the right to participate in the conduct of any proceedings controlled by the Indemnitee to the extent that such participation by the Lessee does not interfere with the Indemnitee’s control of such contest and the Lessee shall in all events be kept informed, to the extent practicable, of material developments relative to such

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proceedings. The Indemnitee shall have the right to participate in the conduct of any proceedings controlled by the Lessee to the extent that such participation by the Indemnitee does not interfere with the Lessee’s control of such contest, and the Indemnitee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitees agree that a contested claim for which the Lessee would be required to make a reimbursement payment hereunder will not be settled or compromised without the Lessee’s prior written consent or the Indemnitee waives its right to indemnification hereunder and repays the Taxes advanced by the Lessee as a non-interest bearing loan by the Lessee to such Indemnitee without interest. Indemnitee shall endeavor to settle or compromise any such contested claim in accordance with written instructions received from the Lessee; provided, that (i) the Lessee on or before the date the Indemnitee executes a settlement or compromise pays the contested Tax to the extent agreed upon or makes an indemnification payment to the Indemnitee in an amount acceptable to the Indemnitee; and (ii) the settlement or compromise does not, in the reasonable opinion of the Indemnitee materially adversely affect the right of the Lessor or such Indemnitee to receive Rent or the Adjusted Lease Balance or any other payment pursuant to the Operative Documents, or involve a material risk of sale, forfeiture or loss of the Leased Property or any interest therein or any matter described in the provisos to the definition of “Permitted Contest.” The failure of an Indemnitee to (x) notify the Lessee of the existence of any claim against such Indemnitee of any Tax as required by the first sentence of this Section 7.2(b) or (y) contest timely a claim against it for any Tax which is subject to indemnification under Section 7.2(a) and for which it has an obligation to the Lessee to contest under this Section 7.2(b) in the manner required by Applicable Laws where the Lessee has timely requested (with regard to the time of the initial notification by Indemnitee) that such Indemnitee contest such claim, in each case shall relieve the Lessee of its obligations to such Indemnitee under Section 7.2(a) with respect to such claim only to the extent such failure results in the loss of an effective contest. If Applicable Laws require the payment of a contested Tax as a condition to, or regardless of, its being contested, and the Lessee chooses to contest such Tax or to direct the Indemnitee to contest such Tax in accordance with this Section, then the Lessee shall provide the Indemnitee with the funds to pay such Tax, such provision of funds to be deemed a non-interest bearing loan by the Lessee to the Indemnitee to be repaid by any recovery of such Tax (including the amount of any interest received by reason of payment or deposit of the Tax claimed with funds advanced by the Lessee to the Indemnitee with respect to such recovered Tax, payable on a net after-tax basis to the Indemnitee) from such contest and any remaining unpaid amount not recovered to offset the Lessee’s obligation to indemnify the Indemnitee for such Tax. The Lessee shall indemnify the Indemnitee on a Grossed-Up Basis in accordance with Section 7.6 for and against any adverse consequences of any such interest-free loan.
(c)Payments. Any Tax indemnifiable under Section 7.2(a) shall be paid by the Lessee directly when due to the applicable taxing Authority if direct payment is practicable and permitted. If direct payment to the applicable taxing Authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to Section 7.2(a) shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date

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that the relevant Taxes are due or, in the case of taxes that are contested under Section 7.2(b), the contest is finally resolved. Any payments made pursuant to Section 7.2(a) directly to the Indemnitee entitled thereto or the Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Agreement. Upon the request of any Indemnitee with respect to a Tax that the Lessee is required to pay, the Lessee shall furnish to such Indemnitee the original or a certified copy of a receipt for the Lessee’s payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnitee.
(d)Calculation of Payments. Any payment that the Lessee shall be required to make to or for the account of any Indemnitee with respect to any Tax that is subject to indemnification under this Section 7.2 shall be paid on a Grossed-Up Basis under Section 7.6 of this Agreement. If an Indemnitee or any Affiliate of such Indemnitee who files any tax return on a combined, consolidated, unitary or similar basis with such Indemnitee shall actually realize any saving of any Tax not indemnifiable by the Lessee pursuant to the Operative Documents (by way of credit (including any foreign tax credit), deduction, exclusion from income or otherwise) by reason of any amount with respect to which the Lessee has indemnified such Indemnitee pursuant to this Section 7.2, and such tax saving was not taken into account in determining the amount payable by the Lessee on account of such indemnification, such Indemnitee shall promptly pay to the Lessee the amount of such saving together with the amount of any tax saving resulting from any payment pursuant to this sentence (provided that such payments by such Indemnitee shall not exceed the amount of the payments made by the Lessee to or for such Indemnitee which gave rise to such savings and payment by such Indemnitee). Each Indemnitee agrees to make, at the Lessee’s expense, good-faith efforts to claim any such tax saving that may reasonably be available and to provide promptly thereafter to the Lessee written notification of any action, proceeding or decision with respect to such claim.
(e)Refund. If an Indemnitee shall receive a refund of (or receive a credit against or any other current reduction in, any Tax not indemnified by the Lessee under this Section 7.2, in respect of) all or part of any Taxes which the Lessee shall have paid on behalf of such Indemnitee or for which the Lessee shall have reimbursed, advanced funds to or indemnified such Indemnitee, such Indemnitee shall promptly pay or repay to the Lessee an amount equal to the amount of such refund, plus any net tax benefit (taking into account any Taxes incurred by such Indemnitee by reason of the receipt of such refund, credit or reduction) realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence (provided that such payments by such Indemnitee shall not exceed the amount of the payments made by the Lessee to or for such Indemnitee which gave rise to such refund and payment by such Indemnitee). If, in addition to such refund, credit or reduction, as the case may be, such Indemnitee shall receive an amount representing interest on the amount of such refund, credit or reduction, as the case may be, such Indemnitee shall promptly pay to the Lessee that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by the Lessee prior to the receipt of such refund.

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If an Indemnitee loses the benefit of any refund for which it has made a payment pursuant to this Section 7.2(f), such loss shall be treated as a Tax indemnifiable hereunder without regard to exclusions. Each Indemnitee agrees to make, at the Lessee’s expense, good-faith efforts to claim any such refund, credit or reduction that may reasonably be available and to provide promptly thereafter to the Lessee written notification of any action, proceeding or decision with respect to such claim.
(f)Restructuring for Withholding Taxes. Each party covered by this Section 7.2 agrees to use reasonable efforts to investigate alternatives for reducing any Withholding Taxes that are indemnified against hereunder or imposed on Rent, or Yield on the Guaranteed Lease Balance (whether or not indemnifiable hereunder) and to use reasonable efforts to reduce any Withholding Taxes that are indemnified against hereunder including, without limitation, negotiating in good faith to relocate or restructure the Funding (which relocation or restructuring shall be at the Lessee’s expense in the case of indemnifiable Withholding Taxes), but no party shall be obligated to take any such action as such party determines will be adverse to its business or financial or commercial interests.
(g)Tax Ownership. Each Indemnitee represents and warrants that it will not, prior to the termination of the Lease and the transfer of the Leased Property to any Person other than the Lessee or its Affiliates, claim ownership of (or any tax benefits including depreciation, with respect to) the Leased Property for any income tax purposes (unless required to do so by a taxing Authority) with respect to the period prior to the termination of the Lease, it being understood that it is the intention of all parties to this transaction that the Lessee is and will remain the owner of the Leased Property for such income tax purposes until the termination of the Lease and such transfer, if any.
(h)Preparation and Filing of Tax Returns. The Lessee shall be responsible for preparing and filing on its behalf any real and personal property or ad valorem Tax returns in respect of the Leased Property applicable to the Lessee. In case any report or Tax return shall be required to be made with respect to any Tax indemnified by the Lessee under Section 7.2(a)(i), the Lessee, at its sole cost and expense, shall notify the relevant Indemnitee of such requirement and reasonably cooperate with such Indemnitee in the filing of such return.
SECTION 7.3.    Withholding Tax Documentation.
(a)At least five (5) Business Days prior to the first payment date with respect to a payment under the Operative Documents that is subject to a Withholding Tax on interest or yield that is indemnifiable under Section 7.2(a)(iii) and that is imposed by a jurisdiction outside the United States, the Indemnitee shall have complied with certification, information, documentation, reporting, filing, or other similar requirements concerning the nationality, residence, identity, or connection with the jurisdiction imposing such Withholding Taxes or any other similar matters that are required by law as a condition to total exemption or total relief from such Withholding Taxes to the extent it is legally entitled to do so and shall have notified the Lessee in writing of such compliance. The Indemnitee shall further timely comply with all

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requirements for keeping any such exemption in full force and effect, unless a change in treaty, law, or regulation has occurred that would prevent the Indemnitee from complying and the Indemnitee promptly advises the Lessee in writing that it is not capable of receiving payments without withholding. To the extent any Indemnitee is not a U.S. Person and is not claiming the benefits of an income tax treaty to which the United States is a party that provides a total exemption from Withholding Taxes (or has one or more beneficial owners that are not claiming such total exemption), such Indemnitee (on behalf of itself or its applicable beneficial owners) shall represent and warrant (on a form reasonably acceptable to Lessee delivered prior to the relevant payment date) that it qualifies for portfolio interest exemption contained in Section 871(h) or Section 881(c) of the Code. Each of the parties hereto agrees that on the Closing Date, no certification, documentation, reporting or similar confirmation is required of an Indemnitee to establish total exemption from Withholding Taxes on interest, yield or any other amounts relevant to this transaction in any applicable jurisdiction other than Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI or W-8IMY and any required attachments (in the case of an Indemnitee that is not a U.S. Person) or Internal Revenue Service Form W-9 (in the case of an Indemnitee that is a U.S. Person), in each case as required by Section 7.3(b).
(b)At least five (5) Business Days prior to the first date on which any payment is due with respect to the Rent Assignment Agreement or Lessor Investment for the account of any Participant, such Participant shall have delivered to each of the Lessee, Lessor and the Administrative Agent, (i) in the case of a Participant that is a U.S. Person, two duly completed copies of United States Internal Revenue Service form W-9, certifying that such Participant is exempt from United States backup withholding tax, and (ii) in the case of a Participant that is not a U.S. Person, two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY and any required attachments, in any case with taxpayer identifying numbers, certifying that such Participant is entitled to receive payments of Yield on the Guaranteed Lease Balance, a return of principal of its Lease Balance and payment of Lessor’s Gain, as applicable, under the Operative Documents without deduction or withholding of any United States federal income taxes. To the extent any Participant is not a U.S. Person and is not claiming the benefits of an income tax treaty to which the Unites States is a party that provides a total exemption from Withholding Taxes (or has one or more beneficial owners that are not claiming such total exemption), such Participant (on behalf of itself or its applicable beneficial owners) shall represent and warrant (on a form reasonably acceptable to Lessee delivered prior to the relevant payment date) that it qualifies for portfolio interest exemption contained in Section 871(h) or Section 881(c) of the Code. In delivering any such form or any successor or replacement form, a Participant shall be entitled to assume that the payor of such Yield or return of principal or Lessor’s Gain is organized under the laws of the United States or any state thereof. Each Participant which so delivers Internal Revenue Service Form W-9 or Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY and any required attachments it shall further deliver to each of the Lessee and the Administrative Agent, two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or within thirty (30) days after the occurrence of any event requiring a change in the most recent forms so delivered by it, and, as may be reasonably requested by the Lessee or the Administrative Agent such

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amendments thereto or extensions or renewals thereof, in each case certifying that such Participant is entitled to receive payments under the Operative Documents without deduction or withholding of any United States federal income taxes, unless a change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Participant from duly completing and delivering any such form with respect to it and such Participant promptly advises the Lessee and the Administrative Agent in writing that it is not capable of receiving payments without any withholding of United States Federal income tax.
(c)If any payment made to an Indemnitee hereunder would be subject to U.S. federal withholding Tax imposed by FATCA if such Indemnitee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Indemnitee shall deliver to the Lessee, the Lessor and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lessee or the other Participants such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) as may be necessary for the Lessee, the Lessor and the Administrative Agent to comply with their respective obligations, if any, under FATCA and to determine that such Indemnitee has complied with such Indemnitee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
SECTION 7.4.    Increased Costs.
(a)Increased Costs.
(i)If any Change in Law shall:
(1)impose, modify or deem applicable any reserve, special deposit, or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Participant;
(2)impose on any Participant any other condition, cost or expense (other than Taxes) affecting this Agreement or the Rent Assignment Advance, Lessor Retained Interest or Lessor Investment made by such Participant; or
(3)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Participant or such other Recipient of making, continuing, or maintaining any Rent Assignment

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Advance, Lessor Retained Interest or Lessor Investment or to reduce the amount of any sum received or receivable by such Participant or such other Recipient hereunder (whether of principal, interest or otherwise), then, upon request of such Participant or such other Recipient, the Lessee will pay to such Participant or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Participant or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(ii)If any Participant determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Participant’s capital or on the capital of such Participant’s holding company, if any, as a consequence of this Agreement, or the Rent Assignment Advance, Lessor Retained Interest or Lessor Investment made by such Participant, to a level below that which such Participant or such Participant’s holding company could have achieved but for such Change in Law (taking into consideration such Participant’s policies and the policies of such Participant’s holding company with respect to capital adequacy and liquidity), then from time to time the Lessee will pay to such Participant such additional amount or amounts as will compensate such Participant or such Participant’s holding company for any such reduction suffered.
(iii)A certificate of a Participant setting forth the amount or amounts necessary to compensate such Participant or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Lessee accompanied by a certificate setting forth in reasonable detail any amount or amounts and upon such delivery of such items, shall be conclusive absent manifest error. The Lessee shall pay such Participant the amount shown as due on any such certificate within 10 days after receipt thereof.
(iv)Failure or delay on the part of any Participant to demand compensation pursuant to this Section shall not constitute a waiver of such Participant’s right to demand such compensation; provided that the Lessee shall not be required to compensate a Participant pursuant to this Section for any increased costs or reductions incurred more than nine (9) months prior to the date that such Participant notifies the Lessee of the Change in Law giving rise to such increased costs or reductions and of such Participant’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 9-month period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 7.5.    Funding Losses.
The Lessee shall pay to the Lessor, as Supplemental Rent, such amounts as may be necessary to reimburse any Participant for any loss or expense incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Participant to make, continue or maintain any portion of its Rent Assignment Advance, Lessor Retained Interest or Lessor Investment on a Benchmark basis but excluding any loss of

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margin included therein) as a result of any payment of all or any portion of the Adjusted Lease Balance for any reason on a date other than a Payment Date, including, without limitation, by reason of acceleration (the amount of such loss or expense, the “Break Amount”). Any Participant shall promptly notify the Lessee, the Lessor and the Administrative Agent in writing of the amount of any claim under this Section 7.5, the reason or reasons therefor and the additional amount required fully to compensate such Participant for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Lessee.
SECTION 7.6.    Gross Up.
If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Tax which the Lessee is required to pay or reimburse under any other provision of this Article VII (each such payment or reimbursement under this Article VII, an “original payment”) and which original payment constitutes income to such Indemnitee when accrued or received, then the Lessee shall pay to such Indemnitee on demand the amount of such original payment on a grossed-up basis such that, after subtracting all Taxes imposed on such Indemnitee with respect to such grossed-up payment by the Lessee (including any Taxes otherwise excluded by Section 7.2(a)(i) and assuming for this purpose that such Indemnitee was subject to taxation at the highest United States federal, state and local marginal rates applicable to corporations and, in the case of Withholding Taxes subject to indemnification pursuant to Section 7.2(a)(iii), the marginal rates actually applicable to the Indemnitee for the year in which such income is taxable), such amount (i.e., the grossed-up payment minus the taxes thereon) shall be equal to the original payment to be received or reimbursed (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by such Indemnitee of any amount, including taxes, for which the payment to be received is made) (“Grossed-Up Basis”). At the Lessee’s request, the amount of any indemnification payment by the Lessee required to be made on such “Grossed-Up Basis” shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the applicable Indemnitee. The fees and expenses of such independent public accounting firm shall be paid by the Lessee.
SECTION 7.7.    Leased Property Indemnity.
In the event that (a) the Leased Property is subject to the Return Option and (b) after paying to the Lessor, for the benefit of the Participants, any amounts due under Article XXII of the Lease, the Adjusted Lease Balance shall not have been reduced to zero, then, except to the extent such amounts represent amounts due in respect of a Default or Event of Default and except to the extent attributable to the willful misconduct or gross negligence of the Lessor, any Agent, or any of their respective officers, agents, employees and Affiliates, the Lessee shall promptly pay over to the Lessor on the Return Date, in addition to the Recourse Deficiency Amount, the shortfall between the Fair Market Value of the Leased Property as of the Return Date, and an amount up to but not to exceed the outstanding Adjusted Lease Balance (the “Shortfall Amount” provided that, for the avoidance of doubt, in no case shall an amount equal to the Recourse Deficiency Amount and the Shortfall Amount paid to the Lessor under this Section 7.7 exceed the Adjusted Lease Balance),

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unless an appraisal conducted by an independent and capable third-party appraiser engaged by the Lessor and reasonably acceptable to the Lessee establishing the Fair Market Value of the Leased Property as of the Return Date confirms that the reason such Fair Market Value is less than the outstanding Adjusted Lease Balance is not due to any of the following events, circumstances or conditions, whether or not permitted under the Lease: (i) the failure to maintain the Leased Property as required by the Lease and the other Operative Documents in any material respect, and in at least as good a condition in all material respects as it was in on the Closing Date, ordinary wear and tear excepted; (ii) the carrying out of or the failure to complete any modifications, improvements or Alterations; (iii) the existence of any environmental condition at or affecting the Leased Property that did not exist on the Closing Date; (iv) any material defect, exception, easement, restriction or other encumbrance on or title to the Leased Property not existing on the Closing Date and not consented to by the Lessor; or (v) any other cause or condition within the power of the Lessee to control or affect (other than ordinary wear and tear) that did not exist on the Closing Date.

ARTICLE VIII

AGENCY

SECTION 8.1.    Appointment of the Administrative Agent and the Collateral Agent; Powers and Authorization to Take Certain Actions.

(a)Each of the Participants irrevocably appoints and authorizes MUFG Bank, Ltd. to act as its Administrative Agent and Collateral Agent (and MUFG Bank, Ltd. hereby consents to such appointment and authorization), in each case hereunder and under the other Operative Documents, with such powers as are specifically delegated to the Administrative Agent or the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto; provided, however, in respect of the Collateral Agent’s duties with respect to the Assignment of Lease, the Collateral Agent is hereby appointed as agent for the Rent Assignees (which appointment is hereby accepted) and shall act solely for the benefit of the Rent Assignees. Each Participant authorizes and directs the Administrative Agent or the Collateral Agent, as the case may be, to, and each of the Agents agrees for the benefit of the Participants and the Lessor and, as the case may be, that, on the Closing Date it will accept the documents described or referred to in Section 2.1 of this Agreement. Each of the Agents accepts the agency hereby created applicable to it and agrees to receive all applicable payments and proceeds pursuant to the Operative Documents and disburse such payments or proceeds in accordance with the Operative Documents to which it is a party.
(b)With respect to certain of the Lessor’s rights under the Memorandum of Lease, the Lessor has conveyed and assigned such rights to the Rent Assignees pursuant to each of the Rent Assignment Agreements, subject to the Excepted Rights as set forth therein. In connection therewith, the Lessor and the Rent Assignees hereby delegate to the Agents such assigned rights which delegation is accepted by the Agents. The parties agree that the Agents shall

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take instructions from the Participants with respect to such delegated rights in accordance with Section 8.3 hereof.
(c)Neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities except those expressly set forth in the Operative Documents. Neither the Administrative Agent nor the Collateral Agent shall be responsible to any Participant (or to any other Person): (i) for any recitals, statements, representations or warranties of any party contained in any Operative Document or in any certificate or other document referred to or provided for in, or received by it under, the Operative Documents, other than the representations and warranties made by each of the Agents in Section 4.4, (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Leased Property, the Site or the title thereto or (iii) for any failure by the Lessee, the Lessor, or any other Person (other than each of the Agents, as applicable) to perform any of its obligations under any Operative Document. Each of the Agents may, in fulfilling its obligations, employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or misconduct of any of them selected by it with reasonable care.
(d)Neither the Administrative Agent nor the Collateral Agent shall have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with the fee simple interest held by the Lessor and, with respect to the Collateral Agent, any other easement granted to it pursuant to the Operative Documents, the Leased Property, or to otherwise take or refrain from taking any action with respect thereto, except as expressly provided by the terms of the Operative Documents, and no implied duties of any kind shall be read into any Operative Document against each of the Agents. The permissive right of each of the Agents to take actions enumerated in this Agreement or any other Operative Document shall never be construed as a duty, unless it is instructed or directed to exercise, perform or enforce one or more rights by the Required Participants (provided that each of the Agents has received indemnification reasonably satisfactory to it). Subject to Section 8.1(e) below, no provision of the Operative Documents shall require the Administrative Agent or the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations under the Operative Documents, or in the exercise of any of its rights or powers thereunder. It is understood and agreed that the duties of each of the Agents are ministerial in nature.
(e)Except as specifically provided herein, each of the Agents is acting hereunder solely as agent and, except as specifically provided herein, is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from its own gross negligence or willful misconduct, or its negligence in the handling of funds or any breach of a representation or covenant made in its individual capacity.
(f)Each of the Agents may accept deposits from, lend money to and otherwise deal with the Lessee or any of its Affiliates with the same rights as it would have if it were not the named the Administrative Agent or the Collateral Agent hereunder.

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SECTION 8.2.    Reliance.
Each of the Agents may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone or email) reasonably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by each of the Agents with due care (including any expert selected by each of the Agents to aid it in any calculations, if any, required in connection with its duties under the Operative Documents).
SECTION 8.3.    Action Upon Instructions Generally.
(a)Subject to Sections 8.4 and 8.6, upon written instructions of the Required Participants or all Participants if so required hereunder or pursuant to any other Operative Document, each of the Agents shall, solely in the furtherance of its duties as Administrative Agent or the Collateral Agent, as applicable, on behalf of the Participants or the Lessor, as the case may be, give such notice, consent, approval or direction, exercise such right, remedy or power hereunder or under the other Operative Documents or in respect of the Leased Property, and enter into such amendment to any document to which it is a party as the Administrative Agent or the Collateral Agent, as applicable, as may be specified in such instructions. Each Agent shall deliver to each Participant a copy of each notice, demand, report and certificate received by it pursuant to the Operative Documents. Neither the Administrative Agent nor the Collateral Agent shall have any obligation to investigate or determine whether there has been an Event of Default or Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have any notice or knowledge of an Event of Default or Default unless a Responsible Officer of it is notified pursuant to Section 9.3 of such Event of Default or Default; provided that the Administrative Agent shall be deemed to have been notified in writing of any failure of the Lessee to pay Rent in the amounts and at the times set forth in Article IV of the Lease. If the Administrative Agent receives notice of an Event of Default, it shall give prompt notice thereof, at the Lessee’s expense, to each Participant, and if the Administrative Agent receives notice of a payment failure as described in the Assignment of Lease, it shall give prompt notice thereof, at the Lessor’s expense, to each Rent Assignee.
(b)Subject to Sections 8.4, 8.6 and 9.5, each of the Agents shall take action or refrain from taking action with respect to an Event of Default as directed by the Required Participants (or by the Required Rent Assignees with respect to a default by Lessor in the performance of its Obligations under the Assignment of Lease); provided that, unless and until it receives such directions, each of the Agents may refrain from taking any action with respect to such Event of Default; provided, further, that the Agents, in their individual capacity or any other capacity, covenants for the benefit of the Lessor and the Rent Assignees only, that it shall not exercise, or attempt to exercise, any right of setoff, banker’s lien or the like against any deposit account or property of the Lessee or any of its Affiliates held or maintained by any Agent without the prior written consent of the Participants. Prior to the date the Adjusted Lease Balance shall have become due and payable by acceleration pursuant to Section 18.1 of the Lease, the Required

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Participants may deliver written instructions to the Administrative Agent (and, with respect to the Assignment of Lease, the Required Rent Assignees may deliver written instructions to the Collateral Agent with respect to a default by Lessor in the performance of its Obligations under the Assignment of Lease) to waive, and each of the Agents, respectively, shall waive pursuant thereto, any Event of Default and its consequences; provided that in the absence of written instructions from all of the Participants (or the Required Rent Assignees with respect to the Assignment of Lease), neither the Administrative Agent nor the Collateral Agent shall waive any payment default; provided, further, that in the absence of written instructions from the Required Participants, the Required Rent Assignees or all of the Participants, as applicable, neither the Administrative Agent nor the Collateral Agent shall waive any covenant or provision which, under Section 9.5, cannot be modified or amended without the consent of such Participants. As to any actions, inactions, consents, approvals and other matters to be taken under the Operative Documents including those rights assigned by the Lessor under the Assignment of Lease the instructions for which are not expressly provided for by this Agreement, each of the Agents shall in all cases take instructions from the Required Participants (or instructions from the Required Rent Assignees with respect to a default by Lessor in the performance of its obligations under the Assignment of Lease) and shall be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Participants (or such instructions from the Required Rent Assignees, as applicable) and such instructions of the Required Participants (or such Rent Assignees, as applicable) and any action taken or failure to act pursuant thereto shall be binding on each Participant or such Rent Assignees, respectively.
SECTION 8.4.    Indemnification.
Each Rent Assignee and the Lessor shall reimburse and hold each of the Agents harmless, ratably in accordance with its Commitment Percentage at the time the indemnification is required to be given (but only to the extent that any such indemnified amounts have not in fact been paid to each of the Agents by, or on behalf of, the Lessee in accordance with Section 7.1), from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of each of the Agents and all other reasonable attorneys’ fees and expenses incurred by each of the Agents, in any way relating to or arising in any manner out of (i) any Operative Document, the enforcement thereof or the consummation of the transactions contemplated thereby, (ii) instructions from the Required Participants (in the case of the Administrative Agent) or the Required Rent Assignees (in the case of the Collateral Agent with respect to the Assignment of Lease) or all Participants, all Rent Assignees or the Lessor, as the case may be, if so required hereunder or pursuant to any other Operative Document (including, without limitation, the costs and expenses that the Lessee is obligated to and does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by each of the Agents of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of an Event of Default); provided that no Rent Assignee shall be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of either of the Administrative Agent or the

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Collateral Agent, (b) the inaccuracy of any representation or warranty or breach of any covenant given by the Administrative Agent or the Collateral Agent in Section 4.4 or in its Rent Assignment Agreement, (c) in the case of the Administrative Agent’s handling of funds, the failure to act with the same care as the Administrative Agent uses in handling its own funds, or (d) any taxes, fees or other charges payable by each of the Agents based on or measured by any fees, commissions or compensation received by it for acting as the Administrative Agent or the Collateral Agent, as applicable, in connection with the Overall Transaction.
SECTION 8.5.    Independent Credit Investigation.
Each Participant, by entering into this Agreement agrees that it has, independently and without reliance on each of the Agents, the Arranger or any other Participant and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Lessee and its own decision to enter into this Agreement and each of the other Operative Documents to which it is a party and that it will, independently and without reliance upon the Administrative Agent or the Collateral Agent, the Arranger or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Agreement and any related documents to which it is a party. Neither the Administrative Agent nor the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Lessee of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of the Lessee. Except for notices or statements which the Administrative Agent or the Collateral Agent is expressly required to give under this Agreement and for notices, reports and other documents and information expressly required to be furnished to the Administrative Agent or the Collateral Agent alone (and not also to each Participant, it being understood that each of the Agents shall forward copies of same to each of the other Participants or the Rent Assignees, as the case may be) hereunder or under any other Operative Document, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Participant with copies of notices or with any credit or other information concerning the affairs, financial condition or business of the Lessee (or any of its Affiliates) that may come into the possession of the Administrative Agent or the Collateral Agent or any of their respective Affiliates. Notices, reports and other documents and information expressly required to be furnished to the Collateral Agent are being provided to the Collateral Agent for file-keeping purposes only and unless otherwise expressly provided herein, the Collateral Agent shall have no obligation to review or be familiar with the contents thereof or provide copies to any other person.
SECTION 8.6.    Refusal to Act.
Except for notices and actions expressly required of each of the Agents hereunder and except for the performance of expressed obligations under the Operative Documents by the Administrative Agent or the Collateral Agent, each of the Agents shall in all cases be fully justified in failing or refusing to act unless (a) it is indemnified to its reasonable satisfaction by the Participants or the Rent Assignees, as applicable, against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action

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(provided that such indemnity shall be subject to each of the limitations set forth in Section 8.4, including clauses (a) through (d) of Section 8.4, it being understood that no action taken by the Administrative Agent or the Collateral Agent in accordance with the instructions of the Required Participants (in the case of the Administrative Agent) or of the Required Rent Assignees (in the case of the Collateral Agent with respect to the Assignment of Lease) shall be deemed to constitute any such matter) and (b) it is reasonably satisfied that such action is not contrary to any Operative Document or to any Applicable Laws.
SECTION 8.7.    Resignation or Removal of the Administrative Agent, the
Collateral Agent; Appointment of Successor.

Subject to the appointment and acceptance of a successor Administrative Agent or Collateral Agent as provided below, each of the Administrative Agent and Collateral Agent may resign at any time by giving notice thereof to the other and to each Participant and the Lessee, and may be removed from such position at any time by written notice from the Required Participants. Upon any such resignation or removal of the Administrative Agent or the Collateral Agent, the Required Participants at the time of the resignation or removal shall have the right to appoint a successor Administrative Agent or Collateral Agent, as applicable, which shall be a financial institution having (i) a long-term credit rating no lower than investment grade as rated by Moody’s and S&P and (ii) a combined capital and surplus of not less than $100,000,000. If, within thirty (30) days after the retiring Administrative Agent’s or Collateral Agent’s giving of notice of resignation or receipt of a written notice of removal, a successor Administrative Agent or Collateral Agent is not so appointed and does not accept such appointment, then the retiring or removed Administrative Agent or Collateral Agent may appoint a successor to itself meeting the requirements in the prior sentence and transfer to such successor all of its rights and obligations. Upon the acceptance of any appointment as the Administrative Agent or the Collateral Agent hereunder, such successor Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and Collateral Agent, respectively, and the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall be discharged from duties and obligations as the Administrative Agent and the Collateral Agent, respectively, thereafter arising hereunder and under any related document, provided, that the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall not be discharged from such duties and obligations, respectively, until its successor has accepted such appointment. If the retiring Administrative Agent or Collateral Agent does not appoint a successor, any Participant shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.
SECTION 8.8.    Separate Agent.
Subject to any Applicable Laws, the Required Participants may, and if they fail to do so at any time when they are so required, each of the Agents may, for the purpose of meeting any legal requirements of any jurisdiction in which the Leased Property may be located, appoint one or more

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Persons either to act as co-agent jointly with the Administrative Agent or the Collateral Agent, as applicable, or to act as separate agent of all or any part of the Leased Property and vest in such individuals or corporations, in such capacity, such rights to such Leased Property or any part thereof, and such other rights or duties as each of the Agents may consider necessary or desirable. Each of the Agents shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate agent more fully confirming such title, rights or duties to such co-agent or separate agent. Upon the acceptance in writing of such appointment by any such co-agent or separate agent, it shall be vested with such interest in the Leased Property or any part thereof, and with such rights and duties, not inconsistent with the provisions of the Operative Documents, as shall be specified in the instrument of appointment, jointly with each of the Agents (except insofar as local law makes it necessary for any such co-agent or separate agent to act alone), subject to all terms of the Operative Documents. Any co-agent or separate agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute the Administrative Agent or the Collateral Agent, as applicable, pursuant to its appointment, its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise reasonable judgment on its behalf and in its name. If any co-agent or separate agent shall become incapable of acting, resign or be removed, the interest in the Leased Property and all rights and duties of such co-agent or separate agent shall, so far as permitted by law, vest in and be exercised by the Administrative Agent or the Collateral Agent, respectively, without the appointment of a successor to such co-agent or separate agent.
SECTION 8.9.    Termination of Agency.
The agency created hereby shall terminate upon the final disposition by each of the Agents of all Leased Property and each of the Administrative Agent’s and the Collateral Agent’s interest in the Site and the final distribution by each of the Agents of all monies or other property or proceeds received pursuant to the Operative Documents in accordance with their terms; provided, that at such time the Lessee shall have complied fully with all the terms hereof.
SECTION 8.10.    Compensation of the Administrative Agent and the
Collateral Agent.

The Lessee shall pay each of the Agents the annual fee as set forth in Section 2.13(c) hereof and including after an Event of Default, any other fees, costs and expenses for the performance by each of the Administrative Agent and Collateral Agent of its respective obligations hereunder (including the reasonable fees and expenses of its counsel) (collectively, “Agency Fees”).
SECTION 8.11.    Limitations.
It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Operative Documents: (a) to the extent each of the Agents is entering into such documents and agreements as the Administrative Agent or the Collateral Agent, this Agreement and the other Operative Documents to which each of the Agents is a party are executed by each of the Administrative Agent or the Collateral Agent in its capacity as

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Administrative Agent or Collateral Agent, as applicable, under the Operative Documents in the exercise of the power and authority conferred and vested in it as such Administrative Agent or Collateral Agent; (b) each of the undertakings and agreements herein made on the part of each of the Agents are each and every one of them made and intended not as personal undertakings and agreements by each of the Agents, or for the purpose or with the intention of binding each of the Agents personally, but are made and intended for the purpose of binding only the Leased Property unless expressly provided otherwise; (c) actions to be taken by each of the Agents pursuant to its obligations under the Operative Documents may, in certain circumstances, be taken by each of the Agents only upon specific authority of the Participants or the Rent Assignees, as further set forth herein an in the other Operative Documents; (d) nothing contained in the Operative Documents shall be construed as creating any liability on either of the Agents, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or agent of, each of the Agents to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and (e) so far as each of the Agents, individually or personally, is concerned, the other parties hereto and any Person claiming by, through or under them shall look solely to the Leased Property and the Lessee for the performance of any obligation under any of the instruments referred to herein, provided, however, that nothing in this Section 8.11 shall be construed to limit in scope or substance the general corporate liability of each of the Agents in respect of its gross negligence or willful misconduct, negligence in the handling of funds or for those representations, warranties and covenants of each of the Agents, as applicable, in its individual capacity set forth herein, in the other Operative Documents or in any of the other agreements contemplated hereby or thereby.
SECTION 8.12.    [Reserved].
SECTION 8.13.    Erroneous Payments.
(a)If the Administrative Agent notifies a Participant, or any Person who has received funds on behalf of a Participant (any such Participant or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Participant or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Participant shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to

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which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Participant, or any Person who has received funds on behalf of a Participant, such Participant, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Participant, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (b) (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (b) (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Participant shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.13(b).
(c)Each Participant hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Participant under any Operative Document, or otherwise payable or distributable by the Administrative Agent to such Participant from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Participant that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such

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Participant at any time, (i) such Participants shall be deemed to have assigned its Rent Assignment Interests or Lessor Retained Interest with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Interest”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Rent Assignment Interests or Lessor Retained Interest of the Erroneous Payment Impacted Interest, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Lessee) deemed to execute and deliver an assignment and assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Participant shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Participant shall become a Participant hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Participant shall cease to be a Participant hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement which shall survive as to such assigning Participant and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Rent Assignment Interests or Lessor Retained Interest, as applicable, subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Rent Assignment Interests or Lessor Retained Interest acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Participant shall be reduced by the net proceeds of the sale of such Rent Assignment Interests or Lessor Retained Interest (or portion thereof), as applicable, and the Administrative Agent shall retain all other rights, remedies and claims against such Participant (and/or against any recipient that receives funds on its respective behalf). In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Rent Assignment Interests or Lessor Retained Interest (or portion thereof), as applicable, acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Participant under the Operative Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Lessee or any other Lessee Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Lessee or any other Lessee Party for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received,

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including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 8.13 shall survive the resignation or replacement of the Administrative Agent, and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Operative Document.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1.    Survival of Indemnities.
The indemnities of the parties provided for in the Operative Documents shall survive the execution and delivery and the termination or expiration of this Agreement and any of the other Operative Documents, the transfer of the interest in the Leased Property as provided herein or in any other Operative Documents, any disposition of any interest of the Lessor or the Collateral Agent in the Leased Property, the purchase and sale of the Rent Assignment Interests, payment therefor and any disposition thereof and shall continue in effect notwithstanding that any party hereto may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.
SECTION 9.2.    No Broker, etc.
Except for the Lessee’s dealings with the Arranger (for which the Lessee shall be responsible), each of the parties hereto represents to the others that it has not retained or employed any arranger, broker, finder or financial advisor to act on its behalf in connection with this Agreement, nor has it authorized any arranger, broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which the Agents or any Participant might be subjected by virtue of their entering into the transactions contemplated by this Agreement. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.
SECTION 9.3.    Notices.
Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto in connection with the Operative Documents shall be in writing (including bank wire, transmission, electronic mail or similar writing) and shall be effective given to such party: (i) if given by electronic mail transmission, when transmitted to the e-mail address specified on Schedule II during the recipient’s normal business hours and confirmation of receipt is received or (ii) if given by any other means, when delivered during the

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recipient’s normal business hours at the address specified on Schedule II; provided that notices under Article II or Sections 7.4, 7.5 or 7.6 hereof shall not be effective until received.
SECTION 9.4.    Counterparts.
This Agreement and each of the other Operative Documents may be executed by the parties hereto and thereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of any Operative Document by electronic means (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of such Operative Document. The words “executed,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf” and Docusign) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a Person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
SECTION 9.5.    Amendments.
No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Lessor, the Administrative Agent (as directed by the Required Participants), the Lessee, the Collateral Agent (as directed by the Required Rent Assignees solely with respect to the Assignment of Lease and, otherwise, by the Required Participants) and the Required Participants; provided, however, that Section 9.15 hereof and the other Sections referenced therein may not be terminated, amended, supplemented, waived or modified without the written consent of the Arranger; provided, further, that such termination, amendment, supplement, waiver or modification of any Operative Document shall require the written agreement or consent of each Participant if such termination, amendment, supplement, waiver or modification would:
(a)modify any of the provisions of this Section 9.5, change the definition of “Required Participants”, or modify or waive any provision of any Operative Document requiring action by the Required Participants or all of the Participants such that such provision no longer requires such action, or release any collateral (except in connection with a transaction permitted by the Operative Documents);

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(b)reduce the amount or change the time of payment of any amount of principal owing or payable with respect to any Rent Assignment Advances, Lessor Retained Interest or Lessor Investment, or Yield owing or payable with respect the Guaranteed Lease Balance or Fees or reduce the amount owing and payable with respect to the Lessor’s Gain, or modify any of the provisions of Article X or Sections 2.10 or 2.11 hereof, or modify the definition of “Yield Rate” or the other defined terms contained in such definitions;
(c)reduce, modify, amend or waive any Excluded Amounts or any Excepted Rights in favor of any Participant;
(d)reduce the amount or change the time of payment of any Rent, the Lease Balance, Lessor’s Gain, Purchase Amount, Sale Proceeds, Deficiency payments or the Recourse Deficiency Amount;
(e)modify any provision of any Operative Document that expressly requires the unanimous consent of the Participants;
(f)consent to releasing the Lessee from its obligations to pay any Rent, the Lease Balance, Lessor’s Gain, Purchase Amount, Sale Proceeds, Deficiency payments or the Recourse Deficiency Amount or changing the absolute and unconditional character of such obligations;
(g)permit the creation of any Lien on the Leased Property, the Site, the Lessee Collateral or any part thereof, except as permitted by the Operative Documents;
(h)modify the definition of “Maturity Date” or “Lease Expiration Date” or otherwise extend either such date other than as permitted by Section 2.16 provided, however, for purposes of clarity, that any extension of either such date permitted under Section 2.16 shall require the unanimous vote of each Participant (including any Replacement Participant which replace the non-consenting Participants in accordance with the terms thereof);
(i)waive, amend or otherwise modify any of the provisions contained in Section 2.2(d) or Section 2.16; and
(j)consent to releasing any Guarantor from its obligations under the Lease Guaranty or changing the character of such obligations.
SECTION 9.6.    Headings, etc.
The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

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SECTION 9.7.    Parties in Interest.
Except as expressly provided herein, none of the provisions of this Agreement is intended for the benefit of any Person except the parties hereto and their respective successors and permitted assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
SECTION 9.8.    Governing Law.
THIS AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE WHERE THE SITE IS LOCATED ARE REQUIRED TO APPLY.
SECTION 9.9.    Payment of Transaction Costs and Other Costs.
(a)Transaction Costs and Fees. As and when any portion of Transaction Costs, including, without limitation, any Fees becomes due and payable, such Transaction Costs, including, without limitation, any Fees shall be paid by the Lessee as Supplemental Rent; provided, that with respect to Transaction Costs, the Lessee’s obligation to pay such Transaction Costs including, without limitation, any Fees is subject to the provisions of Section 2.13.
(b)Continuing Expenses. The continuing fees, expenses and disbursements (including reasonable counsel fees) of (i) the Lessor set forth by the Lessor and agreed in writing by the Lessee, (ii) the Administrative Agent and the Collateral Agent, as set forth in Section 2.13, and (iii) the Participants, in each case as set forth in Section 2.13, shall be paid directly by the Lessee as Supplemental Rent.
(c)Amendments, Supplements, etc. Without limitation of the foregoing, the Lessee agrees to pay to the Agents and the Participants (i) all reasonable and documented out-of-pocket costs and expenses (including reasonable legal fees and expenses of counsel to the Agents and the Participants) incurred by any of them in connection with: (A) the considering, evaluating, investigating, negotiating and entering into or giving or withholding of any amendments or supplements or waivers or consents with respect to any Operative Document requested by the Lessee; or (B) the negotiation and documentation of any restructuring or “workout,” whether or not consummated, of any Operative Document; and (ii) all reasonable and documented out-of-pocket costs and expenses (including reasonable legal fees and expenses of counsel to the Agents and the Participants) incurred by any of them in connection with: (A) the enforcement of the rights or remedies under the Operative Documents; or (B) any sale, assignment or transfer by a Participant of any interest in the Operative Documents during the continuance of an Event of Default.

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SECTION 9.10.    Severability.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall not have any duties or obligations, except those expressly set forth herein or in another Operative Document, and no implied duties or obligations shall be read into this Agreement.
SECTION 9.11.    Limited Liability of the Lessor.
The parties hereto agree that except as specifically set forth herein or in any Operative Document, no Representatives (other than Affiliates of the Lessor to the extent that funds are received by the Lessor and not applied in accordance with the terms of the Operating Documents) of the Lessor shall have personal liability whatsoever to the Lessee or its successors and assigns for any claim or obligation based on or in respect of this Agreement or any of the other Operative Documents, except to the extent attributable to fraud or the willful misconduct or gross negligence of, or negligence in the handling of funds by, the Lessor, its officers, agents, employees and Affiliates or the breach in any material respect of any representation or warranty made by the Lessor under the Operative Documents or a breach or violation of the terms and conditions of this Agreement or any Operative Document. Anything in this Agreement or the other Operative Documents to the contrary notwithstanding, none of the Lessee, any Agent, any Rent Assignee and any other holder of Rent Assignment Interests (and the successors or assigns of any of said Persons) shall have any claim, remedy or right to proceed against the Lessor or any past, present or future stockholder, subscriber of capital stock, officer, director, incorporator or partner of the Lessor, whether by virtue of any statute or rule of law or by enforcement of any penalty or assessment or otherwise, for the payment of any amount owing under this Agreement or any other Operative Documents or any deficiency or any other sum owing on account of the Rent Assignment Interests or for the payment of any other unpaid Obligations or any liability resulting from the breach of any representation, agreement or warranty of any nature whatsoever in this Agreement or any other Operative Document; and the parties hereto, by their execution and delivery of this Agreement, waive and release any liability of the Lessor or any past, present or future stockholder, subscriber of capital stock, officer, director, incorporator or partner of the Lessor for and on account of such amounts, deficiencies, sums, payments or such liability; provided, however, that nothing herein contained shall limit, restrict or impair the rights of a party hereto to bring suit and obtain a judgment against the Lessor under this Agreement or any other Operative Documents or to exercise all rights and remedies provided under the Lease.
SECTION 9.12.    Liabilities of the Participants.
No Participant shall have any obligation to the Agents or any other Participant or to the Lessee with respect to the Overall Transaction except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered

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in connection therewith and no Participant shall be liable for performance by any other party hereto of such other party’s obligations under the Operative Documents except as otherwise so set forth.
SECTION 9.13.    Submission to Jurisdiction; Waivers.
(a)EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY:
(i)SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE SOLE, EXCLUSIVE GENERAL JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF;
(ii)CONSENTS THAT ANY SUCH ACTION OR PROCEEDINGS MAY BE BROUGHT TO SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(iii)AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH ON SCHEDULE II OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 9.3; AND
(iv)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(b)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE OPERATIVE DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

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SECTION 9.14.    Reproduction of Documents.
Subject to Section 9.19, this Agreement, all documents constituting an Appendix, Schedule or Exhibit hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Agents or any Participant in connection with the receipt and/or acquisition of the Leased Property; and (c) financial statements, certificates and other information previously or hereafter furnished to the Agents or any Participant may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, electronic copy, or further reproduction of such reproduction shall likewise be admissible in evidence.
SECTION 9.15.    Role of Arranger.
Each party hereto acknowledges hereby that it is aware of the fact that the Arranger has acted as an “arranger” with respect to the transactions contemplated by the Operative Documents. The parties hereto acknowledge and agree that the Arranger and its Affiliates have not made any representations or warranties concerning, and that they have not relied upon the Arranger as to, the tax, accounting or legal characterization or validity of (i) the Operative Documents or (ii) any aspect of the Overall Transaction. The parties hereto acknowledge and agree that the Arranger has no duties, express or implied, under the Operative Documents in its capacity as the Arranger. The parties hereto further agree that Section 2.1(k), Section 2.13(a), Section 2.15, Section 8.5, Section 9.2, Section 9.5, Section 9.9(a) and this Section 9.15 are for the express benefit of the Arranger, in such capacity, and the Arranger shall be entitled to rely thereon as if it were a party hereto.
SECTION 9.16.    Rights Related to Rent Assignment Agreement.
The Lessee acknowledges the sales and assignments by the Lessor under the Rent Assignment Agreement and the Assignment of Lease, expressly consents to the sales and assignments thereunder regarding the sale of Lessor’s rights to certain payments of Rent and rights related to such payments, and agrees to pay and deliver to the Administrative Agent for application hereunder the sums set forth therein or, upon written request therefor pursuant to the Assignment of Lease, to the Rent Assignees.
SECTION 9.17.    Payments in Dollars.
All payments to be made by the Lessee hereunder shall be made in Dollars in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction.

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SECTION 9.18.    Confidentiality.
In connection with the Overall Transaction and the Lessee’s compliance with the Operative Documents, the Agents and the Participants may be receiving certain information (whether in written or electronic form, or if oral, confirmed in writing as confidential information) which is non-public, confidential or proprietary in nature. Such information and any other non-public, confidential or proprietary information concerning the Improvements, the Lessee, the Guarantors and/or their respective Subsidiaries (the Lessee, the Guarantors and/or their Subsidiaries being collectively referred to as the “Big Lots Companies”) furnished by or on behalf of the Big Lots Companies to the Agents or the Participants in connection with the Overall Transaction (at any time on, before or after the Closing Date), together with any other documents prepared by the Big Lots Companies or by any of their respective agents, Affiliates, representatives (including attorneys, accountants and financial advisors) or employees which contain or otherwise reflect such information is hereinafter referred to as the “Information”.
The Agents and each of the Participants hereby severally agrees, as to itself only, subject to the exclusions set forth elsewhere in this Section 9.18, that the Information shall be kept confidential and shall not, without the prior written consent of relevant Big Lots Company, be disclosed by such Person or by any of its Affiliates, directors, officers, employees, attorneys and agents (“Representatives”) in any manner whatsoever, in whole or in part, and shall not be used by such Person or its Representatives other than in connection with monitoring the compliance by the Big Lots Companies with the terms of the Operative Documents, provided, however, that such Person may reveal the Information (i) to its Representatives solely for the purpose of evaluating or managing such Person’s investment in the Overall Transaction if the recipients of the Information are informed by such Person of the confidentiality obligations with respect to the Information and such recipients agree to be bound by the terms and conditions of this Section or are otherwise bound by an obligation of confidentiality with respect thereto or (ii) to the extent requested by any applicable regulatory Authorities having jurisdiction.
The provisions of this Section shall be inoperative as to such portions of the Information that (i) are or become generally available to the public on a non-confidential basis through no fault of or action or omission by the Agents or the Participants or by any of their respective Representatives, (ii) become available to the Agents or any of the Participants on a non-confidential basis from a source other than the Big Lots Companies or their representatives or agents and not in violation of this Agreement, so long as the Person to whom such portions of Information have been made available has no knowledge that the source of such Information is prohibited from disclosing such portions by a contractual, legal or fiduciary obligation to the Big Lots Companies, or (iii) are provided to any court or tribunal in connection with the exercise or enforcement of any rights under this Agreement or other Operative Document; provided, however, that such Person shall endeavor (if not otherwise prohibited by Applicable Law) to notify the Lessee prior to any disclosure made pursuant to this clause (iii). In addition, the Agents and the Participants may disclose such Information to potential transferees of its interest permitted

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hereunder, provided such potential transferee has entered into a confidentiality agreement containing provisions substantially similar to the provisions of this Section.
In the event that the Agents or any of the Participants or anyone to whom any such Person transmits the Information pursuant to this Section 9.18, becomes required by Applicable Laws or Governmental Action to disclose any of the Information, the Person so required (if a party to this Agreement) or the Person that transmitted the Information to the Person so required (if the Person so required is not a party to this Agreement) if legally permitted shall provide the Lessee with notice of such event promptly upon obtaining knowledge thereof so that the Lessee or the applicable Big Lots Company may seek a protective order or other appropriate remedy against such disclosure. In the event that no protective order or other remedy is obtained, the Person so required to disclose such Information (if a party to this Agreement) or the Person that transmitted the Information to the Person so required to disclose such Information (if the Person so required is not a party to this Agreement) shall have the right to disclose such information to the appropriate Authority. Notwithstanding such right, such Person shall, at the Lessee’s expense, cooperate to the extent reasonable with the Lessee’s or such Big Lots Company’s instructions to disclose, only that portion of the Information that is required to be disclosed in accordance with Applicable Laws and shall do so in a manner reasonably designed to preserve the Information’s confidential nature. Notwithstanding anything to the contrary in this Section 9.18, the Agents and each of the Participants may disclose the Information as requested by any Authority to whose jurisdiction such Person is subject or in connection with an examination of such Person by regulatory examiners or independent auditors. In addition, to the extent not contrary to the foregoing, the Lessor shall use reasonable efforts to comply with written instruction from the Lessee to such Person or, at the Lessee’s expense, return confidential information to the Lessee; provided, however, that the Lessor may retain one (1) file copy of such Information, documents, memoranda, notes and other writings for regulatory and audit purposes and for the purposes of defending or maintaining any proceedings relating to this Agreement, and any such materials so retained shall remain subject to the provisions of this Section 9.18.
The agreements of the Agents and each of the Participants in this Section shall survive the termination of any of the Operative Documents to which any such Person is a party and the payment of all or any part of the Adjusted Lease Balance or the Purchase Amount and the repayment of all or any part of the Funding made by the Agents or any of the Participants in respect thereof.
SECTION 9.19.    Entire Agreement.
This Agreement (together with the other Operative Documents) constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings, written or oral, with respect to such matters between the parties. The parties hereto shall not have any duties or obligations, except those expressly set forth herein, and no implied duties or obligations shall be read into this Agreement.

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SECTION 9.20.    UCC Filings and Other Matters.
The Lessee hereby grants to the Collateral Agent (or the Lessor or its counsel on its behalf) the permission and right to file, without the signature of the Lessee, any financing statements, amendment statements and continuation statements under the Uniform Commercial Code necessary to perfect the Collateral Agent’s security interest in the Lessee Collateral under the Memorandum of Lease. The Lessee shall attend to the filing of any necessary UCC amendment statements and continuation statements in order to maintain the perfection of its security interest as set forth in the Memorandum of Lease perfected by the UCC Financing Statements filed on or about the Closing Date and referencing the Lessee or the Collateral Agent, as applicable, as the secured party. The Collateral Agent shall have no duty to file any financing statements or continuation statements, or monitor the financing statement records with respect to the Lessee.
SECTION 9.21.    Existence and Continuation of an Event of Default.
Notwithstanding any other provision of any Operative Document to the contrary, if an Event of Default shall have occurred then following the giving of any required notice and the expiration of any applicable cure period, such Event of Default shall continue in existence unless and until such time that such Event of Default is expressly and specifically waived in writing by the Administrative Agent or the Participants, as applicable, in accordance with the requirements of the Operative Documents.
SECTION 9.22.    Substitution of a Participant; Change in Lending Office.
(a)If (i) any Indemnitee has demanded indemnification under Sections 7.4 or 7.6 hereof, or (ii) any Participant fails to consent to any amendment, extension or waiver requested by the Lessee which requires unanimous consent of the Participants, then, if no Default or Event of Default has occurred and is continuing, the Lessee shall have the right, with or without the assistance of the Administrative Agent, but subject to Section 6.3 hereof and the provisos below, to seek a substitute financial institution or institutions to purchase the Rent Assignment Advances or Lessor Investment, as applicable, from such Participant making such demand and to instruct such Participant to, and such Participant shall, promptly upon the identification by the Lessee of such substitute financial institution or financial institutions, assign its Rent Assignment Interests or Lessor Investment, as applicable, and all of its rights and obligations under the Operative Documents to such substitute financial institution or financial institutions, subject to Section 6.3 hereof, provided, that such Participant and any other related Indemnitee shall have been paid in full in immediately available funds for all amounts due hereunder or under any other Operative Document. The Lessee shall exercise its rights under this Section 9.22 if at all, within ten (10) days of receipt of (a) any claim by an Indemnitee under Section 7.4 or 7.6 hereof or (b) any notice by a Participant or the Administrative Agent that such Participant will not provide the requested consent under Section 9.5, as applicable, and, provided further that such substitute institution or institutions will not make any similar demand.

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(b)The Lessee hereby agrees to pay all documented and reasonable out-of-pocket costs and expenses incurred by any Participant in connection with any such designation or assignment.
SECTION 9.23.    USA PATRIOT Act Notice.
The Lessee acknowledges that the Administrative Agent and the Participants may be required, pursuant to the USA PATRIOT Act, to obtain, verify, record and disclose to law enforcement authorities information that identifies the Lessee, including the name and address of the Lessee. Consistent with Section 5.2(h) hereof, the Lessee will provide to the Administrative Agent and the Participants any such information they may request pursuant to the USA PATRIOT Act, and the Lessee agrees that the Administrative Agent and the Participants may disclose such information to law enforcement authorities if the authorities make a request or demand for disclosure pursuant to the USA PATRIOT Act. The Lessee also acknowledges that, in such event the Administrative Agent and the Participants may not be required or even permitted by the USA PATRIOT Act to notify the Lessee of the request or demand for disclosure.

SECTION 9.24.    Acknowledgement and Consent to Bail-In of Affected
Financial Institutions.

Notwithstanding anything to the contrary in this Participation Agreement, any Operative Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Operative Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Participation Agreement or any other Operative Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

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As used in this Participation Agreement:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Resolution Authority” mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

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“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment first, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Write-Down and Conversion Powers” means, (a) with respect to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule, (b) in relation to any other applicable Bail-In Legislation (x) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (y) any similar or analogous powers under that Bail-In Legislation; and (c) with respect to the any UK Bail-In Legislation, (x) any powers of the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a Person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a Person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers and (y) any similar or analogous powers under that UK Bail-In Legislation.
SECTION 9.25.    The Collateral Agent Statements
To the extent amounts are held and/or invested by the Collateral Agent under the Operative Documents including, without limitation, under Section 23.13 of the Lease, the Collateral Agent shall furnish the Lessee periodic cash transaction statements which shall include detail for all investment transactions effected by the Collateral Agent. Upon the Lessee’s election, such statements will be delivered via the Collateral Agent providing the Lessee with online access to the Collateral Agent’s system with respect to this Participation Agreement and upon electing such service, paper statements will be provided only upon request. The Lessee waives the right to receive brokerage confirmations of security transactions effected by the Collateral Agent as they occur, to the extent permitted by law. The Lessee further understands that trade confirmations for

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securities transactions effected by the Collateral Agent will be available upon request and at no additional cost and other trade confirmations may be obtained from the applicable broker.
SECTION 9.26.    Rights Under Assignment of Lease
The Lessee acknowledges the assignments to be made by the Lessor under the Assignment of Lease and expressly consents to the assignments thereof regarding the Lease and the property of the Lessor with respect to which a lien is purported to be granted pursuant to the Assignment of Lease.
SECTION 9.27.    Credit Agreement.
(a)    Voting Regarding Covenants, Representations and Warranties and Waivers. Except to the extent a provision subject to such vote relates specifically to the Leased Property or Permitted Liens, to the extent the Lessor or any Participant Party is a Credit Agreement Lender at such time that a Credit Agreement Amendment is effected, then the Lessor or such Participant Party agrees to vote in the same manner regarding a proposed amendment, or waiver with respect thereto, of Section 4.1 or Article V of this Agreement and/or of any related definitions contained in this Agreement or any materiality levels in respect of any Event of Default under any Operative Agreement, as applicable, as the Lessor or such Participant Party voted with regard to such Credit Agreement Amendment except as otherwise consented to by the Lessee; provided, however, that in the event any Credit Agreement Lender shall receive, obtain or enjoy any benefit (including other beneficial terms and conditions and/or modifications to existing terms and conditions in the Credit Agreement), consideration or compensation for their agreement to such amendment or modification, whether as amendments or modifications to the Credit Agreement or as conditions to such consummation, which may include but are not limited to terms and conditions related to interest rates, spreads, fees or other remuneration, financial covenants, tenor, collateral, indemnities or other credit support, the provisions of this Section 9.27(a) shall not apply unless the Participants shall be accorded and/or paid at least as favorable (on a proportionate basis to the magnitude of the indebtedness under the Credit Agreement to the Lease Balance) benefits, consideration and/or compensation hereunder and with respect to the Overall Transaction.
(b)    Acknowledgement regarding Credit Agreement. The Lessor, the Agents and each Lease Participant each acknowledge and agree that the Obligations are not secured by the ABL Collateral and that any such party, in its capacity as a Credit Agreement Lender, is not entitled to any Reserve (as defined in the Credit Agreement) in respect of the Obligations owing hereunder.

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ARTICLE X
RECEIPT, DISTRIBUTION AND APPLICATION OF RECEIPTS

SECTION 10.1.    Receipt, Distribution and Application of Receipts; Rent
Distribution.

The parties hereto agree that the payments specified in this Article X will be distributed pursuant to the applicable subsections of this Article X and, with respect to payments required in this Article X below to be made to the Rent Assignees, in accordance with the Rent Assignment Agreement.
(a)Except as otherwise provided in Section 10.1(b) and Section 10.4, each payment of Basic Rent under the Lease as well as any payment of interest on overdue installments of Basic Rent under the Lease, and any other monies paid over by the Lessee to the Administrative Agent in respect thereof which shall be remitted to the Administrative Agent on behalf of the Lessor, shall be distributed by the Administrative Agent as promptly as possible (it being understood that any payments of Basic Rent received by the Administrative Agent under the Lease on a timely basis and in accordance with the provisions of the Lease shall be distributed by the Administrative Agent on the date received in the funds so received) to the Rent Assignees and the Lessor (with respect to the Lessor Retained Interest), pro rata, without priority of one such Person over the other, with such Participants to be paid in accordance with their Guaranteed Commitment Percentage; provided, however, that such payment of interest on overdue installments of Basic Rent shall be paid to the Rent Assignees and the Lessor, without priority of one such Person over the other, in accordance with the ratio of the portion of such installment due to such Person over the total amount of such installment.
(b)Except as otherwise provided in Section 10.4, if any payment of Basic Rent shall be insufficient to pay in full the amounts set forth in Section 10.1(a), then such payment of Basic Rent as well as any payment in respect of interest on such payment of Basic Rent and any other monies paid over by the Lessee to the Lessor or any party hereto in respect thereof, shall be remitted to the Administrative Agent and distributed as promptly as possible (it being understood that any payments of Basic Rent received by the Administrative Agent under the Lease on a timely basis and in accordance with the provisions of the Lease shall be distributed by the Administrative Agent on the date received in the funds so received) to the Rent Assignees (with respect to the Rent Assignment Interests) and to the Lessor (with respect to the Lessor Retained Interest), pro rata, without priority of one such Person over the other, with such Participants to be paid in accordance with their Guaranteed Commitment Percentage. Any payment of interest at the Overdue Rate shall be paid to the Participants still due their full payment of Yield, without priority of one such Person over the other, in such proportions as such amount due and unpaid to such Participant bears to the total amount of Basic Rent remaining unpaid.
SECTION 10.2.    Distribution of Certain Other Payments. (a) Except as otherwise provided in Sections 10.4 and 10.6, the amount of any payment of Purchase Amount,

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Adjusted Lease Balance and any other amounts received as a result of the termination of the Lease due to a purchase of the Leased Property by the Lessee, or an Event of Loss or an Event of Taking (including, without limitation, any insurance proceeds, condemnation awards or payments by any Authority) under the Lease (other than payments of Deficiency, Recourse Deficiency Amount, Sale Proceeds or Excluded Amounts (which Excluded Amounts will be applied from such payments and amounts in accordance with Section 10.6 hereof prior to their application below)), in each case, with respect to which the Lessor, Agents or Rent Assignee shall have the right to receive and apply such amounts, shall, in each case be distributed and/or paid by the Administrative Agent, in the following order of priority:
(i)first, so much of such payments, proceeds and/or amounts as shall be required to reimburse the Agents for services in their capacities as such as provided in the Operative Documents for any Tax or other Claim incurred by such Persons (to the extent not previously reimbursed and to the extent incurred in connection with their administrative duties under the Operative Documents duties as Agents) and any such unpaid ongoing administrative fees owing to such Persons shall be retained by the Person due such amounts;
(ii)second, the balance of such Supplemental Rent shall be distributed to the Rent Assignees and the Lessor, pro rata, without priority of one such Person over the other, with such Participants to be paid in accordance with their Guaranteed Commitment Percentage of all accrued and unpaid Yield due on the outstanding Rent Assignment Advances and on the outstanding Lessor Retained Interest, as applicable, until payment in full;
(iii)third, the balance of such Supplemental Rents shall be distributed to the Rent Assignees and the Lessor, pro rata, without priority of one such Person over the other, with such Participants to be paid in accordance with their Commitment Percentage until payment in full (x) to the Rent Assignees, of the outstanding Rent Assignment Advances, and (y) to the Lessor, of the outstanding Lessor Retained Interest, Lessor Investment and Lessor’s Gain;
(iv)fourth, the balance of such Supplemental Rent shall be distributed to the Rent Assignees and the Lessor, pro rata, without priority of one such Person over the other, with respect to all other amounts payable to the Rent Assignees and the Lessor under the Operative Documents;
(v)fifth, the balance thereof shall be distributed to any other Indemnitee, pro rata, without priority of one such Person over the other, with respect to all other amounts payable to such Person under the Operative Documents; and
(vi)sixth, the balance, if any, shall be paid to the Lessee or such other Person as the Lessee may designate in writing.

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(b)Any payment received as a result of a Casualty or Condemnation that does not result in the termination of the Lease (including, without limitation, any insurance proceeds, condemnation awards or payments by any Authority), shall be paid to the Lessee in accordance with the Lease, if the Lessee is entitled thereto pursuant to the terms of the Operative Documents and, if the Lessee is not entitled thereto, such payment shall be remitted to the Administrative Agent and distributed and paid in accordance with Section 10.4.
SECTION 10.3.     Distribution of Payments Related to the Return Option.
Except as otherwise provided in Sections 10.4 and 10.6, the amount of any payment of Deficiency, Recourse Deficiency Amount, Sale Proceeds, Basic Rent received during any Extended Remarketing Period and any other amounts received as a result of the termination of the Lease due to an election to return the Leased Property pursuant to Section 21.1(b) of the Lease, with respect to which the Lessor, Agents or Rent Assignee shall have the right to receive and apply such amounts, shall, in each case be distributed and/or paid by the Administrative Agent, in the following order of priority:

(i)    first, so much of such payments, proceeds and/or amounts as shall be required to reimburse the Agents for services in their capacities as such as provided in the Operative Documents for any Tax or other Claim incurred by such Persons (to the extent not previously reimbursed and to the extent incurred in connection with their administrative duties under the Operative Documents as Agents) and any such unpaid ongoing administrative fees owing to such Persons shall be retained by the Person due such amounts;
(ii)    second, the balance of such payments, proceeds and/or amounts shall be distributed to the Rent Assignees and the Lessor, pro rata, without priority of one such Person over the other, with such Participants to be paid in accordance with their Guaranteed Commitment Percentage of all accrued and unpaid Yield due on the outstanding Rent Assignment Advances and on the outstanding Lessor Retained Interest, as applicable, until payment in full;
(iii)    third, the balance of such payments, proceeds and/or amounts shall be distributed to the Rent Assignees and the Lessor solely with respect to the Lessor Retained Interest, pro rata, without priority of one such Person over the other, with such Participants to be paid in accordance with their Guaranteed Commitment Percentage until payment in full of the outstanding Rent Assignment Advances and the Lessor Retained Interest, respectively;
(iv)    fourth, the balance of such payments, proceeds and/or amounts shall be distributed to the Lessor until payment in full of the outstanding Lessor Investment with respect to the Lessor Investment together with payment in full of all Lessor’s Gain with respect thereto;

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(v)    fifth, the balance thereof shall be distributed to the Rent Assignees and the Lessor, pro rata, without priority of one such Person over the other, with respect to all other amounts payable to the Rent Assignees and the Lessor under the Operative Documents, including, without limitation, Supplemental Rent; and
(vi)    sixth, the balance, if any, shall be paid to the Lessee except for such proceeds to be paid to the Lessor or such other Person as the Lessor may designate in writing pursuant to Section 22.4(b) of the Lease.
SECTION 10.4.    Distribution of Payments After Event of Default.

(a) All payments, proceeds and amounts received and/or realized by the Lessor and the Agents after the Lease shall have been declared in default in accordance with Article XVII of the Lease following and during the continuance of an Event of Default, as well as all payments or amounts then held or thereafter received (other than Excluded Amounts (with the exception of Lessor’s Gain, which will be applied from such payment and amounts in accordance with Section 10.6 hereof prior to their application below)) by the Lessor and the Agents while such Event of Default shall be continuing, shall be remitted to the Administrative Agent, and forthwith distributed, in each case, with respect to which the Lessor, the Agents or the Rent Assignees shall have the right to receive and apply such amounts, in the following order of priority:
(i)first, so much of such payments, proceeds or amounts as shall be required to reimburse the Agents for services in their capacities as such as provided in the Operative Documents for any Tax or other Claim incurred by such Persons (to the extent not previously reimbursed and to the extent incurred in connection with their administrative duties under the Operative Documents duties as Agents) and any such unpaid ongoing administrative fees owing to such Persons shall be retained by the Person due such amounts;
(ii)second, so much of such payments, proceeds or amounts as shall be required to reimburse the then existing or prior Rent Assignees or the Lessor for payments made by them pursuant to this Agreement or other Operative Documents in connection with such Event of Default (to the extent not previously reimbursed), excluding payments in respect of Yield or Lease Balance and any such unpaid payments or amounts owing to such Rent Assignees or the Lessor shall be distributed to each such Rent Assignee or the Lessor, pro rata, without priority of one over the other, in proportion to the amount of such payment or payments payable to each such Rent Assignee and the Lessor;
(iii)third, the balance of such payments, proceeds and/or amounts shall be distributed to the Rent Assignees and the Lessor solely with respect to the Lessor Retained Interest, pro rata, without priority of one such Person over the other, with such Participants to be paid in accordance with their Guaranteed Commitment Percentage of all accrued and unpaid Yield due on the outstanding Rent Assignment Advances and on the outstanding Lessor Retained Interest, as applicable, until payment in full;

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(iv)fourth, the balance of such payments, proceeds and/or amounts shall be distributed to the Rent Assignees and the Lessor, pro rata, without priority of one such Person over the other, with such Participants to be paid in accordance with their Commitment Percentage until payment in full (x) to the Rent Assignees, of the outstanding Rent Assignment Advances, and (y) to the Lessor, of the outstanding Lessor Retained Interest, Lessor Investment and Lessor’s Gain;
(v)fifth, the balance thereof shall be distributed to the Rent Assignees and the Lessor, pro rata, without priority of one such Person over the other, with respect to all other amounts payable to the Rent Assignees and the Lessor under the Operative Documents;
(vi)sixth, the balance thereof shall be distributed to any other Indemnitee, pro rata, without priority of one such Person over the other, with respect to all other amounts payable to such Person under the Operative Documents; and
(vii)seventh, the balance, if any, shall be paid to the Lessee or such other Person as the Lessee may designate in writing.
SECTION 10.5.    Other Payments. (a) Except as otherwise provided in
Sections 10.1, 10.2, 10.3, 10.4 and 10.6 and paragraph (b) below:

(i)any payments received by the Lessor (or the Administrative Agent or the Collateral Agent) no provision for the application of which is made in the Operative Documents or elsewhere in this Article X, and

(ii)all payments received and amounts realized by the Lessor (or the Administrative Agent or the Collateral Agent) under the Lease or otherwise with respect to the Leased Property to the extent received or realized at any time after payment in full of the outstanding Lease Balance with respect to the Rent Assignment Advances, the Lessor Retained Interest and the Lessor Investment together with all accrued and unpaid Yield on the Guaranteed Lease Balance, the Lessor’s Gain with respect to the Lessor Investment and all other amounts payable to the Rent Assignees and the Lessor under the Operative Documents, in either case of (i) or (ii), shall be remitted to the Administrative Agent and distributed forthwith in the order of priority set forth in Section 10.2, if the Lease shall not have been declared in default in accordance with Article XVII of the Lease, and Section 10.4, if the Lease shall have been declared in default in accordance with Article XVII of the Lease during the continuance of an Event of Default.
(b) Any payment received by the Lessor (or the Administrative Agent or the Collateral Agent) provision for the application of which is made in an Operative Document but not elsewhere in this Article X shall be remitted to the Administrative Agent and distributed

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forthwith to the Person for the purpose for which such payment was made in accordance with the terms of such Operative Document.
SECTION 10.6.    Distribution of Excluded Amounts and Supplemental Rent.
All amounts constituting Excluded Amounts or Supplemental Rent received by the Lessor (or the Administrative Agent) shall be remitted to the Administrative Agent and paid to or upon the order of the Person entitled thereto pursuant to the Operative Documents.

[Signature Pages Follow]

BUSINESS.29620189.12

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AVDC, LLC,
AS THE LESSEE

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer
[Signature Page to Participation Agreement]

BANKERS COMMERCIAL CORPORATION,
AS THE LESSOR

By:	/s/ Benjamin Clark
	Name:	Benjamin Clark
	Title:	Vice President

[Signature Page to Participation Agreement]

BIG LOTS, INC.,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

BIG LOTS STORES, LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

CONSOLIDATED PROPERTY HOLDINGS, INC.,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	President

[Signature Page to Participation Agreement]

BROYHILL, LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

BIG LOTS MANAGEMENT, LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

BIG LOTS STORES – PNS, LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

[Signature Page to Participation Agreement]

BIG LOTS STORES – CSR, LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

CSC DISTRIBUTION LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

CLOSEOUT DISTRIBUTION, LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

[Signature Page to Participation Agreement]

DURANT DC, LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

GAFDC LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

PAFDC LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

[Signature Page to Participation Agreement]

INFDC, LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

GREAT BASIN LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

BIG LOTS ECOMMERCE LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

[Signature Page to Participation Agreement]

BIG LOTS F&S, LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

WAFDC LLC,
AS THE GUARANTOR

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	Executive Vice President, Chief Financial and
Administrative Officer

[Signature Page to Participation Agreement]

MUFG BANK, LTD.,
AS THE COLLATERAL AGENT

By:	/s/ Benjamin Clark
	Name:	Benjamin Clark
	Title:	Vice President

[Signature Page to Participation Agreement]

MUFG BANK, LTD.,
AS THE ADMINISTRATIVE AGENT

By:	/s/ Benjamin Clark
	Name:	Benjamin Clark
	Title:	Vice President

[Signature Page to Participation Agreement]

MUFG BANK, LTD.,
AS THE RENT ASSIGNEE

By:	/s/ Benjamin Clark
	Name:	Benjamin Clark
	Title:	Vice President

[Signature Page to Participation Agreement]

HUNTINGTON NATIONAL BANK,
AS A RENT ASSIGNEE

By:	/s/ Patricia Scudder
	Name:	Patricia Scudder
	Title:	ABL Relationship Manager/Vice President

[Signature Page to Participation Agreement]

EXECUTION VERSION

APPENDIX I

TO

PARTICIPATION AGREEMENT

In the Participation Agreement and each other Operative Document, unless the context otherwise requires:

(a)any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

(b)words importing the singular include the plural and vice versa;

(c)words importing a gender include any gender;

(d)a reference to a part, clause, section, article, exhibit or schedule is a reference to a part, clause, section and article of, and exhibit and schedule to, such Operative Document;

(e)a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws amending, supplementing, supplanting, varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

(f)a reference to a document other than the Credit Agreement (except as expressly set forth herein) includes any amendment, modification or supplement to, or replacement, restatement or novation of, that document;

(g)a reference to a party to a document includes that party’s successors and assigns;

(h)all accounting terms not specifically defined herein shall be construed in accordance with GAAP; and

(i)references to “including” shall mean including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement followed by or referable to an enumeration of specific matters to matters similar to those specifically mentioned.

Further, each of the parties to the Operative Documents and their counsel have reviewed and revised the Operative Documents, or requested revisions thereto, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in construing and interpreting the Operative Documents.

“ABL Agent” shall have the meaning specified for “Administrative Agent” in the Credit Agreement.
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“ABL Collateral” shall have the meaning specified for “Collateral” in the Credit Agreement.

“ABL Documents” shall have the meaning specified for “Loan Documents” in the Credit Agreement.

“ABL Intercreditor Agreement” shall have the meaning specified in the Credit Agreement.

“ABL Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute an ABL Lien.

“ABL Maturity Date” shall have the meaning specified for “Maturity Date” in the Credit Agreement.

“ABL Obligations” has the meaning specified for “Obligations” in the Credit Agreement.

“ABL Permitted Liens” has the meaning specified for “Permitted Liens” in the Credit Agreement.

“ABL Real Estate” shall mean all leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Lessee Party or any Restricted Subsidiary, as the context may require, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Account” means an “Account” as defined in Article 9 of the UCC.

“Acquired Indebtedness” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

“Actual Knowledge” shall mean, as to any matter with respect to any Person, the actual knowledge of such matter by a Responsible Officer of such Person.

“Additional Costs” shall mean the amounts payable by the Lessee pursuant to Sections 7.2(a)(iii), 7.4, and 7.7 of the Participation Agreement.

“Additional Refinancing Amount” means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, defeasance costs and fees in respect thereof.
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“Adjusted Lease Balance” shall mean, as of any date of determination, an amount equal to the sum of the Lease Balance and Lessor’s Gain as of such date of determination.

“Administrative Agent” shall have the meaning given in the introductory paragraph of the Participation Agreement.

“Affected Financial Institution” shall have the meaning provided in Section 9.24 of the Participation Agreement.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Agency Fees” shall have the meaning provided in Section 8.10 of the Participation Agreement.

“Agents” shall mean the Administrative Agent and the Collateral Agent collectively.

“Alterations” shall have the meaning provided in Section 9.2(a) of the Lease.

“Alternate Base Rate” shall mean for any day, a rate per annum equal to the highest of (a) the MUFG Prime Rate for such day, (b) the Overnight Bank Funding Rate in effect on such day plus 1/2 of 1%, and (c) Daily Simple SOFR plus 1%. Any change in the Alternate Base Rate (or any component thereof) shall be effective as of the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 2.9 of the Participation Agreement, to the extent any such determination affects the calculation of Alternate Base Rate, the definition hereof shall be calculated without reference to clause (c) until the circumstances giving rise to such event no longer exist. If the Alternate Base Rate determined as above would be less than 0.00%, then such rate shall be deemed to be 0.00%.

“A.M. Best’s” shall mean A.M. Best Company or any successor thereto.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 2010, and all similar laws, rules, and regulations of any jurisdiction, including the UK Bribery Act 2010, applicable to the Lessee, Guarantor or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which any Lessee Party or any of its Subsidiaries or its Controlled Affiliates is located or is doing material business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws, all as amended, supplemented or replaced from time to time (including, without limitation, any Anti-Money Laundering Laws),
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in each case in any jurisdiction in which any Lessee Party or any of its Subsidiaries is located or is doing material business.

“Applicable Alternate Base Rate Margin” shall have the meaning provided in the Lease Supplement.

“Applicable Laws” shall mean with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject (including those pertaining to health, safety or the environment and those pertaining to the use, occupancy or subdivision of the Leased Property) and any restrictive covenant or deed restriction or easement of record affecting the Leased Property (including the Appurtenant Service Rights).

“Applicable Margin” shall have the meaning provided in the Lease Supplement.

“Appraisal” shall mean, (i) initially, the appraisal delivered pursuant to Section 2.1(h) of the Participation Agreement, and (ii) subsequently, the most recent appraisal of the Leased Property by the Appraiser commissioned by the Lessor at Lessee’s expense and delivered to the Administrative Agent an Appraisal Delivery Date pursuant to Section 5.1(c) of the Participation Agreement.

“Appraisal Delivery Date” shall have the meaning provided in Section 5.1(c) of the Participation Agreement

“Appraiser” shall mean CBRE Group, Inc., or such other appraiser or appraisal firm that is reasonably satisfactory to the Lessor.

“Appurtenant Rights” shall have the meaning provided in the Memorandum of Lease.

“Appurtenant Service Rights” shall mean all rights and easements appurtenant to the Site which are necessary to provide the Improvements with all utility services necessary for use of the Improvements (including without limitation, electric, gas, telephone, water and sewer service) to be transmitted into the Improvements and out of the Improvements.

“Arrangement Fee” shall have the meaning provided in Section 2.13(a) of the Participation Agreement.

“Arranger” shall mean MUFG Bank, Ltd.

“ASC” shall have the meaning provided in Section 2.14(a) of the Participation Agreement.

“Assignment Agreement” shall mean an Assignment Agreement substantially in the form of Exhibit B to the Participation Agreement.

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“Assignment of Lease” shall mean the Assignment of Lease dated as of the Base Term Commencement Date from the Lessor to the Collateral Agent, as assignee, and the Administrative Agent, which document shall be separately recorded in the Recorder’s Office.

“Authority” shall mean any federal, state, county, municipal, provincial or other government or governmental, quasi-governmental or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal, central bank or any political subdivision of any thereof, or arbitrator or panel of arbitrators, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational body exercising such powers or functions, such as the European Union or the European Central Bank) of or within the United States or any other jurisdiction applicable to any Participant and having jurisdiction or authority over any Participant.

“Available Tenor” shall mean, as of any date of determination and with respect to the then- current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Payment Period pursuant to the Participation Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Payment Period” pursuant to Section 2.9 of the Participation Agreement.

“Bail-In Action” shall have the meaning provided in Section 9.24 of the Participation Agreement.

“Bail-In Legislation” shall have the meaning provided in Section 9.24 of the Participation Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code as set forth in Title 11 of the United States Code, as amended from time to time and any successor provision.

“Base Term” shall have the meaning provided in Section 2.2 of the Lease.

“Base Term Commencement Date” shall have the meaning provided in Section 2.2 of the Lease.

“Basic Rent” shall mean for each Payment Period, an amount equal to the Yield payable on the last day of such Period.

“Benchmark” shall mean, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.9(f) of the Participation Agreement.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first applicable alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
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(1)Where the Benchmark is Term SOFR, the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment for a 1-month Interest Period; and

(2)the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in U.S. Dollars at such time and (B) the related Benchmark Replacement Adjustment;

provided, that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of the Operative Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Lessee, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in U.S. Dollars at such time.

“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
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“Benchmark Transition Event” shall mean the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by an Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Authority having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes under any Operative Document in accordance with Section 2.9 of the Participation Agreement and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes under any Operative Document in accordance with Section 2.9 of the Participation Agreement.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
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“Big Lots Person” shall mean (i) the Lessee in its capacity as the Lessee or the Purchasing Agent, (ii) the Guarantors, (iii) any other third party for which any Person identified in clause (i) or (ii) above has control or supervisory authority (by contract or otherwise), and (iv) their respective affiliates, employees, officers or agents.

“Bill of Sale” shall mean the Bill of Sale, dated on the Closing Date, from Seller, as grantor, to the Lessor, as grantee, with respect to any Personal Property.

“BLI” shall mean Big Lots, Inc., an Ohio corporation.

“Board” shall have the meaning provided in the Credit Agreement.

“Break Amount” shall have the meaning provided in Section 7.5 of the Participation Agreement.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by Applicable Law to be closed for business in New York, New York provided that for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“California UCC” shall have the meaning provided in the Memorandum of Lease.

“Capital Expenditures” means expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures.

“Casualty” shall mean an event of damage or casualty relating to any portion or all of the Leased Property which does not constitute an Event of Loss.

“Change in Control” means (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act), directly or indirectly, of more than thirty-three percent (33%) of the voting Equity Interests of the Guarantor, (ii) the Guarantor ceases to own, directly or indirectly, one hundred percent (100%) of the fully diluted Equity Interests of any other Lessee Party except with respect to this clause (ii), in any transaction permitted hereunder, or (iii) a “Change in Control” (or words of similar import) shall have occurred under an Other Secured Debt Loan Agreement (if any).

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and
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all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Claims” shall mean liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, charges, costs, fees, expenses and disbursements (including, without limitation, reasonable and out-of-pocket legal fees and expenses and costs of investigation) of any kind and nature whatsoever including (except where specifically noted otherwise) but not limited to the outstanding Adjusted Lease Balance or any part thereof.

“Closing” shall have the meaning provided in Section 2.1 of the Participation Agreement.

“Closing Date” shall mean March 15, 2023.

“Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

“Collateral Agent” shall have the meaning given in the introductory paragraph of the Participation Agreement.

“Commitment” shall mean (i) as to any Rent Assignee, its obligation to acquire Rent Assignment Interests from the Lessor which are to be sold by the Lessor under each Rent Assignment Agreement and to make its Rent Assignment Advance available to the Administrative Agent (for the account of the Lessor) in an aggregate amount not to exceed the Rent Assignee Commitment Amount set forth opposite such Rent Assignee’s name on Schedule I-A to the Participation Agreement, and (ii) as to the Lessor, its obligation to fund a portion of the Funding from (x) proceeds of its Lessor Retained Interest in an aggregate amount not to exceed the Lessor Retained Interest Amount set forth on Schedule I-B to the Participation Agreement, and (y) proceeds of its Lessor Investment not to exceed the Lessor Investment Commitment Amount set forth on Schedule I-B to the Participation Agreement.

“Commitment Amount” shall mean $100,000,000.

“Commitment Percentage” shall mean as to any Participant, the percentage set forth opposite such Person’s name under the heading “Commitment Percentage” on Schedule I-A to the Participation Agreement with respect to the Rent Assignees or on Schedule I-B to the Participation Agreement with respect to the Lessor, as may be revised pursuant to Section 6.3 of the Participation Agreement, or, following any assignment of Rent Assignment Advances, Lessor Retained Interest or Lessor Investment, as applicable, the percentage obtained by dividing (x) the outstanding amount of the Rent Assignment Interests, Lessor Retained Interest and Lessor Investment, as applicable, assumed by such Participant pursuant to the Participation Agreement or the Assignment Agreement by (y) the Lease Balance.
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“Compliance Certificate” means a certificate executed by a Financial Officer of the Guarantor in substantially the form of Exhibit C of the Participation Agreement.

“Condemnation” shall mean any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to the Leased Property or the Site or any part thereof in, by or on account of any eminent domain proceeding or other action by any Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof, which in any case (a) does not constitute an Event of Taking and (b) in any event, unlike an Event of Taking, does not result in the loss of use or possession of substantially all or a material portion of the Leased Property or the Site as reasonably determined in good faith by the Board of Directors of the Lessee, with any such determination of an Event of Taking to be made promptly after the occurrence of such event and to be evidenced by an Officer’s Certificate of the Lessee delivered promptly after the occurrence of such event to the Administrative Agent and each of the Participants. A Condemnation shall be deemed to have “occurred” on the earliest of the dates that use, occupancy or title is taken. For clarification, a Condemnation shall not constitute an Event of Taking.

“Conforming Changes” means, with respect to the Term SOFR Rate, Daily Simple SOFR or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Payment Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate, Daily Simple SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate or Daily Simple SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of the Participation Agreement and the other Operative Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income or capital (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Basis” shall mean the consolidation of the Guarantor and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period of determination, without duplication, consolidated net income of the Guarantor on a Consolidated Basis, plus (i) the following (to the extent deducted from such calculation of consolidated net income): (a) depreciation, (b) amortization, (c) non-cash expenses related to stock based compensation, (d) other non-cash charges, non-cash expenses, or non-cash losses to net income (provided, however that cash payments made in such period or in any future period in respect of such non-cash charges, expenses
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or losses shall be subtracted from consolidated net income in calculating Consolidated EBITDA), (e) interest expense, (f) income tax expense, and (g) restructuring charges or expenses (including integration costs, restructuring costs and severance costs related to acquisitions and to closure or consolidation of plants, facilities or locations and any expense related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate use) incurred prior to the date hereof not to exceed $50,000,000.00 in the aggregate, minus (ii) non-cash credits or non-cash gains (to the extent included in such calculation of consolidated net income), in each case determined and consolidated for the Guarantor and its Restricted Subsidiaries in accordance with GAAP; provided that the foregoing shall exclude the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Guarantor or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Guarantor or such Restricted Subsidiary in the form of dividends or similar distributions.

“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a)for the purchase or payment of any such primary obligation; or

(b)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covenant Compliance Event” has the meaning given to such term in the Credit Agreement.

“Covered Entity” means any of the following:
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(1)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(2)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(3)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Credit Agreement” shall mean that certain Credit Agreement, dated as of September 21, 2022, among the Guarantor, certain Affiliates thereof, PNC Bank, National Association, as the Administrative Agent (in such capacity, the “Credit Agreement Administrative Agent”), and certain financial institutions in their respective capacities as Lenders, Agents, Arrangers and Bookrunners thereunder.

“Credit Agreement Amendment” shall mean an amendment of the Credit Agreement or waiver with respect thereto (to the extent such amendment or waiver requires a vote of the Credit Agreement Lenders), with regard to (a) any of the covenants, representations and warranties or any materiality levels in respect of any Event of Default (as defined in the Credit Agreement) in the Credit Agreement which are identical to or substantially similar to the provisions of Section 4.1 or Article V of the Participation Agreement or Events of Default under any Operative Agreement and/or (b) any definitions in the Credit Agreement related to the matters described in the foregoing subsection (a).

“Credit Agreement Lender” shall mean the Lenders (as such term is defined in the Credit Agreement).

“Credit Agreement Loan Documents” shall mean the Loan Documents (as defined in the Credit Agreement).

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Deed” shall mean the Deed dated on the Base Term Commencement Date from Seller, as grantor, to the Lessor, as grantee, pursuant to which the Lessor acquires fee simple title to the Leased Property.

“Default” shall mean any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

“Deficiency” shall have the meaning provided in Section 22.3(a) of the Lease.
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“Disposition” means with respect to any property, any sale, lease, sublease (as lessor or sublessor) license, sale and leaseback, assignment, conveyance, transfer, license or other disposition thereof (including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law). The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), or is redeemable at the option of the holder thereof, in whole or in part (other than as a result of a change of control or asset sale), in each case at any time on or prior to the date that is 91 days after the Maturity Date (as defined in the Credit Agreement), or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or (ii) any Equity Interests referred to in (a) above, in each case at any time prior to the date that is 91 days after the Maturity Date (as defined in the Credit Agreement); provided, however, that only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so redeemable at the option of the holder or is so convertible or exchangeable thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Guarantor or their Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” shall mean, unless otherwise qualified, dollars in lawful currency of the United States.

“Early Termination Option” shall have the meaning provided in Section 20.1 of the Lease.

“EEA Financial Institution” shall have the meaning provided in Section 9.24 of the Participation Agreement.

“EEA Member Country” shall have the meaning provided in Section 9.24 of the Participation Agreement.

“EEA Resolution Authority” shall have the meaning provided in Section 9.24 of the Participation Agreement.

“Eligible Assignee” shall mean (A) an entity that is either (i) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a capital and surplus in excess of $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund
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associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a tangible net worth in excess of $100,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company, insurance company or other financial institution (whether a corporation, partnership or other entity, but excluding any savings and loan association) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having a tangible net worth in excess of $100,000,000, (B) each of the Participants on the Closing Date, and (C) each other Person reasonably approved by the Lessee as an Eligible Assignee; provided that in no instance may an Eligible Assignee be a Sanctioned Person.

“Employee Benefit Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to Title I of ERISA or a “plan” within the meaning of Section 4975(e)(I) of the Code.

“Environment” means any surface water, groundwater, drinking water supply, land surface or subsurface strata or ambient air.

“Environmental Claim” shall mean any accusation, allegation, notice of violation, Claim, demand, abatement order or other order (conditional or otherwise), or other mandatory communication by any Authority or any Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, any obligation or responsibility for damages, costs of environmental investigations or remediation, fines, or penalties, indirect or consequential damage, damage to the environment, violation of pollution standards, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case resulting from or based upon (A) the existence of a Release (whether sudden or non-sudden or accidental or non-accidental), or exposure to, any Hazardous Material in, into or onto the environment at, in, by, from or related to the Leased Property or any part thereof and relating to, arising from or as a result of the Lessee’s or any of its Affiliate’s or any other sublessee’s use or operation thereof, or any architect, engineer, contractor or subcontractors in the construction, repair, renovation or alteration of the Improvements while any such entity is in possession or control of the Leased Property (each such Person, a “Covered Contractor”) use or operation thereof, (B) the generation, use, handling, transportation, storage, treatment or disposal of any such Hazardous Material in connection with the operation of the Leased Property or any part thereof and relating to, arising from or as a result of the Lessee’s or any of its Affiliate’s or any other sublessee’s or Covered Contractor’s use or operation thereof, or (C) the violation, or alleged violation of any Environmental Laws, any Environmental Permits, any contract, agreement or other consensual arrangement pursuant to which liability is assumed by or imposed upon any Lessee Party of any Restricted Subsidiary, or other Governmental Action in connection with the Leased Property or any part thereof or any contiguous, proximate or neighboring property irrespective of whether or not such property is owned or leased by the Lessee or the Lessor, and arising from, relating to or as a result of the Lessee’s or any of their respective Affiliate’s or any other sublessee’s or Covered Contractor’s use or operation of the Leased Property.

“Environmental Expert” shall mean AEI Consultants, or such other environmental services firm reasonably satisfactory to the Participants.
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“Environmental Laws” shall mean any and all laws, rules, regulations, codes, ordinances, and all binding orders, decrees, judgments, injunctions, notices or agreements passed, adopted, issued, promulgated or entered into by any Authority, relating to protection of the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters to the extent related to exposure to Hazardous Materials released into the Environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean up or other remediation thereof.

“Environmental Liability” shall have the meaning provided in the Credit Agreement.

“Environmental Permits” shall mean all permits, licenses, authorizations, registrations, certificates and approvals of Authorities required by Environmental Laws relating to the Leased Property or the Overall Transaction.

“Environmental Violation” shall mean an activity, occurrence or condition that violates or results in non-compliance with or liability under or arising as a result of Environmental Laws or Environmental Permits.

“Equipment” shall mean personal property of every kind and nature whatsoever purchased or otherwise paid for with the Funding or otherwise acquired by or on behalf of the Lessor and necessary for the legal use and operation of the Improvements or the Site including but without limiting the generality of the foregoing, all electrical and mechanical equipment, plumbing, ventilation, furnaces, air conditioning and air-cooling apparatus, escalators, generators, communications systems (including satellite dishes and antennae), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, fittings and fixtures of every kind and description, and any substitutions or replacements thereof.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (but excluding any debt security that is convertible into, or exchangeable for, Equity Interests).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Lessee Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant
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to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Lessee Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination or partial termination of any Plan; (e) the receipt by any Lessee Party or any ERISA Affiliate from the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Lessee Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Lessee Party or any ERISA Affiliate from any Multiemployer Plan; (g) the receipt by any Lessee Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Lessee Party or any ERISA Affiliate of any notice, concerning the imposition upon any Lessee Party or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Title IV of ERISA), in “at‑risk” status (as defined in Section 303(i) of ERISA or Section 430(i) of the Code) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (h) the failure to timely make a contribution required to be made with respect to any Plan or Multiemployer Plan; or (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan.

“Erroneous Payment” shall have the meaning provided in Section 8.13 of the Participation Agreement.

“Erroneous Payment Deficiency Assignment” shall have the meaning provided in Section 8.13 of the Participation Agreement.

“Erroneous Payment Impacted Interest” shall have the meaning provided in Section 8.13 of the Participation Agreement.

“Erroneous Payment Return Deficiency” shall have the meaning provided in Section 8.13 of the Participation Agreement.

“Erroneous Payment Subrogation Rights” shall have the meaning provided in Section 8.13 of the Participation Agreement.

“Escrow Agent” shall mean First American Title Insurance Company.

“Escrow Agreement” shall mean that certain Closing Escrow Instructions, dated as of March 15, 2023, to the Escrow Agent from Dechert LLP and Vorys, Sater, Seymour and Pease LLP.

“EU Bail-In Legislation Schedule” shall have the meaning provided in Section 9.24 of the Participation Agreement.

“Event of Default” shall have the meaning provided in Article XVII of the Lease.

“Event of Loss” shall mean: (w) the actual or constructive total or substantial loss of the Improvements or the Site or damage to the Improvements or the Site to an extent rendering repair impractical or uneconomical, in any case as reasonably determined in good faith by the Board of Directors of the Lessee, such determination to be made promptly after the occurrence of such event
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and to be evidenced by an Officer’s Certificate of the Lessee delivered to the Administrative Agent, (x) damage to the Improvements which results in an insurance settlement on the basis of a total loss or constructive total loss (including title insurance proceeds) in respect of a total loss of the Improvements or (y) an Environmental Violation with respect to which the Lessee, the Agents or any Participant could reasonably be expected to incur liability in excess of $1,000,000. For clarification, no Casualty, Condemnation or Event of Taking shall constitute an Event of Loss.

“Event of Taking” shall mean: any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to the Leased Property or the Site or any part thereof in, by or on account of any eminent domain proceeding or other action by any Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu thereof (other than a requisition of temporary use) or requisition of use for a period scheduled to last beyond the Maturity Date or which in fact is continuing on the Maturity Date (even if not scheduled to last beyond the Maturity Date), in any case, resulting in the loss of use or possession of substantially all or a material portion of the Leased Property or the Site as reasonably determined in good faith by the Board of Directors of the Lessee, such determination to be made promptly after the occurrence of such event and to be evidenced by an Officer’s Certificate of the Lessee delivered promptly after the occurrence of such event to the Administrative Agent. For clarification, no Casualty, Condemnation or Event of Loss shall constitute an Event of Taking.

“Excepted Rights” means:

(a) rights to accept or reject any bid or bids for the Leased Property and exercise all other rights under Article XXII of the Lease in connection with a Return, which rights are expressly reserved to the Lessor;

(b) the Lessor’s rights to instruct the Agents pursuant to Article VIII of the Participation Agreement,

(c) the right, independently, (i) to receive from the Lessee all notices, certificates, reports, filings, opinions of counsel, copies of documents and information which the Lessee is permitted or required to give or furnish to the Lessor pursuant to the Lease or any other Operative Document, (ii) to cause the Lessee to take any action and execute and deliver such documents and assurances as the Lessor may from time to time reasonably request pursuant to Section 23.11 of the Lease and (iii) to inspect the Leased Property and any related books and records of the Lessee pursuant to and in accordance with Article XV of the Lease;

(d) the right to approve as satisfactory any accountants, engineers, or counsel to render services for or issue opinions to the Lessor pursuant to the express provisions of the Operative Documents and to make any determination of Fair Market Value pursuant to Section 7.7 of the Participation Agreement;

(e) the right, to be exercised jointly with Rent Assignees, to exercise all rights, powers, and privileges of Lessor under the Lease including the right to give all authorizations, approvals, or consents, or the right to make elections or approve something as satisfactory to it and seek specific performance of any covenants of the Lessee under the Operative Documents relating to the protection, insurance, maintenance, possession and use of the Leased Property; and
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(f) the right, to the exclusion of Rent Assignees, (i) to receive Excluded Amounts and to proceed by appropriate court action to enforce the same and (ii) to maintain separate insurance with respect to the Leased Property to the extent permitted in Article XI of the Lease.

“Excluded Amounts” shall mean:

(a) indemnity payments, tax or general, Break Amounts, if any, and expenses to which the Agents or any Participant (or any of their respective Affiliates, successors, assigns, agents, officers, directors or employees) is entitled pursuant to the Operative Documents;

(b) any amounts payable under any Operative Documents to reimburse the Agents or any Participant (including the reasonable expenses incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Document;

(c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to the Agents (in their respective individual capacities or as agents) or any Participant (or any of their respective successors, assigns, agents, officers, directors or employees);

(d) any insurance proceeds under policies maintained by the Agents or any Participant and not required to be maintained by the Lessee under the Lease;

(e) any amount payable to the Agents or the Participants pursuant to Section 2.1(k) of the Participation Agreement and any Lessor’s Gain payable to the Lessor under the Lease;

(f) any payments of yield on payments referred to in clauses (a) through (e) above; and

(g) all rights to receive and enforce payment of the foregoing.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income or capital (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Participant, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Participant, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Participant with respect to a Rent Assignment Interest, Lessor Retained Interest or Lessor Investment, as applicable, pursuant to a law in effect on the date on which (i) such Participant acquires such interest in the Rent Assignment Interest, Lessor Retained Interest or Lessor Investment, as applicable, or (ii) such Participant changes its lending office, except in each case to the extent that, pursuant to Section 7.3 of the Participation Agreement, amounts with respect to such Taxes were payable either to such Participant’s assignor immediately before such Participant became a party hereto or to such Participant immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply
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with Section 7.3 of the Participation Agreement; and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Extended Remarketing Period” shall have the meaning provided in Section 22.4(b) of the Lease.

“Extension Effective Date” has he meaning set forth in Section 2.16(a) of the Participation Agreement.

“Extension Option” shall have the meaning set forth in Section 2.16(a) of the Participation Agreement.

“Extension Option Request” shall have the meaning set forth in Section 2.16(a) of the Participation Agreement.

“Extension Option Response Date” shall have the meaning set forth in Section 2.16(a) of the Participation Agreement.

“Fair Market Value” shall mean (i) with respect to the Leased Property or any portion thereof, as of the date of determination, the fair market value (which in any event shall not be less than zero), as mutually agreed to by the Lessor and the Lessee, and in the absence of such agreement, as determined by an independent appraiser chosen by the Lessor and reasonably acceptable to the Lessee, that would be obtained in an arm’s-length transaction settled in cash or comparable financial instruments between an informed and willing buyer (other than a buyer currently in possession) and an informed and willing seller, under no compulsion to buy or sell, and neither of which is related to the Lessor, the Agents or the Lessee or any of their respective Affiliates, for the purchase of the Leased Property or any portion thereof, as applicable. Such fair market value shall be determined assuming a reasonable amount of time is allowed for exposure in the open market, and the price shall represent the normal consideration for the property unaffected by any financing or sales concessions granted by anyone associated with the sale. Such fair market value shall be calculated as the value for the use of the Leased Property or any such portion, assuming, in the determination of such fair market value, that the Leased Property or any such portion is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market value is being determined for purposes of the Appraisal to be delivered on or prior to the Closing Date or for evaluating the items described in Section 7.7 of the Participation Agreement, in which case this assumption shall not be made) or (ii) with respect to any other asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, with neither party being compelled to buy or sell.

“FATCA” shall mean Sections 1471 through 1474 of the Code, any current or future regulations promulgated thereunder or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements and implementing laws, regulations, rules or official guidance adopted by any non-bh U.S. jurisdiction with respect to the foregoing.

“Fee Letter” shall mean, individually and collectively, as the context may require, (i) that certain Fee Agreement Letter, dated as of the Closing Date, by the Lessor, the Administrative
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Agent and the Collateral Agent, and accepted and agreed to by the Lessee and (ii) each fee letter entered into from time to time between the Administrative Agent, the Lessee and a Rent Assignee.

“Fees” shall have the meaning provided in Section 2.13 of the Participation Agreement.

“Final Rent Payment Date” shall have the meaning provided in Section 18.1(iii)(B)(1) of the Lease.

“Finance Lease” means, with respect to any Person, any lease of any real or personal property by such Person as lessee that, in conformity with GAAP, is accounted for as a finance lease on the balance sheet of such Person.

“Finance Lease Obligations” means, with respect to any Person and a Finance Lease, the amount of the obligation of such Person as the lessee under such Finance Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Financial Officer” means with respect to any Lessee Party, its President, Chief Executive Officer, Chief Financial Officer, Treasurer or Controller, or other duly elected or appointed officer of the Lessee Party reasonably acceptable to the Administrative Agent.

“Fixed Charge Coverage Ratio” means, for any period of determination with respect to the Guarantor on a Consolidated Basis, the ratio of (a) Consolidated EBITDA for such period minus the sum of (i) Unfinanced Capital Expenditures plus (ii) the portion of taxes based on income actually paid in cash and provisions for cash income taxes, to (b) Fixed Charges for such period.

“Fixed Charges” means, for any period of determination, the sum of (a) any scheduled amortization payments paid or payable during such period on all Indebtedness of the Guarantor and its Restricted Subsidiaries (including the principal component of all obligations in respect of all Finance Lease Obligations), plus (b) consolidated cash Interest Expense of the Guarantor and its Restricted Subsidiaries for such period.

“Fixtures” shall have the meaning provided in the Memorandum of Lease. “Floor” shall mean 0.00% per annum.

“Force Majeure Event” shall mean any act of God, unusually severe weather conditions (such as catastrophic storms or floods, tornadoes, hurricanes and cyclones), civil or enemy action, or any Governmental Action or inability to obtain or delay in obtaining labor or materials not arising from an act or omission of any Big Lots Person; provided, that any event, cause or condition that is within the control of any Big Lots Person shall not be a Force Majeure Event.

“F.R.S. Board” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“Funding” shall mean a funding by the Lessor pursuant to Article II of the Participation Agreement which funding is comprised of Rent Assignment Advances made by the Rent
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Assignees and an advance of the Lessor Retained Interest and the Lessor Investment made by the Lessor.

“Funding Certificate” shall have the meaning set forth in Section 3.1(e) of the Participation Agreement.

“Funding Date” shall mean the actual date on which the Funding occurs in accordance with the terms of Section 2.5 of the Participation Agreement, which shall be the Closing Date.

“Funding Request” shall have the meaning provided in Section 2.5 of the Participation Agreement.

“GAAP” shall mean accounting principles generally accepted in the U.S., consistently applied.

“Governmental Action” shall mean all applicable permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Authority, or required by any Applicable Laws, and shall include, without limitation, all citings, Environmental Permits, construction permits and operating permits and licenses that are required for the use, occupancy, zoning, construction and operation of the Leased Property.

“Grossed-Up Basis” shall have the meaning provided in Section 7.6 of the Participation Agreement.

“Guarantee” shall mean, of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include (i) warranties or indemnities made in trade contracts, asset sale agreements, acquisition agreements, commitment letters, engagement letters and brokerage and deposit agreements in the ordinary course of business, and warranties and indemnities to lenders in any documents evidencing Indebtedness permitted pursuant to Section 5.3 of the Participation Agreement with respect to the guarantor, (ii) any indemnities made in connection with liability of a Person’s directors, officers and employees in their capacities as such as permitted by applicable law, (iii) any contingent liability arising from the endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business, and (iv) any continuing liability of the Guarantor or its Subsidiaries as a lessee under a lease after such lease has been assigned or subleased by such Person.
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“Guaranteed Commitment Percentage” shall mean, as to any Participant, the percentage obtained by dividing (x) the outstanding amount of the Rent Assignment Advances or Lessor Retained Interest, as applicable, owed to such Participant pursuant to the Participation Agreement or the Assignment Agreement by (y) the Guaranteed Lease Balance.

“Guaranteed Lease Balance” shall mean, as of any date of determination, an amount equal to the sum of the Lease Balance (Improvements) and the Lease Balance (Site) minus the Lessor Investment as of such date of determination.

“Guarantors” shall have the meaning given in the introductory paragraph of the Participation Agreement.

“Hazardous Material” shall mean any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous by listing characteristic or definition under any Environmental Law, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by-products and other hydrocarbons and is or becomes regulated by any Environmental Law, including any agency, department, commission, board or instrumentality of the United States, the State in which the Leased Property is located or any political subdivision thereof and also including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, ozone depleting substances, radon gas or a pesticide, herbicide or other substance regulated under any Environmental Law.

“Immaterial Subsidiary” shall have the meaning provided in the Credit Agreement.

“Improvements” shall mean the improvements acquired by the Lessor pursuant to the Bill of Sale and Deed and subjected to the Lease as more particularly described on the Lease Supplement including all buildings, structures, fixtures, Equipment, Personal Property and other improvements of every kind so acquired on the Base Term Commencement Date, together with all Alterations (except any Alteration which remains the property of the Lessee in accordance with the Operative Documents).

“Incur” means issue, assume, guarantee, incur or otherwise be or become liable for; provided, however, that any Indebtedness or Equity Interests of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. “Incurred” and “Incurrence” shall have like meanings.

“Indebtedness” shall mean, with respect to any Person:

(1)the principal amount of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit, bankers’ acceptances, or similar facilities (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, (iii) obligations accounted for as an operating lease in conformity with

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GAAP, and (iv) liabilities accrued in the ordinary course of business), (d) in respect of Finance Lease Obligations; and (e) all monetary obligations that qualify as indebtedness on the balance sheet of such Person in accordance with GAAP under any receivables factoring, receivable sales or similar transactions and all attributable indebtedness calculated in accordance with GAAP under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Guarantor) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business; (5) in the case of the Guarantor and the Subsidiaries, (x) all intercompany Indebtedness solely among the Guarantor and the Restricted Subsidiaries made in the ordinary course of business and (y) intercompany liabilities in connection with cash management, tax and accounting operations of the Guarantor and the Subsidiaries; and (6) any Swap Agreement Obligations; provided that such agreements are entered into for bona fide hedging purposes of the Guarantor and the Subsidiaries (as determined in good faith by the board of directors or senior management of the Guarantor, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of the Guarantor and the Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Guarantor or the Subsidiaries Incurred without violation of the Participation Agreement.

Notwithstanding anything in the Participation Agreement to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Financial Accounting Standards Board Accounting Standards Codification 815 (or any other Accounting Standards Codification or Financial Accounting Standards having a similar result or effect or any successor thereto) to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Participation Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would
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have constituted Indebtedness under the Participation Agreement but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Participation Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Lessee Party under any Operative Document and (b) to the extent not otherwise described in subsection (a), Other Taxes.

“Indemnitee” shall mean the Lessor, the Rent Assignees, the Agents, any co-agent appointed in accordance with the terms of the Participation Agreement and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors, shareholders, partners, representatives, trustees and agents; provided, however, that in no event shall the Lessee or any its Affiliates be an indemnitee.

“Information” shall have the meaning provided in Section 9.18 of the Participation Agreement.

“Insolvency Laws” means each of the Bankruptcy Code, as amended, and any other applicable state, provincial, territorial or federal bankruptcy laws, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any corporate law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“Inspecting Parties” shall have the meaning provided in Article XV of the Lease.

“Insurance Requirements” shall mean the terms of the insurance required to be maintained in accordance with the Lease.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, customer lists, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Interest Expense” means, with respect to any Person for any fiscal period, interest expense of such Person determined in accordance with GAAP for the relevant period ended on such date.

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“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions, repayments of intercompany Indebtedness pursuant to clauses (a) and (b) of the definition of “Junior Indebtedness”, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of Section 5.3 of the Participation Agreement:

(1)“Investments” shall include the portion (proportionate to the Guarantor’s direct or indirect equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Guarantor) of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Guarantor shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)its “Investment” in such Subsidiary at the time of such redesignation less

(b)the portion (proportionate to its direct or indirect equity interest insuch Subsidiary) of the Fair Market Value (as determined in good faith by the Guarantor) of the net assets of such Subsidiary at the time of such redesignation; and

(2)any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Guarantor) at the time of such transfer.

“Joint Venture” means a corporation, partnership, limited liability company or other entity (excluding any Subsidiary) in which any Person other than the Lessee or any Restricted Subsidiary holds, directly or indirectly, an equity interest.

“Joint Venture Equity Interests” has the meaning given to such term in Section 4.1(b) of the Participation Agreement.

“Junior Indebtedness” means (a) unsecured Indebtedness for borrowed money (other than intercompany Indebtedness owing to the Guarantor or to a Subsidiary if an Investment in such Subsidiary by the obligor of such Indebtedness in such amount would be permitted at such time; provided that any repayment of such Indebtedness will be deemed an Investment in such Subsidiary in such amount), (b) any Indebtedness which is by its terms subordinated in right of payment or lien priority to the Obligations (other than (x) intercompany Indebtedness owing to the Guarantor or to a Subsidiary if an Investment in such Subsidiary by the obligor of such Indebtedness in such amount would be permitted at such time; provided that any repayment of such Indebtedness will be deemed an Investment in such Subsidiary in such amount, and (y) Other Secured Debt Obligations), and (c) Indebtedness arising from agreements of a Lessee Party or any Subsidiary providing for the adjustment of acquisition or purchase price or similar obligations
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(including earn-outs), in each case, Incurred or assumed in connection with any Investments or any acquisition or disposition of any business, assets or a Subsidiary.

“Land” shall mean approximately 106.50-acres of property located at 18880 Navajo Road, in Apple Valley, California, together with all rights, privileges, easements and appurtenances thereto, as more particularly described in the Lease Supplement.

“Lease” shall mean the lease of the Leased Property as set forth in the Lease Supplement entered into by the Lessor and the Lessee which Lease Supplement incorporates by reference the Lease Agreement.

“Lease Agreement” shall mean that certain Lease Agreement dated as of the Closing Date between the Lessor and the Lessee.

“Lease Balance” shall mean, as of any date of determination, an amount equal to the sum of the Lease Balance (Improvements) and the Lease Balance (Site) as of such date of determination.

“Lease Balance (Improvements)” shall mean, as of any date of determination, an amount equal to the sum of the outstanding principal amount of the Rent Assignment Advances of all of the Rent Assignees plus the Lessor Retained Interest plus the Lessor Investment of the Lessor funded with respect to the Improvements on the Site as such original amount is set forth on the Lease Supplement related thereto.

“Lease Balance (Site)” shall mean, as of any date of determination, an amount equal to the sum of the outstanding principal amount of the Rent Assignment Advances of all of the Rent Assignees plus the Lessor Retained Interest plus the Lessor Investment of the Lessor funded with respect to the Site, as such original amount is set forth on the Lease Supplement related thereto.

“Lease Expiration Date” shall mean the last day of the Lease Term for the Leased Property as set forth in the Lease Supplement, subject to any earlier date on which the Lease is terminated including pursuant to Article XIII, XVIII, XX, XXI or XXII of the Lease.

“Lease Extension” shall have the meaning provided in Section 2.16(a) of the Participation Agreement.

“Lease Extension Term” shall have the meaning provided in Section 2.16(a) of the Participation Agreement.

“Lease Guaranty” shall mean that certain Guaranty, dated as of the Closing Date, from the Guarantor to the Beneficiaries (as defined therein), made in connection with the Overall Transaction.

“Lease Supplement” shall mean each supplement to the Lease Agreement in the form attached to the Lease Agreement as Exhibit A thereto, delivered on the Base Term Commencement Date pursuant to Section 3.1 of the Participation Agreement.

“Lease Term” shall have the meaning provided in Section 2.2 of the Lease.
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“Leased Property” shall mean the Improvements (excluding Personal Property other than Personal Property which is Equipment or which has been funded by the Funding) and the fee interest in the Site acquired by the Lessor and subjected to the Lease pursuant to the Lease Supplement.

“Lessee” shall have the meaning given in the introductory paragraph of the Participation Agreement.

“Lessee Collateral” shall mean the property of the Lessee, including without limitation, the Lessee Letter of Credit, with respect to which a Lien is purported to be granted pursuant to the Lease and the Memorandum of Lease in favor of the Lessor.

“Lessee Letter of Credit” shall mean any letter of credit delivered by the Lessee to the Collateral Agent which is reasonably acceptable in form and substance to the Administrative Agent and the Participants and issued by a bank with a credit rating of equal to or higher than A3 from Moody’s and A- from S&P.

“Lessee Parties” means, collectively, the Lessee and the Guarantor and their permitted successors and assigns, and the term “Lessee Party” shall mean any one of them or all of them individually, as the context may require.

“Lessor” shall have the meaning given in the introductory paragraph of the Participation Agreement.

“Lessor Confirmation Letter” shall mean that certain letter, dated March 15, from the Lessor to the Lessee with respect to ASC 810.

“Lessor’s Gain” shall mean, as of any date of determination, the amount equal to the periodic gain on the Lessor Investment during the Lease Term as of such date as pro-rated for any period between Payment Dates, as set forth in a schedule to the Lease Supplement.

“Lessor Investment” shall mean, as of any date of determination, the aggregate amount funded by the Lessor pursuant to Article II of the Participation Agreement, as set forth in the Lease Supplement, exclusive of any amount so funded with the proceeds from the sale of Rent Assignment Interests or with the Lessor Retained Interest, and less any distributions received by the Lessor with respect thereto (other than distributions of Lessor’s Gain or Break Amount, if any), as set forth in the Lease Supplement.

“Lessor Liens” shall mean Liens on or against the Leased Property, the Site, the Lease or any payment of Rent (a) which result from any act of, or any Claim against, either of the Agents and any Participant, in any case, unrelated to the transactions contemplated by the Operative Documents, (b) which result from any Tax owed by the Lessor (in its individual capacity), the Agents or any Participant, except any Tax for which such Person is entitled to indemnification by Lessee under the Operative Documents, or (c) which result from any act or omission of the Lessor that is in breach of such Person’s covenants or agreements under the Operative Documents.

“Lessor Retained Interest” shall mean the right of Lessor to receive payment of that portion of Rent and other amounts under the Lease and other Operative Documents which has not

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been assigned to any Rent Assignee as Rent Assignment Interests; provided that, the Lessor Retained Interest (a) shall not include the Lessor Investment, and (b) is limited to Lessor’s Guaranteed Commitment Percentage (or Lessor Retained Interest Percentage, as applicable) of each such payment and amount. The aggregate Lessor Retained Interest is the sum of the Lessor Retained Interest.

“Lessor Retained Interest Percentage” shall mean, as of any time, the percentage set forth opposite the Lessor’s name under the heading “Commitment Percentage” with respect to the Lessor Retained Interest Commitment set forth on Schedule I-B to the Participation Agreement.

“Lessor’s Secured Obligation” shall have the meaning provided in the Memorandum of Lease.

“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property.

“LTV Ratio” shall mean the ratio of (a) the Net Adjusted Lease Balance to (b) the fair market value of the Leased Property as reflected in the Appraisal.

“Material Adverse Effect” shall mean any set of circumstances or events which (a) is material and adverse to the business, properties, assets or financial condition of the Lessee Parties and their Subsidiaries, taken as a whole, (b) impairs materially the rights and remedies of the Administrative Agent, the Collateral Agent or any Participant under any Operative Document, or the ability of the Lessee Parties, taken as a whole, to duly and punctually pay or perform any of the Obligations, (c) has a material adverse effect upon the legality, validity, binding effect or enforceability against any Lessee Party of any Operative Document to which it is a party, (d) has a material adverse effect upon the Lessee Collateral, or (e) has a material adverse effect upon the Lessor’s or the Collateral Agent’s ABL Liens (on behalf of itself and other Secured Parties) on the Lessee Collateral or the priority of such ABL Liens.

“Material Agreement” means any agreement to which any Lessee Party or any Restricted Subsidiary is a party that, if terminated or if breached by any Lessee Party or any Restricted Subsidiary, would be reasonably expected to have a Material Adverse Effect.

“Material Default” shall mean any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default of the type described in clause (a), (b), (c) or (i) of Article XVII of the Lease.

“Material Environmental Violation” shall have the meaning provided in Section 13.9 of the Lease.
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“Maturity Date” shall mean the date that is the fifth anniversary of the Base Term Commencement Date.

“Memorandum of Lease” shall mean the Memorandum of Lease, Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the Closing Date by and between the Lessee and the Lessor.

“Monthly Date” shall mean the same day of the calendar month as the Funding Date (or the next succeeding Business Day if such day is not a Business Day unless such next succeeding Business Day falls in the next calendar month in which case Monthly Date shall mean the prior Business Day if such day is not a Business Day) and, to the extent that there is no such corresponding day in any such month, Monthly Date shall mean the last Business Day of such month.

“Mortgaged Property” shall have the meaning provided in the Memorandum of Lease.

“MUFG” shall mean MUFG Bank, Ltd.

“MUFG Prime Rate” shall mean the rate of interest publicly announced by MUFG Bank, Ltd., from time to time as its prime rate.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Adjusted Lease Balance” shall mean the Adjusted Lease Balance minus the amount of any Lessee Letter of Credit.

“Next Date” shall have the meaning provided in Section 13.1(a) of the Lease.

“Non-Consenting Participant” shall mean a Participant that does not consent to a Lease Extension Request, is deemed not to consent to a Lease Extension Request, or fails to timely respond or notify the Lessor, Agents and Lessee that it consents or does not consent to an Extension Option Request, as determined pursuant to Section 2.16 of the Participation Agreement.

“Non-Consenting Replacement Price” shall have the meaning provided in Section 2.16(b) of the Participation Agreement.

“Non-Severable” shall mean regarding fixtures, Alterations, additions and improvements and substitutions and replacements thereof relating to the Improvements and Personal Property, those which (i) cannot be readily removed from the Improvements without causing damage to the Improvements or the Site which cannot be readily repaired, or (ii) are required for the Leased Property to comply with Applicable Laws and Insurance Requirements.

“Obligations” shall mean, in each case, whether now in existence or hereafter arising: all payment and performance obligations of the Lessee Parties under the Operative Documents including, without limitation, (i) the Lessee Parties’ obligation to pay Deficiency payments, the Recourse Deficiency Amount, (ii) the Lessee Parties’ obligation to pay the Purchase Amount as the purchase price for the Leased Property, (iii) the Lessee Parties’ obligation to pay any damages

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incurred by the Administrative Agent or any Participant or other amounts due under the Operative Documents from time to time, including, without limitation, following an Event of Default including any rejection by the Lessee of the Lease or any other Operative Document in any bankruptcy, insolvency or similar proceeding, (iv) the Lessee Parties’ obligation to pay the Basic Rent (including yield accruing after the filing of any bankruptcy, insolvency or similar petition), (v) the Lessee Parties’ obligation to pay any and all other amounts of Rent, and (vi) the Lessee Parties’ obligation to pay or perform, as applicable, all other fees, expenses and commissions (including attorney’s fees and expenses), charges, costs, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Lessee Parties to the Agents, any Participant or any other Person, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortuous, liquidated or unliquidated, and whether or not evidenced by any note, instrument, agreement or any other document, in each case under or in respect of the Operative Documents.

“OFAC” shall mean the Office of the Foreign Assets Control of the U.S. Treasury Department.

“Officer’s Certificate” of a Person shall mean a certificate signed by the Chairman of the Board of Directors and/or the President and/or any Executive Vice President and/or any Senior Vice President and/or any other Vice President, Managing Director, Principal and/or other authorized officer(s) of such Person, provided, that with respect to the Lessee, whomever signs the certificate is authorized to represent such Person.

“Operative Documents” shall mean, as the context requires:

(1)the Participation Agreement

(2)the Lease;

(3)the Lease Supplement;

(4)the Memorandum of Lease;

(5)the Bill of Sale;

(6)the Deed;

(7)each Rent Assignment Agreement;

(8)the Assignment of Lease;

(9)the Escrow Agreement;

(10)the Fee Letter; and

(11)the Lease Guaranty.
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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Operative Document, or sold or assigned an interest in any Rent Assignment Interest, Lessor Retained Interest, Lessor Investment or any Operative Document).

“Other Secured Debt” has the meaning given to such term in the Credit Agreement.

“Other Secured Debt Agent” has the meaning given to such term in the Credit Agreement.

“Other Secured Debt Documents” has the meaning given to such term in the Credit Agreement.

“Other Secured Debt Loan Agreement” has the meaning given to such term in the Credit Agreement.

“Other Secured Debt Loans” has the meaning given to such term in the Credit Agreement.

“Other Secured Debt Obligations” has the meaning given to such term in the Credit Agreement.

“Other Taxes” has the meaning give to such term in the Credit Agreement.

“Overall Transaction” shall mean all the transactions and activities referred to in or contemplated by the Operative Documents.

“Overdue Rate” shall mean the lesser of (a) the highest interest rate permitted by Applicable Laws and (b) an interest rate per annum equal to the Yield Rate plus 2% per annum.

“Overnight Bank Funding Rate” means for any day, (a) the rate comprising both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided, that if the Overnight Bank Funding Rate would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Lessee.

“Participant Party” shall mean the Participants and their respective Affiliates, successors, permitted assigns and permitted transferees.
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“Participant Register” shall have the meaning provided in Section 6.4 of the Participation Agreement.

“Participants” shall mean the Lessor and the Rent Assignees, collectively.

“Participation” shall have the meaning provided in Section 6.4 of the Participation Agreement.

“Participation Agreement” shall mean the Participation Agreement dated as of the Closing Date among the Lessee, the Lessor, the Guarantors, the Rent Assignees and the Agents.

“Participation Holder” shall have the meaning provided in Section 6.4 of the Participation Agreement.

“Payment Date” shall mean initially, the Monthly Date occurring each calendar month after the Base Term Commencement Date and, thereafter, the Monthly Date in each calendar month occurring during the Base Term provided, that in each case, any Payment Date that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

“Payment Period” shall mean a period of one (1) month ending on a Monthly Date commencing on the Base Term Commencement Date and ending on but excluding the first Payment Date and, thereafter, commencing on the prior Payment Date and ending on but excluding the next Payment Date, provided that, with respect to Yield defined by reference to the Alternate Base Rate, a period of one (1) month commencing on the first Payment Date with respect to such Alternate Base Rate and ending on but excluding the next Payment Date and, thereafter, commencing on the prior Payment Date and ending on but excluding the next Payment Date.

“Payment Recipient” shall have the meaning provided in Section 8.13(a) of the Participation Agreement.

“PBGC” shall mean Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Contest” shall mean actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to the Leased Property or any interest in the Leased Property or to the operation, use or maintenance of the Leased Property or the Overall Transaction by, any Person of: (a) any Applicable Laws; (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any Governmental Action; or (c) any Lien or Tax; provided that the initiation and prosecution of such contest would not: (i) in the reasonable opinion of an Indemnitee to which such proceeding relates, result in, or increase the risk of, the imposition of any criminal liability or penalty or material civil liability on any Indemnitee; (ii) be reasonably likely to adversely affect the validity, perfection or priority of the lien and security interests created by the Operative Documents or the right, title or interest of the Lessor in or to the Leased Property or the right of any Participant to receive payment of the Lease Balance or Yield or any interest therein, as applicable; (iii) be reasonably likely to adversely affect the fair market value, utility or remaining useful life of the Leased Property or any interest in the Leased Property or the continued economic operation of the Leased Property; and provided further that in any event reserves to the

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extent required by GAAP are maintained against any adverse determination of such contest; or (iv) involve any Claim not fully indemnified by the Lessee which the Lessee and the Indemnitee to which such Claim relates have been unable to sever from the indemnified Claims, unless the Lessee shall have posted a bond or other security that is reasonably satisfactory to such Indemnitee to defend, protect, save and keep harmless such Indemnitee on a Grossed-Up Basis with respect to costs, expenses, fees and charges arising from such otherwise not fully indemnified Claim; and provided further that in any event reserves to the extent required by GAAP are maintained against any adverse determination of such contest.

“Permitted Discretion” means a determination made by the Administrative Agent in the exercise of its reasonable (from the perspective of a secured asset-based lender) credit judgment, exercised in good faith in accordance with customary business practices in the retail industry.

“Permitted Investments” shall have the meaning provided in the Credit Agreement.

“Permitted Liens” shall mean (i) with respect to the Leased Property, (a) the respective rights and interests of the parties to the Operative Documents, as provided in the Operative Documents, (b) Lessor Liens, (c) Liens for Taxes either not yet delinquent or being contested in good faith and by appropriate proceedings diligently conducted and in any event constituting a Permitted Contest, (d) Liens arising by operation of law, materialmen’s, mechanics’, workmen’s, repairmen’s, employees’, carriers’, warehousemen’s and other like Liens arising in the ordinary course of business for amounts that (I) are not more than thirty (30) days past due, (II) are being diligently contested in good faith by appropriate proceedings, so long as such proceedings constitute a Permitted Contest or (III) have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Required Participants, in their reasonable discretion, have been made), which bonding (or arrangements) shall comply with Applicable Law, and shall have effectively stayed any execution or enforcement of such Liens, (e) Liens arising after the Base Term Commencement Date out of judgments or awards not otherwise constituting an Event of Default under clause (f) of Article XVII of the Lease or with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either (I) have been bonded or have been reserved for to the extent required by GAAP to the reasonable satisfaction of the Lessor, or (II) the enforcement of such Lien has been stayed pending such appeal or review, (f) Liens in favor of municipalities to the extent agreed to by the Required Participants, (g) Liens on the Leased Property approved by the Required Participants, and (h) any other Liens, encumbrances and other matters disclosed in the Title Policy or (ii) otherwise, the meaning provided in the Credit Agreement.

“Permitted Transferee” shall have the meaning provided in Section 6.3(b) of the Participation Agreement.

“Person” shall mean any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Authority or other entity.

“Personal Property” shall mean all of the Leased Property that does not constitute real property and in which a security interest may be created under the UCC.
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“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Property” of a Person shall mean any and all property and assets, whether real, personal, tangible, intangible, or mixed, of such Person.

“Purchase Amount” shall mean, as of any date of determination, the sum of (a) the Adjusted Lease Balance, plus (b) all accrued but unpaid Yield, plus (c) Break Amounts, if any, plus (d) without duplication, all unpaid Rent and all other sums then due and payable pursuant to the terms of the Operative Documents by the Lessee or the Lessor including, without limitation, all Supplemental Rent.

“Purchase Option” shall have the meaning provided in Section 21.1(a) of the Lease.

“Purchasing Agent” shall have the meaning given such term in Section 8.12 of the
Participation Agreement.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Participant, or any combination thereof (as the context requires).

“Recorder’s Office” shall mean the County Recorder’s Office for San Bernardino County, California.

“Recourse Deficiency Amount” shall mean the amount equal to the Recourse Deficiency Amount set forth on the Lease Supplement.

“Refinancing Indebtedness” has the meaning specified in Section 5.3(a)(xiv) of the Participation Agreement.

“Refunding Capital Stock” shall have the meaning provided in Section 5.3(b)(ii) of the Participation Agreement.

“Release” shall mean any depositing, burying, seeping, emptying, placing, releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any Hazardous Material into the Environment.

“Relevant Entity” means (a) each Lessee Party and each Subsidiary of any Lessee Party, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person means the direct or indirect (x)

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ownership of, or power to vote, twenty-five percent (25%) or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Rent” shall mean Basic Rent and Supplemental Rent, collectively.

“Rent Assignee” or “Rent Assignees” shall have the meaning given in the introductory paragraph of the Participation Agreement.

“Rent Assignment Advance” shall mean the aggregate amount funded by the Rent Assignees pursuant to Article II of the Participation Agreement and Section 1.02(b) of each Rent Assignment Agreement, net of any distributions which (a) constitute a return of the Rent Assignment Advance received by such Rent Assignee with respect thereto (other than distributions of Yield or Break Amount, if any), and (b) result in a reduction of the aggregate unpaid balance of the Rent Assignment Advances.

“Rent Assignment Agreements” shall mean each Rent Assignment Agreement dated as of the Base Term Commencement Date between the Lessor and a Rent Assignee and any Rent Assignment Agreement agreed to from time to time pursuant to a permitted assignment by a Rent Assignee.

“Rent Assignment Interests” shall have the meaning set forth in Section 2.01 of each Rent Assignment Agreement.

“Replacement Participant” shall have the meaning provided in Section 2.16(b) of the Participation Agreement.

“Replacement Rate” shall have the meaning provided in Section 2.9(b) of the Participation Agreement.

“Reportable Compliance Event” means that any Relevant Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Representatives” shall have the meaning provided in Section 9.18 of the Participation Agreement.

“Required Participants” shall mean, as of the date of determination, Participants with outstanding Rent Assignment Advances, Lessor Retained Interests and Lessor Investment (directly

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or indirectly through acquisitions of Rent Assignment Advances, Lessor Retained Interests or Lessor Investment) representing at least 50.1% of the aggregate unpaid balance of the Rent Assignment Advances, Lessor Retained Interests and Lessor Investments; provided, however, that with respect to (i) any termination, amendment, supplement, waiver or modification of, or request, direction or action under, Article IX, X, XI, XII, XIII, XXI, XXII, XXIII of the Lease, or (ii) any termination, amendment, supplement, waiver or modification of Section 2.10 of the Participation Agreement or the Rent Assignment Agreement, “Required Participants” shall mean, as of any date of determination, subject to the terms of the Rent Assignment Agreement, the Required Rent Assignees and the Lessor, voting as separate classes.

“Required Rent Assignees” shall mean, as of the date of the determination, the Rent Assignee(s) holding outstanding Rent Assignment Advances (directly or indirectly through acquisitions of Rent Assignment Advances) representing at least 50.1% of the unpaid principal amount of all Rent Assignment Advances.

“Responsible Officer” shall mean, (i) with respect to any Lessee Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of such Lessee Party, any other executive officer, including any Executive Vice President or Senior Vice President of such Lessee Party, any Vice President of any Restricted Subsidiary of such Lessee Party, any manager or the members (as applicable) in the case of any Lessee Party which is a limited liability company, and such other individuals, designated by written notice to the Administrative Agent from BLI, authorized to execute notices, reports and other documents on behalf of such Lessee Party required hereunder, and (ii) with respect to any other Person, the President or any Managing Director, Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of such Person. BLI may amend such list described in clause (i) above of individuals from time to time by giving written notice of such amendment to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Lessee Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Lessee Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Lessee Party in their capacity as an officer of such Lessee Party and not in any individual capacity.

“Resolution Authority” shall have the meaning provided in Section 9.24 of the Participation Agreement.

“Restricted Investment” shall mean any Investment that is not a Permitted Investment.

“Restricted Payment” shall have the meaning provided in Section 5.3(b) of the Participation Agreement.

“Restricted Subsidiary” shall have the meaning provided in the Credit Agreement.

“Retired Capital Stock” shall have the meaning provided in Section 5.3(b)(ii) of the Participation Agreement.

“Return Date” shall mean the Maturity Date.

“Return Option” shall have the meaning provided in Section 21.1(b) of the Lease.
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“Sale Proceeds” shall mean the gross sale proceeds from the sale of the Leased Property pursuant to Articles XVIII or XXII of the Lease minus any transfer, deed or value added tax thereon (to the extent not paid by the assignee or transferee thereof) and minus the aggregate amount of any costs or expenses incurred by the Lessee (under Article XXII but not under Article XVIII of the Lease), the Lessor and, if so referenced under Article XXII of the Lease as entitled to reimbursement from sale proceeds, any other Person (including a buyer or potential buyer) to the extent the Lessor and the Lessee have agreed to such payment of such other Person’s costs or expenses, in each case, in connection with the actions required under Article XXII of the Lease, excluding, in the case of the Lessee, any provision of Article XXII which expressly specifies that the Lessee’s costs shall not be reimbursable out of gross sale proceeds.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, His Majesty’s Treasury of the United Kingdom, the European Union or any EU member state, or (b) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“Secured Obligations” shall have the meaning provided in the Credit Agreement.

“Secured Parties” shall have the meaning provided in the Credit Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall mean Wachovia Service Corporation, a Delaware corporation.

“Senior Representative” means, with respect to any Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Similar Business” shall have the meaning provided in Section 5.3(f) of the Participation Agreement.

“Site” shall mean the parcel of land acquired by the Lessor pursuant to the Deed and subjected to the Lease as more particularly described on the Lease Supplement.

“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
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“SOFR Adjustment” shall mean 0.10% (10 basis points).

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Statements” shall have the meaning provided in Section 4.1(f) of the Participation Agreement.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Guarantor or the Lessee, as applicable.

“Supplemental Rent” shall mean any and all amounts, liabilities and obligations other than Basic Rent which the Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor or any other Person, including, without limitation and without duplication and only if and when applicable, the Purchase Amount, Break Amounts, Additional Costs, Sale Proceeds, Lessor’s Gain, and payments of Deficiency or the Recourse Deficiency Amount, and indemnities and damages for breach of any covenants, representations, warranties or agreements by the Lessee contained in the Operative Documents.
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“Survey” shall have the meaning provided in Section 2.1(h) of the Participation Agreement.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Lessee Parties or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Lessee Parties and their Restricted Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Tax” and “Taxes” shall mean any and all present or future taxes (including, without limitation, income (whether net, gross or adjusted gross), gross receipts, sales, rental, use, value added, net asset, property, real estate transfer, transfer, excise and stamp taxes), levies, imposts, duties, deductions, withholdings, (including backup withholding), assessments, fees (including, without limitation, documentation, recording, license and registration fees and public dues) or other charges imposed by any Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Term SOFR Rate” means, for any Payment Period, the interest rate per annum determined by the Administrative Agent (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for a tenor comparable to such Payment Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Payment Period. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term

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SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of the first day of each Payment Period.

“Termination Agreement” shall mean the Termination Agreement (AVDC, LLC Lease Transaction), dated as of March 15, 2023, by and among Lessee, the Guarantors, Wachovia Service Corporation, the various banks and other lending institutions which are parties thereto as lease participants and Wells Fargo Bank, National Association.

“Test Period” means, as of any date of determination, the most recently completed four (4) fiscal quarters of the Lessee Parties ended on or prior to such time (taken as one accounting period) for which financial statements have been delivered (or are required to have been delivered) to the Administrative Agent.

“Title Insurance Company” shall mean the title insurance company that has or will issue the title policies with respect to the Leased Property, which company shall be reasonably acceptable to the Lessor.

“Title Policy” shall have the meaning provided in Section 2.1(l) of the Participation Agreement.

“Transaction Costs” shall mean reasonable and properly documented out-of-pocket costs, expenses and fees incurred by the Lessee, the Agents and the Participants in connection with the consummation of the transactions contemplated by the Operative Documents, and the preparation, negotiation, syndication, execution and delivery of the Operative Documents including, without duplication, (1) the fees and expenses of Morgan, Lewis & Bockius, special counsel to Lessee and special New York counsel to the Lessee; (2) the fees and expenses of Vorys, Sater, Seymour and Pease LLP, special Ohio, Pennsylvania and Delaware counsel to the Lessee; (3) the fees and expenses of Morgan, Lewis & Bockius, special California and New York counsel to the Lessee; (4) the fees and expenses of Holland & Hart, special Nevada counsel to the Lessee, (5) the fees and expenses of Bradley, Arant, Boult, Cummings, special Alabama counsel to the Lessee, (4) the fees and expenses of Dechert LLP, special counsel to the Lessor and Rent Assignees; (5) all premiums and other fees and expenses of the Title Insurance Company with respect to its issuance of the Title Policies; (6) all fees and expenses of the Environmental Expert with respect to the Phase I environmental report and any additional work as referenced in Section 2.1(i) of the Participation Agreement, payable in accordance with the fee agreement between the Environmental Expert and the Lessor; (7) the initial and ongoing reasonable fees and expenses of the Agents and their respective counsel (which shall be limited to one primary law firm in the U.S., and one law firm in any other relevant jurisdiction, except in the case of actual or perceived conflicts of interest, in which case, such additional counsel for the affected persons); (8) all fees and expenses of the Appraiser with respect to the Appraisal payable in accordance with the fee agreement between the Appraiser and the Lessor or one of its Affiliates; (9) all taxes and search fees, recording fees and filing fees incurred in connection with lien searches and the recording, registering or filing any Operative Document, any deed, declaration, mortgage, security agreement, notice, release, discharge, termination or financing statement with any public office, registry or governmental agency; (10) all reasonable costs, expenses and fees of the surveyor engaged to survey each Site and any zoning and flood zone determination costs, expenses and fees; (11) all costs and expenses of one company engaged to advise the Participants on insurance issues arising

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in connection with the negotiation of the Operative Documents; (12) all insurance premiums, including premiums related to residual value insurance procured by the Lessor for its accounting purposes; (13) all other out-of-pocket fees and expenses of the Agents and the Lessor; and (14) all other Fees.

“UK Bail-In Legislation” shall have the meaning provided in Section 9.24 of the Participation Agreement.

“UK Financial Institution” shall have the meaning provided in Section 9.24 of the Participation Agreement.

“UK Resolution Authority” shall have the meaning provided in Section 9.24 of the Participation Agreement.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means for any period, Capital Expenditures of the Guarantor and its Restricted Subsidiaries made in cash during such period, except to the extent financed with the proceeds of Finance Lease Obligations or other Indebtedness (other than the Obligations incurred hereunder), common Equity Interests or Disqualified Stock, or casualty proceeds, condemnation proceeds, or other proceeds that would not be included in Consolidated EBITDA, less cash received from the sale of any fixed assets of the Guarantor and its Restricted Subsidiaries (including, without limitation, equipment) during such period; provided that the aggregate amount of Unfinanced Capital Expenditures during such period may not be less than zero.

“Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York except to the extent the Uniform Commercial Code of the State in which the Site is located is applicable pursuant to the Memorandum of Lease.

“Unrestricted Subsidiary” shall have the meaning provided in the Credit Agreement.

“Upfront Fee” shall have the meaning provided in Section 2.13(b) of the Participation
Agreement.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” shall mean the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time.
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“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Subsidiary” shall have the meaning provided in the Credit Agreement.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Taxes” shall mean Taxes arising under the laws of any national, municipal or local government, political subdivision or taxing Authority of the United States, foreign or any other jurisdiction imposed or collected by way of withholding (regardless of whether such taxes may also be imposed upon or collected from the recipient of a payment), and fines, interest, penalties or other additions thereto, thereon, in lieu thereof or for non-collection or in respect thereof.

“Write-Down and Conversion Powers” shall have the meaning provided in Section 9.24 of the Participation Agreement.

“Yield” shall mean with respect to each Payment Period, the Yield Rate for such Payment Period multiplied by the difference between (a) the outstanding Lease Balance less (b) the outstanding Lessor Investment.

“Yield Rate” shall mean, (a) the sum of the Term SOFR Rate for such Payment Period plus the SOFR Adjustment plus the Applicable Margin or (b) at any time that the provisions of Section 2.9(e) of the Participation Agreement shall apply to the Lease Balance, the Alternate Base Rate, plus the Applicable Margin or (c) on and following a Benchmark Replacement Date, the sum of the Benchmark Replacement, plus the Applicable Margin.
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Schedule I-A
Rent Assignee Commitments

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Schedule I-B
Lessor Investment Commitment; Lessor Retained Interest Commitment

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Schedule II
Addresses For Notice; Wire Instructions

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Schedule III
Description of Site Owned by the Lessor
Real property in the City of Apple Valley, County of San Bernardino, State of California, described as follows:
PARCEL 1 OF PARCEL MAP NO. 19645, AS SHOWN BY PARCEL MAP ON FILE IN BOOK 249, PAGES 38 AND 39, INCLUSIVE, OF PARCEL MAPS, RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA.
APN: 0463-231-07, 0463-231-08, 0463-231-60, 0463-231-10, 0463-231-26, 0463- 231-27, 0463-
231-28, 0463-231-30, 0463-231-42 and 0463-231-43

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Schedule 5.3(C)
Contractual Restrictions and Encumbrances
A-2

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EXHIBIT A
TO PARTICIPATION AGREEMENT
Form of Funding Request
________________, 2023

To:	Bankers Commercial Corporation, in its capacity as the Lessor (the “Lessor”) [Each Rent Assignee] MUFG Bank, Ltd., in its capacity as Administrative Agent (the “Administrative Agent”)
From:	AVDC, LLC, as the Lessee
Re:
Funding for $ [_________________] pursuant to the Participation Agreement dated as of [__], 2023 (as may be amended, the “Participation Agreement”), among AVDC, LLC, as the Lessee (the “Lessee”), Big Lots, Inc., as a
Guarantor, the other Guarantors party thereto, MUFG Bank, Ltd., as the
Collateral Agent, together with its successors and permitted assigns (the
“Collateral Agent”), the Administrative Agent, the Rent Assignee(s) named on Schedule I-A thereto from time to time, and the Lessor.

1.    All capitalized terms used but not defined herein shall have the meanings as set forth in Annex I of the [__], 2023, draft of the Participation Agreement.

2.    The proposed Funding Date is [__], 2023 (the “Funding Date”), provided that the Lessor and each Rent Assignee are hereby directed and authorized by the Lessee to make the Funding directly to the Escrow Agent on the proposed Funding Date, for application in accordance with Section 2.3(a) of the Participation Agreement, by wire transfer in accordance with the wire instructions of the Escrow Agent set forth on Schedule A hereto.
3.    The Lessee hereby requests that the Funding be made in an aggregate amount of $[_________________], with each Participant advancing the following amounts:

Lessor, with respect to the Lessor Investment:	$[__]

Lessor, with respect to the Lessor Retained Interest:	$[__]

[Rent Assignee], with respect to its Rent Assignment Advance:	$[__].

4.    $[_________________] of the Funding is to fund the consideration to be paid to the Seller under the Termination Agreement in order for the Lessor to acquire the Leased Property.

5.    $[_________________] of the Funding is to fund the Fees.

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6.    $[_________________] of the Funding is to fund Transaction Costs other than the Fees.

7.    The Lessee hereby certifies that (i) all necessary or advisable Governmental Actions, and all consents, approvals and authorizations of Persons, required in connection with the Overall Transaction, shall have been obtained or made and be in full force and effect and not be subject to any pending procedures or appeals, whether administrative, judicial or otherwise, except for any Governmental Action, consent, approval or authorization the failure to obtain which, or the appeal of or further procedures with respect to which, would not reasonably be expected to have a Material Adverse Effect, (ii) the proceeds of the Funding will be used solely for the purposes set forth above, (iii) the costs being funded with the Funding are as set forth in a schedule attached hereto in accordance with Section 3.1(e), and (iv) all conditions precedent to the Funding have been satisfied.

8.    The Lessee agrees that it shall pay to the Lessor and the Rent Assignees and indemnify such parties for such amounts as may be necessary to reimburse the Lessor and the Rent Assignees for any loss or expense incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lessor or the Rent Assignees to make, continue or maintain any portion of its investment in any Rent Assignment Interests, Lessor Retained Interest or Lessor Investment, as applicable, on a Term SOFR Rate basis) as a result of the Funding not being made on the Funding Date due to the Lessee cancelling or rescinding this Funding Request, or not satisfying the conditions precedent to, the Funding to the Escrow Agent and the release by the Escrow Agent thereof on the Funding Date or otherwise with respect to the actions or inactions of the Administrative Agent such that a portion of the Funding to be made by a Participant is not able, in light of internal funding procedures or otherwise, to be delivered or released on the Funding Date. Participants shall promptly notify the Lessee in writing of the amount of any claim under this paragraph, the reason or reasons therefor and the additional amount required fully to compensate such Participant for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Lessee. The indemnity set forth herein shall survive the Funding Date and the execution and delivery hereof.

9.    The undersigned requests that Transaction Costs to be reimbursed or paid to Lessee shall be sent by wire transfer in accordance with the wire instructions of the Lessee set forth in Schedule II to the Participation Agreement.

10.    The notice provisions set forth in Section 9.3 of the Participation Agreement are hereby incorporated by reference as if fully set forth herein. Any notices delivered hereunder in accordance with such Section shall be deemed validly given to such other Person.

11.    In addition, the provisions set forth in Sections 9.8, 9.10, 9.13, and 9.17 of the [__], 2023 draft of Participation Agreement shall be incorporated herein by reference.

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12.    Each addressee hereof shall be entitled to rely on this Funding Request and the undersigned agree that such addressees shall have third-party beneficiary rights, all as if such addressees were signatories hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has caused this Funding Request to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

AVDC, LLC,

By:
Name:
Title:

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Schedule A to Funding Request

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EXHIBIT B
TO PARTICIPATION AGREEMENT
FORM OF ASSIGNMENT AGREEMENT
This Assignment Agreement (this “Assignment Agreement”) is made and entered into as of ____________, _______, by and between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”).
RECITALS
A.Reference is made to the Participation Agreement, dated as of [__], 2023, by and among AVDC, LLC, an Ohio limited liability company, as the Lessee, Bankers Commercial Corporation, as the Lessor, Big Lots, Inc., as a Guarantor, the other Guarantors party thereto, MUFG Bank, Ltd., as the Collateral Agent, MUFG Bank, Ltd. as the Administrative Agent and the Rent Assignee(s) named on Schedule I-A thereto from time to time (as the same may be amended, supplemented or otherwise modified from time to time, the “Participation Agreement”). Capitalized terms used herein that are defined in the Participation Agreement shall have the meanings therein defined.
B.Pursuant to the Participation Agreement and the other Operative Documents and subject to the limitations set forth therein, (i) the Rent Assignees agreed to acquire the Rent Assignment Interests from the Lessor which are to be sold by the Lessor under each Rent Assignment Agreement and (ii) the Lessor agreed to make the Lessor Investment and the Lessor Retained Interest.
C.The Assignor’s Commitment (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) in respect of Rent Assignment Interests, Lessor Retained Interest and Lessor Investment is specified in Item 1 of Schedule I hereto. The outstanding principal amount of the Rent Assignment Interests corresponding to the Assignor’s Rent Assignment Interests and/or the outstanding principal amount of the Lessor Retained Interest and Lessor Investment of the Assignor (without, in both cases, giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) are specified in Item 2 of Schedule 1 hereto.
D.The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, (i) the portion of the Assignor’s rights and obligations under the Operative Documents and (ii) the portion of the Assignor’s Rent Assignment Interests, outstanding Lessor Retained Interest and/or Lessor Investment specified in Item 3 of Schedule 1 hereto (the “Assigned Property”).
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.Assignment
Subject to the terms and conditions set forth herein and in the Participation Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, on the date first set forth above (the “Assignment Date”), (i) all right, title and interest of the Assignor to the Assigned Property and (ii) all obligations of the Assignor under the Operative Documents. The Assignor shall at the cost and expense of the Assignee take such steps as may be necessary to fully effect legally or commercially such sale. As full consideration for the sale of the Assigned Property, the Assignee shall pay to the Assignor on the Assignment Date the purchase price agreed to between such parties (the “Purchase Price”).
2.Representations, Warranties and Confirmation.
(a)Each of the Assignor and the Assignee represents and warrants to the other that (i) it has full power and legal right to execute and deliver this Assignment Agreement and to perform the provisions of this Assignment Agreement; (ii) the execution, delivery and performance of this Assignment Agreement have been authorized by all necessary action, corporate or otherwise, and do not violate any provisions of its organizational documents or any contractual obligations or requirement of law binding on it; and (iii) this Assignment Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. The Assignor further represents to the Assignee that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor.
(b)The Assignee represents and warrants to the Assignor, the Lessee, the Administrative Agent and the Lessor that it is an Eligible Assignee or, in the case of an assignment made by the Lessor pursuant to Section 6.3(b) of the Participation Agreement, that it is a Permitted Transferee and that the conditions of assignment set forth in Section 6.3 of the Participation Agreement have been satisfied.
(c)The Assignee represents and warrants to the Lessee, upon consummation of the assignment and assumption contemplated hereby, that it will not be subject to United States federal, state or local Withholding Tax on payments of yield under the Operative Documents.
(d)    If the Assignor is the Lessor, the Assignee agrees to deliver a lessor ASC 810 confirmation letter to the Lessee.
3.Conditions Precedent
The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfillment of the conditions that the Assignor shall have (i) received payment in full of the Purchase Price, and (ii) complied with the other applicable provisions of Section 6.3 of the Participation Agreement.

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4.Notice of Assignment
The Assignor agrees to give notice of the assignment and assumption of the Assigned Property in accordance with Section 6.3(c)(A) of the Participation Agreement and hereby instructs the Administrative Agent, the Lessee and the Lessor to make all payments with respect to the Assigned Property directly to the Assignee at the applicable offices specified on Schedule 2 hereto; provided, however, that the Administrative Agent, the Lessee and the Lessor shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until (i) the Agents, the other Participants and the Lessee shall have received notice of the assignment and (ii) the Lessee shall have consented in writing thereto to the extent required by Section 6.3 of the Participation Agreement. From and after the date (the “Assignment Effective Date”) on which the Administrative Agent shall notify the Lessee and the Assignor that the requirements set forth in the foregoing sentence shall have occurred and all consents (if any) required shall have been given, (x) the Assignee shall be deemed to be a party to the Operative Documents and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided in such notice of assignment to the Administrative Agent, shall have the rights and obligations of a Rent Assignee and/or the Lessor, as applicable, under the Operative Documents, and (y) the Assignee shall be deemed to have appointed and the Agents to take such action as agent on its behalf and to exercise such powers under the Operative Documents as are delegated to the Administrative Agent or the Collateral Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto. After the Assignment Effective Date, the Administrative Agent and the Lessee shall make all payments in respect of the interest assigned hereby (including payments of principal on the Rent Assignment Interests, Lessor Retained Interest, Lessor Investment, Yield, Fees and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustment in payments under the Assigned Property for periods prior to the Assignment Effective Date hereof directly between themselves. If the Assignee is not a United States Person as defined in Section 7701(a)(30) of the Code, the Assignee (if legally entitled to do so) shall deliver to the Administrative Agent and the Lessor and the Lessee herewith the forms required by Section 7.3 of the Participation Agreement to evidence the Assignee’s complete exemption from United States withholding taxes with respect to payments under the Operative Documents. If the Assignee is a United States Person, the Assignee (if legally entitled to do so) shall deliver to the Administrative Agent and the Lessor and the Lessee herewith an Internal Revenue Service Form W-9 evidencing the Assignee’s exemption from United States backup withholding taxes and any other forms required by Section 7.3 of the Participation Agreement.
5.Independent Investigation
The Assignee acknowledges that it is purchasing the Assigned Property from the Assignor totally without recourse and, except as provided in Section 2 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Lessee in connection with its purchase of the Assigned Property. Except for the representations or warranties set forth in Section 2, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectability, yield rate, repayment schedule or

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accrual status of the Assigned Property, the legality, validity, genuineness or enforceability of the Operative Documents, or the financial condition or creditworthiness of the Lessee or any other Person. The Assignor has not and will not be acting as the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Operative Documents or this Assignment Agreement. From and after the Assignment Effective Date, except as set forth in Section 4 above, the Assignor shall have no rights or obligations with respect to the Assigned Property.
6.Consents
Pursuant to the provisions of Section 6.3 of the Participation Agreement and to the extent required thereby, the Lessee, by signing below, consents to this Assignment Agreement and to the assignment contemplated herein.
7.Method of Payment
All payments to be made by either party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.
8.Integration
This Assignment Agreement shall supersede any prior agreement or understanding between the parties (other than the Participation Agreement and the other Operative Documents) as to the subject matter hereof.
9.Counterparts
This Assignment Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns. Delivery of an executed counterpart of a signature page of any Operative Document by electronic means (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of such Operative Document. The words “executed,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf” and Docusign) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a Person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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10.Headings
Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.
11.Amendments; Waivers
This Assignment Agreement may not be amended, changed, waived or modified except by a writing executed by the parties hereto, and may not be amended, changed, waived or modified in any manner inconsistent with Section 6.3 of the Participation Agreement without the prior written consent of the Administrative Agent and the Lessee.
12.Governing Law
This Assignment Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws (except Section 5-1401 of the New York General Obligations Law).
13.Beneficiaries
    To the extent not a party hereto, the Agents, the Lessor and the Lessee shall be third party beneficiaries of this Assignment Agreement with respect to the representations and warranties applicable to such parties as set forth in Sections 2(b), (c) and/or (d) hereof.

*    *

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[NAME OF ASSIGNOR], as the Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as the Assignee

By:
Name:
Title:

Consented by1:

AVDC, LLC, as the Lessee

By:
Name:
Title:

1 To the extent required under Section 6(a) hereof.

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SCHEDULE 1
TO
ASSIGNMENT AGREEMENT,
dated as of _________, 20___,
between [Name of Assignor], as the Assignor and
[Name of Assignee], as the Assignee

Item 1	Assignor’s Commitment:

	Rent Assignment Interests	$
	Lessor Retained Interest	$
	Lessor Investment	$

Item 2	Outstanding principal amount of:

	Rent Assignment Interests	$
	Lessor Retained Interest	$
	Lessor Investment	$

Item 3	Outstanding amount of Assigned Property:

	Rent Assignment Interests	$
	Lessor Retained Interest	$
	Lessor Investment	$

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SCHEDULE 2
TO
ASSIGNMENT AGREEMENT
dated as of _________ ___, 20___,
between [Name of Assignor], as the Assignor and
[Name of Assignee], as the Assignee

DOMESTIC LENDING OFFICE

Attention:
Telephone: (___) ___-____
Telecopy: (___) ___-____

ADDRESS FOR NOTICES

Attention:
Telephone: (___) ___-____
Telecopy: (___) ___-____

WIRING INSTRUCTIONS FOR ASSIGNEE
Bank:
Account Number:
ABA Number:
Attention:
Ref:

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EXHIBIT C
TO PARTICIPATION AGREEMENT
FORM OF COMPLIANCE CERTIFICATE
To:    Bankers Commercial Corporation, as the Lessor and each Rent Assignee party to the Participation Agreement defined below
This Compliance Certificate is furnished pursuant to that certain Participation Agreement, dated as of [__], 2023, by and among AVDC, LLC, an Ohio limited liability company, as the Lessee, Bankers Commercial Corporation, as the Lessor, Big Lots, Inc. (“BLI”), as a Guarantor, the other Guarantors party thereto, MUFG Bank, Ltd., as the Collateral Agent, MUFG Bank, Ltd. as the Administrative Agent and the Rent Assignee(s) named on Schedule I-A thereto from time to time (as the same may be amended, supplemented or otherwise modified from time to time, the “Participation Agreement”). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Participation Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected ____________    of BLI;
[2.    The financial statements of BLI and its Subsidiaries delivered concurrently herewith for the quarterly accounting period ending on [    ] [_], 20[_] present fairly in all material respects the financial condition and results of operations of BLI and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;]2
[2./3.] I have no knowledge of, in each case except as set forth on Schedule I attached hereto, (i) the occurrence of any Default or Event of Default during or at the end of the accounting period covered by the financial statements delivered concurrently herewith or as of the date of this Compliance Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 4.1(f) of the Participation Agreement;
[3./4.] Except as set forth on Schedule II attached hereto, since the later of the Closing Date and the date of the last Compliance Certificate, no Lessee Party has (i) changed its name as it appears in official filings in the state or province of incorporation or organization, (ii) changed its chief executive office, (iii) changed the type of entity that it is, (iv) changed its organization identification number, if any, issued by its state or province of incorporation or other organization, or (v) changed its state of incorporation or organization;
[4./5.] [There has been no change in the list of Immaterial Subsidiaries since the later of September 21, 2022 and the date of the last Compliance Certificate.][Schedule III attached hereto lists and describes each Immaterial Subsidiary.] Each of the Immaterial Subsidiaries qualifies as an Immaterial Subsidiary and all such Subsidiaries in the aggregate do not exceed

[2] For certificate accompanying quarterly financial statements only

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the limitation set forth in clause (b) of the definition of the term “Immaterial Subsidiary” in the Credit Agreement.
[5./6.] [Schedule IV attached hereto is a calculation of the Fixed Charge Coverage Ratio for the four (4) quarter period ending on [    ] [ ], 20[_].]3
The foregoing certifications, together with the Schedules attached hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of ___________, 20__.

3 TBD.

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SCHEDULE I
Defaults and Changes to GAAP
Described below are the exceptions, if any, to paragraph [2/3] by listing, in detail, the (i) nature of the occurrence of any Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate and the action which the Lessee has taken, are taking, or propose to take with respect to the occurrence of such Default or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:
[BLI to list exceptions or state “None”]

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SCHEDULE II
Changes to Lessee Parties
[describe the exceptions, if any, to paragraph [3/4]]

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SCHEDULE III
Immaterial Subsidiaries
[BLI to describe the changes, if any, to Immaterial Subsidiaries]

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SCHEDULE IV4
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio for the trailing four (4) fiscal quarters ending on [____] [_], 20[_] (the “period”)

4 To be included only during the continuance of a Covenant Compliance Event.
[5] Consolidated EBITDA to exclude the income (or deficit) of any Person (other than a Restricted Subsidiary) in which BLI or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by BLI or such Restricted Subsidiary in the form of dividends or similar distributions.

(1)	Consolidated EBITDA [5]
	(a)	BLI’s consolidated net income on a Consolidated Basis:		$
	(b)	plus (to the extent deducted from the calculation of BLI’s consolidated net income for the period (without duplication)):
		(i)	depreciation:	$
		(ii)	amortization:	$
		(iii)	non-cash expenses related to stock based compensation:	$
(iv)	other non-cash charges, non-cash expenses, or non-cash
losses to net income (provided, however that cash payments
made in the period or in any future period in respect of such non-cash charges, expenses or losses shall be subtracted
from
consolidated net income in calculating Consolidated
			EBITDA):	$
		(v)	interest expense:	$
		(vi)	income tax expense:	$
(vii)	restructuring charges or expenses (including integration
costs, restructuring costs and severance costs related to
acquisitions and to closure or consolidation of plants,
facilities or locations and any expense related to any
reconstruction,
recommissioning or reconfiguration of fixed assets for
alternate use incurred prior to September 21, 2022 not to
			exceed $50,000,000 in the aggregate:	$
	(c)	minus:
		(i)	non-cash credits or non-cash gains (to the extent included in such calculation of consolidated net income), in each

4 To be included only during the continuance of a Covenant Compliance Event.
[5] Consolidated EBITDA to exclude the income (or deficit) of any Person (other than a Restricted Subsidiary) in which BLI or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by BLI or such Restricted Subsidiary in the form of dividends or similar distributions.

C-1

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case determined and consolidated for BLI and its Restricted Subsidiaries
	(d)	Consolidated EBITDA ((x) Line (1)(a) plus (y) the sum of Lines (1)(b)(i) through (vii) minus (z) Line (1)(c)(i)):	$
(2)	Unfinanced Capital Expenditures (i.e., Capital Expenditures of BLI
and its Restricted Subsidiaries made in cash during the period, except to the extent financed with the proceeds of Finance Lease
Obligations or other Indebtedness (other than Loans (as defined in the
Credit Agreement) incurred under the Credit Agreement), common
Equity Interests or Disqualified Stock, or casualty proceeds, condemnation proceeds, or other proceeds that would not be included in
Consolidated EBITDA, less cash received from the sale of any fixed assets of BLI and its Restricted Subsidiaries (including, without limitation, equipment) during the period (which
	amount, in aggregate, may not be less than $0 for the period):		$
(3)	the portion of taxes based on income actually paid in cash and provisions for cash income taxes:		$
(4)	Fixed Charges for the period:
(a)	all scheduled amortization payments paid or payable during the period on all Indebtedness of BLI and its Restricted Subsidiaries
(including the principal component of all obligations in respect of all
		Finance Lease Obligations):	$
	(b)	consolidated cash Interest Expense of BLI and its Restricted Subsidiaries for the period:	$
	(c)	Fixed Charges (the sum of Lines (4)(a) and (4)(b)):	$
Fixed Charge Coverage Ratio:
	(w)	Numerator: (a) Line (1)(d) minus (b) the sum of Lines (2) and (3)	$
	(x)	Denominator: Line (4)(c)	$
	(y)	FCCR: Line (w) divided by Line (x)		:1.00
	(z)	Minimum Required:	1.00	:1.00

C-2

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